SHARE PURCHASE AGREEMENT BY AND AMONG H.C. STARCK GROUP GMBH, HCST HUNGARY HOLDING VAGYONKEZELŐ KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG, OPUS HOLDCO S.À R.L. AND MATERION CORPORATION DATED AS OF SEPTEMBER 19, 2021 Exhibit 2.1

TABLE OF CONTENTS

PAGE

ARTICLE 1 CERTAIN DEFINITIONS 6

Section 1.1	Certain Definitions	6

ARTICLE 2 PURCHASE OF SHARES AND SETTLEMENT OF INTRA GROUP LOAN AGREEMENTS 25

Section 2.1	Closing; Closing Date	25
Section 2.2	Purchase Price	27
Section 2.3	Treatment of Intra Group Loan Agreements	29
Section 2.4	Special Purchase Price Adjustment	29

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES 31

Section 3.1	Organization	31
Section 3.2	Authority	31
Section 3.3	Ownership of Shares	31
Section 3.4	Consents and Approvals; No Violations	31
Section 3.5	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	32

ARTICLE 4 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY 32

Section 4.1	Organization and Qualification	33
Section 4.2	Equity Interests	33
Section 4.3	Financial Statements	33
Section 4.4	Consents and Approvals; No Violations	34
Section 4.5	Material Contracts	34
Section 4.6	Absence of Changes	36
Section 4.7	Litigation	36
Section 4.8	Permits; Compliance with Applicable Law	36
Section 4.9	Employee Plans	37
Section 4.10	Environmental Matters	38
Section 4.11	Intellectual Property Rights	39
Section 4.12	Labor Matters	40
Section 4.13	Insurance	40
Section 4.14	Tax Matters	40
Section 4.15	Brokers	42
Section 4.16	Real Property	42
Section 4.17	Transactions with Affiliates	43
Section 4.18	Material Customers and Suppliers	43
Section 4.19	Compliance with Anti-Corruption Laws and Sanctions	43
Section 4.20	No Undisclosed Liabilities	43
Section 4.21	Title to Assets; Condition and Sufficiency of Assets	43
Section 4.22	Inventory	44
Section 4.23	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	44

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ii ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER ................................................. 44 Section 5.1 Organization ........................................................................................................ 45 Section 5.2 Authority .............................................................................................................. 45 Section 5.3 Consents and Approvals; No Violations .............................................................. 45 Section 5.4 Brokers ................................................................................................................. 46 Section 5.5 Financing ............................................................................................................. 46 Section 5.6 Solvency .............................................................................................................. 46 Section 5.7 Sanctions .............................................................................................................. 47 Section 5.8 Acknowledgment and Representations by Buyer ................................................ 47 ARTICLE 6 COVENANTS ....................................................................................................................... 48 Section 6.1 Pre-Closing Reorganization ................................................................................. 48 Section 6.2 Conduct of Business of the Company .................................................................. 50 Section 6.3 Tax Matters .......................................................................................................... 53 Section 6.4 Access to Information .......................................................................................... 55 Section 6.5 Efforts to Consummate; Regulatory Filings ........................................................ 56 Section 6.6 Indemnification; Directors’ and Officers’ Insurance ........................................... 58 Section 6.7 Insurance .............................................................................................................. 58 Section 6.8 Employee Benefits Matters .................................................................................. 58 Section 6.9 RWI Policy .......................................................................................................... 60 Section 6.10 Termination of Certain Contracts ........................................................................ 60 Section 6.11 Exclusivity ........................................................................................................... 61 Section 6.12 Confidentiality ..................................................................................................... 61 Section 6.13 Non-Competition and Non-Solicitation ............................................................... 62 Section 6.14 Use of Names ....................................................................................................... 62 Section 6.15 The Seller Parties’ Financing Cooperation .......................................................... 63 Section 6.16 Buyer’s Financing Cooperation ........................................................................... 64 Section 6.17 Pending Payments ................................................................................................ 65 Section 6.18 Company Registered IP ....................................................................................... 65 ARTICLE 7 CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS ................................. 66 Section 7.1 Conditions to the Obligations of Buyer and the Seller Parties ............................ 66 Section 7.2 Other Conditions to the Obligations of Buyer ..................................................... 66 Section 7.3 Other Conditions to the Obligations of the Seller Parties .................................... 66 ARTICLE 8 TERMINATION .................................................................................................................... 67 Section 8.1 Termination .......................................................................................................... 67 Section 8.2 Effect of Termination ........................................................................................... 68 Section 8.3 Break Fee ............................................................................................................. 68 Section 8.4 Special Reimbursement Payment for Lease Extension........................................ 69 ARTICLE 9 SURVIVAL; INDEMNIFICATION...................................................................................... 69 Section 9.1 Survival of Representations and Warranties and Certain Covenants and Indemnities .......................................................................................................... 69 Section 9.2 Indemnification by Seller ..................................................................................... 69

iii Section 9.3 Indemnification by Buyer .................................................................................... 70 Section 9.4 Limitations on Indemnification ........................................................................... 70 Section 9.5 Calculation of Losses; Mitigation and Insurance ................................................. 70 Section 9.6 Indemnification Procedures ................................................................................. 71 Section 9.7 Payment ............................................................................................................... 72 Section 9.8 Exclusive Remedy ............................................................................................... 72 Section 9.9 Characterization of Indemnification Payments .................................................... 73 Section 9.10 Amount of Losses ................................................................................................ 73 Section 9.11 Release of Escrow Funds ..................................................................................... 73 ARTICLE 10 MISCELLANEOUS ............................................................................................................ 73 Section 10.1 Entire Agreement; Assignment ............................................................................ 73 Section 10.2 Notices ................................................................................................................. 74 Section 10.3 Governing Law .................................................................................................... 76 Section 10.4 Fees and Expenses ............................................................................................... 76 Section 10.5 Press Releases and Announcements .................................................................... 77 Section 10.6 Construction; Interpretation ................................................................................. 77 Section 10.7 Exhibits and Schedules ........................................................................................ 78 Section 10.8 Parties in Interest ................................................................................................. 78 Section 10.9 Severability .......................................................................................................... 78 Section 10.10 Amendment .......................................................................................................... 78 Section 10.11 Extension; Waiver................................................................................................ 78 Section 10.12 Counterparts ......................................................................................................... 79 Section 10.13 Knowledge of Seller ............................................................................................ 79 Section 10.14 WAIVER OF JURY TRIAL ................................................................................ 79 Section 10.15 Arbitration; Jurisdiction for Financing Sources ................................................... 79 Section 10.16 Remedies .............................................................................................................. 80 Section 10.17 No Offset ............................................................................................................. 81 Section 10.18 Non-Recourse ...................................................................................................... 81 Section 10.19 Legal Representation ........................................................................................... 81 Section 10.20 Time of Essence ................................................................................................... 82 Section 10.21 Liability of Financing Sources ............................................................................. 82 Section 10.22 Currency Adjustments ......................................................................................... 82 Section 10.23 Further Assurances .............................................................................................. 82 EXHIBITS Exhibit A – Accounting Principles and Example Statement of Net Debt and Example Statement of Net Working Capital Exhibit B – RWI Conditional Binder Exhibit C – Form of Transition Services Agreement Exhibit D – Form of Carve-Out SPA Exhibit E – Form of Carve-Out Asset Agreement Exhibit F – Form of Tolling Agreement Exhibit G – Form of Purchase and Sale Agreement Exhibit H – Form of Patent License Agreement

iv SCHEDULES Schedule I – Carve-Out Entities Schedule II – Stock Power Disclosure Schedules

5 SHARE PURCHASE AGREEMENT THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of September 19, 2021, is made by and among Materion Corporation, an Ohio Corporation (“Buyer”), and HCST Hungary Holding Vagyonkezelő Korlátolt Felelősségű Társaság, a limited liability company organized under the laws of Hungary (having its registered seat at 1021 Budapest, Bölöni György u. 22 and registered under registration number 01-09-877418) (“Seller”), H.C. Starck Group GmbH, limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) organized under the laws of Germany (having its registered seat in Munich, Germany, and registered with the commercial register of the local court of Munich (Amtsgericht München), under registration number HRB 257706 (“Intragroup Loan Party”), and Opus HoldCo S.à r.l., a limited liability company (Société à responsabilité limitée) incorporated under the laws of Luxembourg and registered with the Luxembourg Registre de Commerce et des Sociétés under no. B204664 (“Parent”). Each of Buyer, Seller, Intragroup Loan Party and Parent are referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Article 1. WHEREAS, Seller owns 100% of the outstanding shares of common stock of H.C. Starck Inc., a Delaware corporation (the “Company”); WHEREAS, the Company is engaged in the development, production, manufacturing, procurement, processing, sale, distribution, design, marketing, supply, commercialization, sourcing and recycling of tantalum and niobium, including any alloys thereof, in all forms and for all purposes at the Leased Real Property and the Owned Real Property or otherwise through the Business Employees, third- party co-producers and service providers and as otherwise reflected in the Business Financial Statements (collectively, the “Business”); WHEREAS, Parent is engaged in certain businesses other than the Business, indirectly through the Company and the Carve-Out Entities (the “Excluded Business”); WHEREAS, the Company owns equity interests in the entities identified on Schedule I hereto (including the Remain Co(s) referenced in Section 6.1(b), the “Carve-Out Entities” and each a “Carve-Out Entity”; and the shares held by the Company in any Carve-Out Entity, collectively and individually, as the context requires, the “Carve-Out Shares”); WHEREAS, prior to the Closing, Parent will effect a reorganization by way of carve-outs pursuant to the terms of this Agreement and certain ancillary agreements as set forth in more detail in this Agreement and the applicable ancillary agreements (the “Reorganization”); WHEREAS, contemporaneously or prior to the date of this Agreement, and upon request of Buyer, the Company has entered into a lease amendment in regards to the lease of the portion of the Leased Real Property known as “Buildings 2, 3 and 4,” which lease amendment provides for the extension of the term of such lease by three years (the “Lease Extension”); WHEREAS, Buyer desires to acquire from Seller, and Seller desire to sell to Buyer, the Shares pursuant to the terms and subject to the conditions set forth in this Agreement (the “Purchase”); WHEREAS, upon consummation of the Purchase, Buyer will own, directly or indirectly, 100% of the issued and outstanding equity interests of the Company; and WHEREAS, all intra group loan agreements to which the Company is a party are intended to be treated as set forth in more detail in this Agreement.

6 NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE 1 CERTAIN DEFINITIONS Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below. “Accounting Firm” has the meaning set forth in Section 2.2(b)(ii). “Accounting Principles” means the methods, practices, principles, policies and procedures, classifications, judgments and valuation and estimation methodologies (including with respect to the calculation of reserves and accruals) set forth in Exhibit A, in each case, in accordance with IFRS unless otherwise stated. Exhibit A also includes the Example Statement of Net Debt and the Example Statement of Net Working Capital applying the Accounting Principles. “Acquisition Proposal” has the meaning set forth in Section 6.11. “Action” means any action, suit, proceeding, or arbitration, in each case, that is by or before any Governmental Entity, of any nature, whether civil, criminal, administrative or otherwise, whether at law or in equity. “Actual Purchase Price Adjustment” means an amount, which may be a negative number, equal to (x) the Purchase Price as finally determined pursuant to Section 2.2(b), minus (y) the Estimated Purchase Price. “Affiliate” means, with respect to any Person, any other Person who, from time to time, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, that for the purposes of this Agreement, none of the indirect or direct shareholders of Parent nor their respective Affiliates, other than the direct or indirect Subsidiaries of Parent, shall be considered Affiliates of Intra Group Loan Party, Seller, and/or any of their respective Subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. “Affiliate Contract” has the meaning set forth in Section 4.17. “Agreement” has the meaning set forth in the Preamble. “Ancillary Documents” means the documents or agreements to be entered into in connection with the Transactions, including the Carve-Out SPAs, the Carve-Out Asset Agreements, the Escrow Agreement, the Transition Services Agreement, the Tolling Agreement, the Purchase and Sale Agreement, the Patent License Agreement and any other agreement contemplated by this Agreement or any of the Ancillary Documents. “Anti-Corruption Laws” means all Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended. “Audited Financial Statements” has the meaning set forth in Section 4.3.

7 “Break Fee” has the meaning as set forth in Section 8.3. “Business” has the meaning set forth in the Recitals. “Business Balance Sheet Date” has the meaning set forth in Section 4.3. “Business Day” means any day, other than a Saturday or Sunday, or other day on which commercial banks located in either New York City or London, England or Munich, Germany are authorized or required by Law to be closed, and, if the term Business Day is used in relation or reference to any due dates for payments, the location in which the respective designated bank account is located into which such payment is to be made. It is agreed that notwithstanding anything to the contrary in the foregoing, November 1, 2021 and December 1, 2021 shall in any event be considered as a Business Day. “Business Employees” means all employees and independent contractors of the Company and the Carve-Out Entities who are listed on Section 1.1(a) of the Disclosure Schedules, as updated pursuant to Section 6.8(a). “Business Financial Statements” has the meaning set forth in Section 4.3. “Buyer” has the meaning set forth in the Preamble. “Buyer Carve-Out Adjustment Claim” has the meaning set forth in Section 2.4(c)(i). “Buyer Indemnified Parties” means Buyer and each of its Affiliates and the directors, managers, officers, members, shareholders, employees, agents, successors and assigns of each of the foregoing Persons. “Buyer Statutory Approvals” has the meaning set forth in Section 5.3. “Carve-Out Asset Agreements” has the meaning set forth in Section 6.1(b). “Carve-Out Asset Closing” has the meaning set forth in Section 6.1(b). “Carve-Out Buyer” has the meaning set forth in Section 2.4(b). “Carve-Out Buyer Post-Closing Adjustment PP Payment Claim” has the meaning set forth in Section 2.4(c). “Carve-Out Employees” means all employees and independent contractors of the Company transferred to a RemainCo pursuant to any Carve-Out Asset Agreement or pursuant to Section 6.8(a) hereof. “Carve-Out Entities ” has the meaning set forth in the Recitals. “Carve-Out Items” means all assets, liabilities and Contracts sold, assumed or otherwise transferred under any Carve-Out SPA or Carve-Out Asset Agreement. “Carve-Out Shares” has the meaning set forth in the Recitals. “Carve-Out SPA Closing” has the meaning set forth in Section 6.1(a). “Carve-Out SPAs” has the meaning set forth in Section 6.1(a).

8 “Cash and Cash Equivalents” means, as of the Effective Time, the sum of all cash and cash equivalents (including checks, bank deposits and the fair market value of marketable securities and short- term investments and excluding the Pending Payments to the extent outstanding as of the Effective Time) of the Company (after giving effect to the Reorganization), including the amounts of any received but uncleared checks, drafts and wires issued prior to such time, less the amounts of any outstanding checks or transfers at such time, in each case, calculated in accordance with the Accounting Principles and the Example Statement of Net Debt. Notwithstanding anything to the contrary contained herein, in no event (i) shall “Cash and Cash Equivalents” be included in the amount of current assets with respect to Net Working Capital or (ii) any Carve-Out Items be included in Cash and Cash Equivalents. “Claim Notice” means the written notification pursuant to Section 9.6(a) of a Third Party Claim as to which indemnity under Article 9 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying in reasonably sufficient detail the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim against the Indemnifying Party under Section 9.6(a), together with the amount or the estimated amount of damages sought in connection therewith to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third Party Claim), any other remedy sought in connection therewith and any relevant time constraints relating thereto. “Closing” has the meaning set forth in Section 2.1(a). “Closing Date” has the meaning set forth in Section 2.1(a). “Code” has the meaning set forth in Section 4.9(c). “Coldwater Facility” means all land, buildings, structures, improvements, fixtures and other interests in real property, including easements and other rights appurtenant thereto, owned in fee by the Company and commonly known as 460 Jay Street, Coldwater, Michigan. “Company” has the meaning set forth in the Recitals. “Company Intellectual Property Rights” has the meaning set forth in Section 4.11(a)(ii). “Company Post-Closing Adjustment PP Payment Claim” has the meaning set forth in Section 2.4(b). “Company Registered Intellectual Property Rights” has the meaning set forth in Section 4.11(b). “Confidentiality Agreement” means the confidentiality agreement executed on behalf of Materion Corporation on March 17, 2021 in respect of the Transactions. “Continuing Ancillary Contract” has the meaning set forth in Section 4.5(a)(xii). “Contract” means any agreement, contract, subcontract, lease, license, sublicense or other legally binding commitment or undertaking, in each case, whether written or oral. “Copyrights” has the meaning set forth in Section 4.11(a)(i). “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester or any other Law, rule, regulation, order, judgment, decree, action, directive

9 or guidelines, in each case by any Governmental Entity in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act. “Cut-off Date” means the date that is four (4) Business Days prior to Closing Date. “Debt Commitment Letter” means the executed copy of the debt commitment letter between Buyer and JPMorgan Chase Bank, N.A., dated as of the date hereof, together with all annexes, exhibits and schedules thereto, as delivered by Buyer to Seller, and as amended, supplemented or replaced in compliance with this Agreement. “Debt Financing Documents” means the definitive agreements related to the Financing. “Disclosure Schedules” means the disclosure schedules referred to in this Agreement and delivered pursuant to this Agreement (which include the “Schedules” referenced in Article 3, Article 4 and Article 5 and elsewhere in this Agreement). “Dispute” means any dispute, controversy or disputed claim of whatever nature that arises under, out of or in connection with or relating to this Agreement, any Ancillary Documents, any certificate delivered hereunder or the Transactions, including any dispute regarding the existence, validity or termination or any non-contractual obligations arising out of or in connection with this Agreement. “Dispute Notice” has the meaning set forth in Section 2.2(b)(ii). “Disputed Items” has the meaning set forth in Section 2.2(b)(ii). “E-Beam Contract” means that certain Equipment Supply Contract for the Purchase and Sale of One (1) Electron Beam Melting Furnace Type: EB 3/100/2400 (3x 800kW guns), dated as of June 4, 2021, by and between ALD Vacuum Technologies North America, Inc. and H.C. Starck Inc. and any purchase orders placed thereunder. “Effective Time” means (a) 11:59 pm New York City time on (i) the day immediately preceding the Closing Date or (ii) if the Closing Date is the first Business Day in January, 2022 (i.e., January 3, 2022), the last Business Day in December 2021 (i.e., December 31, 2021) (it being understood that in this circumstance, the Parties will negotiate in good faith to effect a “locked box” arrangement for the time period from January 1, 2022 to Closing), except in each case with respect to the calculation of amounts referenced in clauses (v) and (vi) of the definition of “Indebtedness”, and (b) the Closing Date, with respect to the calculation of amounts referenced in clause (v) and (vi) of the definition of “Indebtedness”. “Employee Benefit Plan” means (i) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), (ii) each other severance, salary continuation, change in control, transaction, retention, employment, incentive, bonus, stock option, stock purchase, equity-based, retirement, pension, welfare benefit, redundancy, profit sharing or deferred compensation plan, program, policy or Contract and (iii) each other employee benefit plan, program or arrangement, in each case in respect of the Business Employees or any present or former employees, directors, officers, shareholders, consultants, or independent contractors of the Company or that the Company maintains, sponsors or contributes to or with respect to which the Company has any liability, other than any plan, program or arrangement sponsored, maintained or administered by a Governmental Entity or a Multiemployer Plan. “Enterprise Value” means $380,000,000.

10 “Environment” means soil, surface waters, groundwater, drinking water, land, stream sediments, natural resources, surface or subsurface strata, ambient air or indoor air. “Environmental Condition” means any presence or Release of any Hazardous Materials on, in, under or from (i) the Leased Real Property and the Owned Real Property existing as of or prior to Closing, (ii) any property previously owned, leased or operated for the Business or by the Company or any of its predecessors to the extent such presence or Release existed at the time of such ownership, lease or operation, or (iii) any other real property at which any Hazardous Material generated by the operation of the Business or the Company or any of its predecessors prior to Closing has been treated, stored or disposed of, or has otherwise come to be located, which in each case of (i), (ii) or (iii) requires or shall require investigation, cleanup, remediation or any other type of response or corrective action by the Company or the Business, or otherwise results in liability to the Company or the Business, pursuant to any Environmental Law. “Environmental Laws” means any applicable Laws relating to: public or workplace health and safety with respect to exposure to Hazardous Materials; protection of the Environment; Releases or threats of Releases of Hazardous Materials; the presence, storage, use, treatment, transportation, management, handling, generation, production, manufacture, importation, exportation, sale, distribution, labeling, recycling, processing, testing, control or cleanup of Hazardous Materials (or products containing Hazardous Materials); or injury or harm to persons relating to exposure to Hazardous Materials. “Equivalent Terms” has the meaning set forth in Section 6.8(a). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Escrow Account” has the meaning set forth in Section 2.1(d)(ii). “Escrow Agent” means GS Bank USA or such other escrow agent as is mutually agreed between Buyer and Seller. “Escrow Agreement” means the escrow agreement among Buyer, Seller and the Escrow Agent in a form reasonably acceptable to Buyer and Seller. “Escrow Amount” means $11,400,000. “Escrow Funds” means the Escrow Amount together with any interest or other amounts earned thereon and less any disbursements (including negative interest) therefrom in accordance with this Agreement and the Escrow Agreement. “Estimated Purchase Price” has the meaning set forth in Section 2.2(a). “Euclid Facility” means all land, buildings, structures, improvements, fixtures and other interests in real property, including easements or other rights appurtenant thereto, owned in fee by the Company and commonly known as 21801 Tungsten Road, Euclid, Ohio. “Example Statement of Net Debt” means the example statement of Net Debt as included in the line items marked as “Funded Indebtedness” and/or “Cash” in Schedule 3 attached to Exhibit A hereto. “Example Statement of Net Working Capital” means the example statement of Net Working Capital as included in the line items marked as “Net Working Capital” in Schedule 3 attached to Exhibit A hereto.

11 “Excluded Business” has the meaning set forth in the Recitals. “Factoring Agreement” means the Factoring Agreement, dated November 16, 2020, between the Company and Sterling National Bank, as amended pursuant to that certain amendment dated June 29, 2021. “Final Allocation Schedule” has the meaning set forth in Section 6.1(e). “Financial Indebtedness” shall mean (a) any monetary indebtedness for borrowed money, (b) any monetary obligations evidenced by bonds, debentures, notes or other similar instruments, and (c) any monetary obligations in the nature of accrued fees, interest, premiums or penalties in respect of any of the foregoing. “Financial Statements” has the meaning set forth in Section 4.3. “Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter. “Financing Conditions” means the conditions precedent to obtaining the financing set forth in the Debt Commitment Letter. “Financing Sources” means the Persons that have committed to provide or arrange any portion of the Financing or have otherwise entered into any commitment letter, engagement letter, credit agreement or other agreement in connection with the Financing, including the agents, arrangers and lenders that are parties to the Debt Commitment Letter (including the agents, arrangers and lenders party to any joinder agreements, or any similar agreements pursuant to which the Debt Commitment Letter is modified solely to add agents, arrangers, lenders or similar entities as parties thereto who had not executed the Debt Commitment Letter as of the date hereof, entered into in connection therewith), together with their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives and their respective permitted successors and assigns. “Foreign Antitrust Laws and other Relevant Laws” means any applicable antitrust or other competition Laws of any non-U.S. jurisdictions and any other relevant Laws applicable in respect of any Required Approvals. “Fraud” means, with respect to each Seller Party, such Seller Party’s actual and intentional misrepresentation; provided, however, that such actual and intentional misrepresentation shall only be deemed to exist if such Seller Party makes a knowing and intentional misrepresentation of a material fact with the intent that the Buyer rely on such fact, coupled with Buyer’s detrimental reliance on such fact (and does not include any fraud claim based on constructive knowledge, negligent misrepresentation, recklessness or a similar theory). “Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization), Section 3.2 (Authority), Section 3.3 (Ownership of Shares), Section 4.1 (Organization and Qualification), Section 4.2 (Equity Interests), Section 4.15 (Brokers), Section 5.1 (Organization), Section 5.2 (Authority), Section 5.3 (Consents and Approvals; No Violations), Section 5.4 (Brokers) and Section 5.6 (Solvency). “Funded Indebtedness” means the Indebtedness as of the Effective Time calculated in accordance with Accounting Principles and in any event including only such liabilities to the extent that such liabilities

12 are of the type and kind included in a line item marked as “Funded Indebtedness” in the Example Statement of Net Debt (but including in any event the Notified Loan Payable Amount). “GAAP” means U.S. generally accepted accounting principles and practices, consistently applied. “Governing Documents” means the legal document(s), together with all amendments thereto, by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation. “Government Contract” means any Contract, including any prime contract, subcontract, letter contract, purchase order or delivery order, (i) between the Company and any Governmental Entity or (ii) to Seller’s knowledge, between the Company, as a subcontractor at any tier, and any other Person, including resellers and distributors, in connection with any Contract with a Governmental Entity. “Governmental Entity” means any domestic or foreign (i) federal, national, supranational, state, local, municipal, or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal. “Governmental Official” means any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization. “Hazardous Material” means any substance, material, or waste which is regulated or could give rise to liability under any Environmental Law due to its potentially hazardous, toxic, dangerous, harmful or otherwise deleterious characteristics or qualities, including any (a) asbestos or asbestos-containing materials, (b) petroleum or petroleum-containing or petroleum-derived materials; (c) radiation or radioactive materials; (d) polychlorinated biphenyls; (e) per- and polyfluoroalkyl substances; and (f) any material, substance, or waste which is defined as a “hazardous waste,” “hazardous material,” “regulated substance,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “pollutant,” “toxic waste,” “toxic substance” or similar term under any Environmental Law. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “ICC” has the meaning set forth in Section 10.15(a). “IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board in effect from time to time and as adopted by the European Union. “Indebtedness” means without duplication, the outstanding principal amount of, accrued and unpaid interest on, and other recurring payment obligations (including, with respect to items (i), (ii) and (iii), breakage, prepayment or other premium, and any other amounts that would become payable in connection with the prepayment thereof and decreased by any mark-to-market gain or increased by any mark-to-market loss on any interest rate, currency or other hedging agreements or derivative instruments) arising under, any obligations of the Company (after giving effect to the Reorganization) consisting of

13 (i) Financial Indebtedness; (ii) indebtedness issued in substitution or exchange for borrowed money or for the deferred purchase price of property or services (including obligations under leases required to be capitalized under IFRS, applied on a consistent basis), but excluding any trade payables and accrued expenses arising in the ordinary course of business; (iii) obligations for the reimbursement of any obligor on any letter of credit to the extent such letter of credit has been drawn upon; (iv) obligations in the nature of guarantees of the obligations of other Persons of the type referred to in clauses (i) through (iii) above; (v) an amount (which may be negative, but not negative with respect to any particular Tax in any particular taxing jurisdiction) equal to (A) any amounts that would be properly accrued as current liabilities for income Taxes (it being understood that these amounts that would be properly accrued will include accruals for any anticipated Reorganization Taxes) minus (B) the amount of prepaid income Taxes (including overpayments of estimated income Taxes) and current assets for income Taxes, in each case, on the consolidated balance sheet of the Company as of the Closing Date and after taking into account any Tax deductions or Tax credits as of the Closing Date (including any Transaction Tax Deductions); and (vi) an amount equal to the remaining deferred income Tax liability of the Company under Section 965 of the Code and the employer portion of any payroll Taxes that the Company has elected to defer from a Pre-Closing Tax Period to a taxable period beginning on or after the Closing Date pursuant to Section 2302 of the CARES Act, each as set forth on Section 1.1(b) of the Disclosure Schedules and, in each case, discounted at a 2.25% rate from the due dates for payment of such amounts to the Closing (assuming, in the case of any deferred income Tax liability of the Company under Section 965 of the Code, that such liability is not accelerated under Section 965(h)(3) of the Code). Notwithstanding the foregoing, “Indebtedness” shall not include any (x) deferred revenue, (y) obligations under operating leases or leases not otherwise required to be capitalized under IFRS or (z) undrawn letters of credit. For the avoidance of any doubt, Indebtedness shall include the Notified Loan Payable Amount. Notwithstanding anything to the contrary contained herein, in no event shall any obligations or liabilities pursuant to any Ancillary Documents, Carve-Out Items, Transaction Expenses or items reflected in the calculation of Net Working Capital be included in Indebtedness. “Indemnified Party” means any Person asserting a claim for indemnification under any provision of Article 9. “Indemnified Persons” has the meaning set forth in Section 6.6(a). “Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article 9. “Insurance Policies” has the meaning set forth in Section 4.13. “Intellectual Property Rights” has the meaning set forth in Section 4.11(a)(i). “Internal Financing Status Notice” has the meaning set forth in Section 2.3(b). “Intra Group Loan Agreement” means any loan agreement existing from time to time after the date hereof between the Company (as lender or borrower), on the one hand, and the Intragroup Loan Party or any Affiliate of the Intragroup Loan Party (including Parent, Seller and any Carve-Out Entity), on the other hand (as borrower or lender). “Intragroup Loan Party” has the meaning set forth in the Preamble. “IT Systems” means software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology of the Company, and that are material to the conduct of the Business.

14 “Key Customers” has the meaning set forth in Section 4.18(a). “Key Suppliers” has the meaning set forth in Section 4.18(b). “Law” means any statute, law, common law, ordinance, code, rule or regulation, as each may be amended from time to time, of any Governmental Entity. “Leased Real Property” means all land, buildings, structures, improvements, fixtures and other interests in real property, including easements and other rights appurtenant thereto, in or to which the Company has any leasehold or subleasehold estate and/or any other rights to use or occupy such real property and commonly known, collectively as 56 Christina Street, Newton, Massachusetts and 149 Charlemont Street, Newton, Massachusetts. “Lease Extension” has the meaning set forth in the Recitals. “Leases” means with respect to Leased Real Property, all leases, subleases and other agreements (written or oral) pursuant to which the Company holds its leasehold or subleasehold (as applicable) interest in such Leased Real Property, as the same may be amended, modified or supplemented. “Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge, hypothecation, infringement, deed of trust, deed to secure debt, charge, encroachment, easement, right of first refusal, option, restriction on transfer, defect in title, voting agreement or any other restriction of a similar kind or similar nature in or on any asset (including equity or security interests of any Person held by another Person), property or property interest. “Losses” has the meaning set forth in Section 9.2. “Material Adverse Effect” means any effect, event, occurrence, condition, circumstance, or change that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect upon the condition (financial or otherwise), assets, business or results of operations of the Company (after giving effect to the Reorganization) or the Business; provided, however, that none of the following (or the results thereof) shall be taken into account, either alone or in combination, in determining whether a Material Adverse Effect has occurred: (i) economic, banking, currency or capital market conditions, (ii) any political conditions, including acts of war, declared or undeclared, outbreaks or escalations of hostilities, or acts or threats of terrorism, (iii) changes in IFRS or similar accounting standards, (iv) changes in any Laws including the interpretation or enforcement thereof, (v) any change that is generally applicable to the industries or markets in which the Business operates, (vi) the announcement of the Transactions (including by reason of the identity of Buyer) or any communication by Buyer or any of its Affiliates regarding their respective plans or intentions with respect to the Business, and including the impact thereof on relationships with customers, vendors, partners or employees, (vii) any effects or consequences of any epidemic, pandemic or disease outbreak (including any coronavirus) or any civil protests, riots or other civil unrest or (viii) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded by this clause (viii)); provided, that, with respect to a matter described in any of the foregoing clauses (i), (ii), (iii), (iv), (v), and (vii) such matter shall only be excluded to the extent that such matter does not have a disproportionate effect on the Company (after giving effect to the Reorganization) or the Business, relative to other comparable businesses and entities operating in the industries and markets in which the Company (after giving effect to the Reorganization) or the Business operates. “Material Contracts” has the meaning set forth in Section 4.5(a).

15 “Material Permit” has the meaning set forth in Section 4.8. “Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA. “Net Working Capital” means the aggregate amount of the current assets of the Company less the aggregate amount of the current liabilities of the Company (in each case, after giving effect to the Reorganization), calculated in accordance with Accounting Principles and in any event including only such current assets and current liabilities to the extent that such assets and liabilities are of the type and kind included in in a line item marked as “Net Working Capital” the Example Statement of Net Working Capital. Notwithstanding anything to the contrary contained herein, in no event shall “Net Working Capital” include any amounts with respect to (i) income or deferred Tax assets or liabilities, Cash and Cash Equivalents, Transaction Expenses or Funded Indebtedness, (ii) the “tail” policy pursuant to and in accordance with Section 6.6(b), (iii) any obligations or liabilities pursuant to any Ancillary Documents or Carve-Out Items or (iv) any Pending Payments. For the avoidance of doubt, any impact of IFRS 16 (Leases) shall be excluded from the calculation of Net Working Capital. “Net Working Capital Adjustment” means (i) the amount by which Net Working Capital as of the Effective Time exceeds $ 55,100,000 or (ii) the amount by which Net Working Capital as of the Effective Time is less than $ 55,100,000, in each case, if applicable; provided that any amount which is calculated pursuant to clause (ii) above shall be deemed to be a negative number. “New Plans” has the meaning set forth in Section 6.8(b). “Non-Recourse Parties” has the meaning set forth in Section 10.18. “Non-US Employees” has the meaning set forth in Section 6.8(a). “Notified Loan Payable Amount” has the meaning set forth in Section 2.3(b). “Owned Real Property” means all land, buildings, structures, improvements, fixtures and other interests in real property, including easements or other rights appurtenant thereto, owned in fee by the Company and commonly known, collectively as 45 Industrial Place, Newton, Massachusetts, 33 Industrial Place, Newton, Massachusetts and 50 Industrial Place, Newton, Massachusetts. “Parent” has the meaning set forth in the Preamble. “Party” and “Parties” has the meaning set forth in the Preamble. “Patents” has the meaning set forth in Section 4.11(a)(i). “Patent License Agreement” means that patent license agreement in the form attached as Exhibit H, with such changes as are made in accordance with Section 6.1, to be entered into by and between the parties designated therein prior to or as of the Closing. “Permitted Liens” means (i) mechanic’s, materialmen’s, suppliers’, carriers’, repairers’ and other Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith, (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS, (iii) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar matters affecting title to any property and other title defects) that do not materially interfere with the Company’s

16 present and, as of the date hereof, anticipated uses or the occupancy of such real property in furtherance of the operation of the Business, (iv) zoning, building codes and other land use Laws regulating the use or occupancy of any real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the Business, (v) matters that would be disclosed by an accurate survey or inspection of any real property, (vi) any right, interest, Lien or title of a lessor or sublessor under any lease or other similar agreement or in the property being leased, and (vii) any Lien that is released on or prior to the Closing including pursuant to the Release Letters. “Pending Payments” means each item set forth on Section 1.1(c) of the Disclosure Schedules. “Person” means an individual (including any Governmental Official), partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity (including any Governmental Entity), whether or not a legal entity. “Pre-Closing Factored A/R” has the meaning set forth in Section 6.10. “Pre-Closing Straddle Period” has the meaning set forth in Section 6.3(d). “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date. “Proposed Allocation Schedule” has the meaning set forth in Section 6.1(e). “Proposed Closing Date Calculations” has the meaning set forth in Section 2.2(b)(i). “Purchase” has the meaning set forth in the Recitals. “Purchase and Sale Agreement” means that purchase and sale agreement in the form attached as Exhibit G, with such changes as are made in accordance with Section 6.1, to be entered into by and between the Company and Coldwater Facility Holding, LLC, together with its affiliates H.C. Starck Ltd., H.C. Starck Hermsdorf GmbH, and H.C. Starck Specialty Materials (Taicang) Company Ltd. prior to or as of the Closing. “Purchase Price” means (i) Enterprise Value, minus (ii) Funded Indebtedness, plus (iii) Cash and Cash Equivalents, plus (iv) any Net Working Capital Adjustment (which may be a negative number), and minus (v) Transaction Expenses, in each case, as measured on the date and time specified in, and finally determined pursuant to Section 2.2(b). “Registered Intellectual Property Rights” has the meaning set forth in Section 4.11(a)(iii). “Regulatory Termination Event” has the meaning set forth in Section 8.3. “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, depositing or dumping of a Hazardous Material on or into the Environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material). “Release Letters” has the meaning set forth in Section 2.1(c)(i). “Relevant CoC Event” has the meaning set forth in Section 6.1(c)(ii).

17 “Remain Co” has the meaning set forth in Section 6.1(b). “Remaining Intra Group Loan Agreement” has the meaning set forth in Section 2.3(a). “Remedial Action” has the meaning set forth in Section 6.5(c). “Reorganization” has the meaning set forth in the Recitals. “Reorganization Taxes” has the meaning set forth in Section 6.3(b). “Representatives” means, with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, officers, employees, members, owners, partners, accountants, consultants, advisors, attorneys, agents and other representatives. “Required Amounts” has the meaning set forth in Section 5.5(b). “Required Approval” has the meaning set forth in Section 7.1(a). “Required Financial Reports” means (i) audited pro forma financial statements of the Business in accordance with GAAP for the most recent fiscal year ended and any other period that may be required in connection with Buyer’s, or its Affiliates, reporting obligations under applicable Law as designated by Buyer to Seller in writing, (ii) unaudited pro forma financial statements of the Business for the year-to-date interim quarterly periods last ended prior to the Closing Date and for the same year-to-date interim quarterly periods of the preceding fiscal year, in each case as reviewed by an independent auditor. “Resolved Items” has the meaning set forth in Section 2.2(b)(ii). “Restricted Business” means the business of the sale and/or manufacture of Specific Products. “Restricted Employees” has the meaning set forth in Section 6.13(c). “Retained Names” means the names, business designations and intellectual property rights of a similar nature either (i) held by the Company and to be transferred by the Company to a Remain Co pursuant to any Carve-Out Asset Agreement or (ii) in which the Seller, any Remain Co or any of the Seller’s Affiliates other than the Company hold as of the date of this Agreement or Closing Date any interest or right (including under a license agreement) and in each case, to the extent not already owned and used by Buyer prior to the date hereof. “Review Period” has the meaning set forth in Section 2.2(b)(ii). “RWI Conditional Binder” means that certain conditional binder from issued by the RWI Insurer in connection with respect to the RWI Policy, attached hereto as Exhibit B. “RWI Insurer” means Liberty Surplus Insurance Corporation. “RWI Policy” means that certain representations and warranties insurance policy that takes effect at or prior to Closing issued to Buyer subject to the terms and conditions set forth in the RWI Conditional Binder. “Sanctions” means all Laws, rules, regulations or executive orders relating to economic or financial sanctions or trade embargoes administered, enacted or enforced by (A) the United States (including, without

18 limitation, by the Department of State and the Department of the Treasury, Office of Foreign Assets Control), (B) the European Union and its member states, (C) the United Nations, or (D) the United Kingdom (including by Her Majesty’s Treasury). “Seller” has the meaning set forth in the Preamble. “Seller Carve-Out Adjustment Claim” has the meaning set forth in Section 2.4(b)(i). “Seller Indemnified Parties” means Seller and each of its Affiliates and the directors, managers, officers, members, shareholders, employees, agents, successors and assigns of the foregoing Persons. “Seller Parties” means each of Seller, Intragroup Loan Party and Parent. “Seller’s Counsel” has the meaning set forth in Section 10.19(a). “Separation Costs” means costs, expenses and payments incurred by the Company after the Closing Date, in connection with the separation of the Business from the businesses affected by the Reorganization, including in particular in connection with the separation of the IT structure. “Shares” means, collectively, 100% of the shares of common stock of the Company. “Special Reimbursement Payment” has the meaning set forth in Section 8.4. “Specific Products” means Tantalum and any alloys of Tantalum, in all forms and for all purposes, and C-103 Nb alloy (NbHfTi), in all forms and for all purposes other than (i) those specific products sold by the Company either pursuant to the Purchase and Sale Agreement or any Contract entered into after the Closing Date by the Company and any Carve-Out Entity, and (ii) Tantalum products listed on Section 1.1(d) of the Disclosure Schedules which have been or are currently solely made by H.C. Starck Hermsdorf GmbH, and any products derived from the foregoing to reflect typical dimensional changes. “Stock Power” means the stock power or the stock transfer form, as applicable, sufficient to transfer Seller’s ownership interest in the Shares (as set forth on Schedule II) to Buyer free and clear of all Liens (other than Liens on transfer imposed under applicable securities Laws); provided, however, that such transfer shall be conditional upon the payment of the Purchase Price and Notified Loan Payable Amount (if any) and other conditions as specified in this Agreement. “Straddle Period” means any taxable period beginning on or before and ending after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which, from time to time, (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such

19 business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary. “Surviving Covenants” has the meaning set forth in Section 9.1. “Tax” means (i) any U.S. federal, state, local, foreign or international income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, good and services, harmonized sales, excise, natural resources, severance, stamp, occupation, windfall profits, environmental, real property, personal property, capital stock, unemployment, disability, payroll, license, ad valorem, escheat, abandoned or unclaimed property, asset, capital, net worth, privilege, intangible, profits, employment, recording, transaction, business, premium, custom, duty, employee, withholding or other tax, levy, similar governmental fee, similar assessment, or similar charge, including in each case any interest, penalties or any addition thereto, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (iii) any liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person, and (iv) any liability for the payment of any of the foregoing types as a successor, transferee or otherwise. “Tax Matter” has the meaning set forth in Section 6.3(e). “Tax Return” means any return, election, form, declaration, report, claim for refund, or information return or statement relating to Taxes, including any supplement, schedule or attachment thereto, and including any amendment thereof, in each case filed, permitted to be filed or required to be filed with a Governmental Entity. “Termination Date” has the meaning set forth in Section 8.1(d). “Third Party Claim” has the meaning set forth in Section 9.6(a). “Title Representations” means Section 3.2, Section 3.3 and the second, third and fourth sentences of Section 4.2. “Tolling Agreement” means the master tolling agreement in the form attached as Exhibit F, with such changes as are made in accordance with Section 6.1, to be entered into by and between the Company and each of Coldwater Facility Holding, LLC and Euclid Facility Holdings, LLC prior to or as of the Closing. “Trademarks” has the meaning set forth in Section 4.11(a)(i). “Trade Secrets” has the meaning set forth in Section 4.11(a)(i). “Transaction Bonuses” means the payment amounts set forth on Section 1.1(e) of the Disclosure Schedules to the recipients identified thereon pursuant to each Employee Benefit Plan that is a change in control, transaction, retention, or similar incentive or bonus payment that will be triggered solely as a result of the Transactions. “Transaction Expenses” means, without duplication, any and all (i) costs, fees and expenses of outside professionals incurred by the Company or which the Company has paid or agreed to pay (including

20 expenses incurred or agreed to be paid by the Company on behalf of any of Parent or its Affiliates) in connection with the sale process conducted by Parent and its Affiliates or the negotiation, execution and performance of this Agreement, the Ancillary Documents and the consummation of the Transactions, including all legal, accounting, consulting, Tax and investment banking fees and expenses, (ii) severance obligations, retention bonuses, “stay” bonuses and sale bonuses owed by the Company triggered solely as a result of the Transactions (but excluding the Transaction Bonuses), including the employer portion of any payroll Taxes payable in connection therewith, (iii) costs, fees and expenses incurred by the Company or which the Company has paid or agreed to pay (including expenses incurred or agreed to be paid by the Company on behalf of any of Parent or its Affiliates), in each case prior to the Closing Date, in connection with the Reorganization, and (iv) without limiting the generality of clause (iii), any costs, fees and expenses paid by the Company to a third party to convey the assets to be conveyed pursuant to any Carve-Out Asset Agreement or the Carve-Out Shares by the Company to the Carve-Out Entities, in each case, pursuant to any obligation of the Company under any Carve-Out Asset Agreements and the Carve-Out SPAs, as applicable. Notwithstanding anything to the contrary contained herein, in no event shall any of the following be included in “Transaction Expenses”: (s) Taxes other than any payroll Taxes included in clause (ii), (t) Separation Costs and/or internal overhead allocations and internal administrative costs, (u) any payment obligations or liabilities owed to the applicable counterparty pursuant to any Ancillary Documents or pursuant to, or constituting any, Carve-Out Items , (v) Indebtedness, to the extent the same has been taken into account in the calculation of the Purchase Price, (w) items reflected in the calculation of Net Working Capital, to the extent so reflected, (x) items to the extent that they have been paid prior to the Closing Date, or (y) any payments which are triggered as a result of any actions taken by Buyer or (unless based on obligations incurred prior to the Closing Date) the Company after the Closing Date, and (z) any potential double-trigger change in control payments set forth on Section 1.1(f) of the Disclosure Schedules. “Transaction Information” has the meaning set forth in Section 6.12(a). “Transaction Tax Deductions” means all items of loss or deduction for applicable income Tax purposes resulting from or attributable to (i) the Transaction Expenses; provided that the Parties shall make any available elections under Revenue Procedure 2011-29 to treat 70% of any success-based fees that were paid as an amount that did not facilitate the Purchase and therefore treat 70% of such costs as deductible for U.S. federal income Tax purposes in the taxable year of the Company that includes the Closing Date, and (ii) the capitalized and unamortized portion of any financing fees or expenses of the Company or other fees, expenses, premiums and penalties incurred by the Company with respect to the repayment of any debt in connection with the Transactions. “Transactions” means the Purchase and the other transactions contemplated by this Agreement and the Ancillary Documents, including the Reorganization. “Transition Services Agreement” means the transition services agreement substantially in the form attached as Exhibit C to be entered into by the parties designated therein prior to or as of the Closing. “Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury. “U.S.” means the United States of America. “Unresolved Items” has the meaning set forth in Section 2.2(b)(ii). “URLs” has the meaning set forth in Section 4.11(a)(i).

21 Accounting Firm ..................................................................................................................................... 6, 28 Accounting Principles ................................................................................................................................... 6 Acquisition Proposal ............................................................................................................................... 6, 61 Action ............................................................................................................................................................ 6 Actual Purchase Price Adjustment ................................................................................................................ 6 Affiliate ......................................................................................................................................................... 6 Affiliate Contract .................................................................................................................................... 6, 43 Agreement ................................................................................................................................................. 5, 6 Ancillary Documents .................................................................................................................................... 6 Anti-Corruption Laws ................................................................................................................................... 6 Audited Financial Statements ................................................................................................................. 6, 33 Break Fee ................................................................................................................................................ 7, 68 Business .................................................................................................................................................... 5, 7 Business Balance Sheet Date .................................................................................................................. 7, 33 Business Day ................................................................................................................................................. 7 Business Employees ...................................................................................................................................... 7 Business Financial Statements ................................................................................................................ 7, 33 Buyer ......................................................................................................................................................... 5, 7 Buyer Carve-Out Adjustment Claim ....................................................................................................... 7, 30 Buyer Indemnified Parties ............................................................................................................................ 7 Buyer Statutory Approvals ..................................................................................................................... 7, 45 Carve-Out Asset Agreements.................................................................................................................. 7, 48 Carve-Out Asset Closing ........................................................................................................................ 7, 48 Carve-Out Buyer ..................................................................................................................................... 7, 30 Carve-Out Buyer Post-Closing Adjustment PP Payment Claim ............................................................. 7, 30 Carve-Out Employees ................................................................................................................................... 7 Carve-Out Entities .................................................................................................................................... 5, 7 Carve-Out Entity ........................................................................................................................................... 5 Carve-Out Items ............................................................................................................................................ 7 Carve-Out Shares ...................................................................................................................................... 5, 7 Carve-Out SPA Closing .......................................................................................................................... 7, 48 Carve-Out SPAs ...................................................................................................................................... 7, 48 Cash and Cash Equivalents ........................................................................................................................... 8 Claim Notice ................................................................................................................................................. 8 Closing .................................................................................................................................................... 8, 25 Closing Date............................................................................................................................................ 8, 25 Code ........................................................................................................................................................ 8, 37 Coldwater Facility ......................................................................................................................................... 8 Company ................................................................................................................................................... 5, 8 Company Intellectual Property Rights .................................................................................................... 8, 39 Company Post-Closing Adjustment PP Payment Claim ......................................................................... 8, 30 Company Registered Intellectual Property Rights .................................................................................. 8, 39 Confidentiality Agreement ............................................................................................................................ 8 Continuing Ancillary Contract ................................................................................................................ 8, 35 Contract ......................................................................................................................................................... 8 Copyrights ............................................................................................................................................... 8, 39 COVID-19..................................................................................................................................................... 8 COVID-19 Measures .................................................................................................................................... 8 Cut-off Date .................................................................................................................................................. 9

22 Debt Commitment Letter .............................................................................................................................. 9 Debt Financing Documents ........................................................................................................................... 9 Disclosure Schedules .................................................................................................................................... 9 Dispute .......................................................................................................................................................... 9 Dispute Notice ........................................................................................................................................ 9, 27 Disputed Items ........................................................................................................................................ 9, 27 E-Beam Contract ........................................................................................................................................... 9 Effective Time .............................................................................................................................................. 9 Employee Benefit Plan ................................................................................................................................. 9 Enterprise Value............................................................................................................................................ 9 Environment ................................................................................................................................................ 10 Environmental Condition ............................................................................................................................ 10 Environmental Laws ................................................................................................................................... 10 Equivalent Terms .................................................................................................................................. 10, 59 ERISA ......................................................................................................................................................... 10 Escrow Account .................................................................................................................................... 10, 26 Escrow Agent .............................................................................................................................................. 10 Escrow Agreement ...................................................................................................................................... 10 Escrow Amount .......................................................................................................................................... 10 Escrow Funds .............................................................................................................................................. 10 Estimated Purchase Price ...................................................................................................................... 10, 27 Euclid Facility ............................................................................................................................................. 10 Example Statement of Net Debt.................................................................................................................. 10 Example Statement of Net Working Capital ............................................................................................... 10 Excluded Business .................................................................................................................................. 5, 11 Final Allocation Schedule ..................................................................................................................... 11, 50 Financial Indebtedness ................................................................................................................................ 11 Financial Statements ............................................................................................................................. 11, 33 Financing .................................................................................................................................................... 11 Financing Conditions .................................................................................................................................. 11 Financing Sources ....................................................................................................................................... 11 Foreign Antitrust Laws and other Relevant Laws ...................................................................................... 11 Fraud ........................................................................................................................................................... 11 Fundamental Representations ..................................................................................................................... 11 Funded Indebtedness ................................................................................................................................... 11 GAAP .......................................................................................................................................................... 12 Governing Documents ................................................................................................................................ 12 Government Contract .................................................................................................................................. 12 Governmental Entity ................................................................................................................................... 12 Governmental Official ................................................................................................................................ 12 Hazardous Material ..................................................................................................................................... 12 HSR Act ...................................................................................................................................................... 12 ICC ........................................................................................................................................................ 12, 79 IFRS ............................................................................................................................................................ 12 Indebtedness ................................................................................................................................................ 12 Indemnified Party........................................................................................................................................ 13 Indemnified Persons .............................................................................................................................. 13, 58 Indemnifying Party ..................................................................................................................................... 13 Insurance Policies ................................................................................................................................. 13, 40 Intellectual Property Rights .................................................................................................................. 13, 39

23 Internal Financing Status Notice ........................................................................................................... 13, 29 Intra Group Loan Agreement ...................................................................................................................... 13 Intragroup Loan Party ............................................................................................................................. 5, 13 IT Systems .................................................................................................................................................. 13 Key Customers ...................................................................................................................................... 14, 43 Key Suppliers ........................................................................................................................................ 14, 43 Law ............................................................................................................................................................. 14 Lease Extension ...................................................................................................................................... 5, 14 Leased Real Property .................................................................................................................................. 14 Leases .......................................................................................................................................................... 14 Lien ............................................................................................................................................................. 14 Losses .................................................................................................................................................... 14, 70 Material Adverse Effect .............................................................................................................................. 14 Material Contracts ................................................................................................................................. 14, 34 Material Permit ..................................................................................................................................... 15, 36 Multiemployer Plan .................................................................................................................................... 15 Net Working Capital ................................................................................................................................... 15 Net Working Capital Adjustment ............................................................................................................... 15 New Plans ............................................................................................................................................. 15, 59 Non-Recourse Parties ............................................................................................................................ 15, 81 Non-US Employees .............................................................................................................................. 15, 59 Notified Loan Payable Amount ............................................................................................................ 15, 29 Owned Real Property .................................................................................................................................. 15 Parent ...................................................................................................................................................... 5, 15 Parties ...................................................................................................................................................... 5, 15 Party ........................................................................................................................................................ 5, 15 Patent License Agreement .......................................................................................................................... 15 Patents ................................................................................................................................................... 15, 39 Pending Payments ....................................................................................................................................... 16 Permitted Liens ........................................................................................................................................... 15 Person .......................................................................................................................................................... 16 Pre-Closing Factored A/R ..................................................................................................................... 16, 60 Pre-Closing Straddle Period .................................................................................................................. 16, 53 Pre-Closing Tax Period ............................................................................................................................... 16 Proposed Allocation Schedule .............................................................................................................. 16, 50 Proposed Closing Date Calculations ..................................................................................................... 16, 27 Purchase .................................................................................................................................................. 5, 16 Purchase and Sale Agreement ..................................................................................................................... 16 Purchase Price ............................................................................................................................................. 16 Registered Intellectual Property Rights ................................................................................................ 16, 39 Regulatory Termination Event .............................................................................................................. 16, 68 Release ........................................................................................................................................................ 16 Release Letters ...................................................................................................................................... 16, 25 Relevant CoC Event .............................................................................................................................. 16, 49 Remain Co ............................................................................................................................................ 17, 48 Remaining Intra Group Loan Agreement ............................................................................................. 17, 29 Remedial Action ................................................................................................................................... 17, 57 Reorganization ........................................................................................................................................ 5, 17 Reorganization Taxes ............................................................................................................................ 17, 53 Representatives ........................................................................................................................................... 17

24 Required Amounts ................................................................................................................................ 17, 46 Required Approval ................................................................................................................................ 17, 66 Required Financial Reports ......................................................................................................................... 17 Resolved Items ...................................................................................................................................... 17, 27 Restricted Business ..................................................................................................................................... 17 Restricted Employees ............................................................................................................................ 17, 62 Retained Names .......................................................................................................................................... 17 Review Period ....................................................................................................................................... 17, 27 RWI Conditional Binder ............................................................................................................................. 17 RWI Insurer ................................................................................................................................................ 17 RWI Policy.................................................................................................................................................. 17 Sanctions ..................................................................................................................................................... 17 Seller ....................................................................................................................................................... 5, 18 Seller Carve-Out Adjustment Claim ..................................................................................................... 18, 30 Seller Indemnified Parties ........................................................................................................................... 18 Seller Parties ............................................................................................................................................... 18 Seller’s Counsel .................................................................................................................................... 18, 81 Separation Costs.......................................................................................................................................... 18 Shares .......................................................................................................................................................... 18 Special Reimbursement Payment.......................................................................................................... 18, 69 Specific Products ........................................................................................................................................ 18 Stock Power ................................................................................................................................................ 18 Straddle Period ............................................................................................................................................ 18 Subsidiary ................................................................................................................................................... 18 Surviving Covenants ............................................................................................................................. 19, 69 Tax .............................................................................................................................................................. 19 Tax Matter ............................................................................................................................................. 19, 54 Tax Return .................................................................................................................................................. 19 Termination Date .................................................................................................................................. 19, 67 Third Party Claim ................................................................................................................................. 19, 71 Title Representations .................................................................................................................................. 19 Tolling Agreement ...................................................................................................................................... 19 Trade Secrets ......................................................................................................................................... 19, 39 Trademarks ........................................................................................................................................... 19, 39 Transaction Bonuses ................................................................................................................................... 19 Transaction Expenses .................................................................................................................................. 19 Transaction Information ........................................................................................................................ 20, 61 Transaction Tax Deductions ....................................................................................................................... 20 Transactions ................................................................................................................................................ 20 Transition Services Agreement ................................................................................................................... 20 Treasury Regulations .................................................................................................................................. 20 U.S. ............................................................................................................................................................. 20 Unresolved Items .................................................................................................................................. 20, 28 URLs ..................................................................................................................................................... 20, 39

25 ARTICLE 2 PURCHASE OF SHARES AND SETTLEMENT OF INTRA GROUP LOAN AGREEMENTS Section 2.1 Closing; Closing Date. (a) The closing of the Purchase (the “Closing”) shall take place at 9:00 a.m. (New York time) on the first Business Day on which both of the following conditions are satisfied: (i) it is the first day of the calendar month and (ii) it is not earlier than the fifth (5th) Business Day following the date on which the conditions set forth in Article 7 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time or date is agreed to in writing by the Parties; provided that if the date on which the conditions set forth in Article 7 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) is (x) on or before October 28, 2021, then the Closing shall take place on November 1, 2021 or (y) on or before December 28, 2021, then the Closing shall take place on January 3, 2022 unless the scheduled Closing Date falls on a date prior to December 28, 2021. The “Closing Date” shall be the date (and where relevant in the context used, the time) on which the Closing is consummated. (b) Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, (i) the Shares in exchange for the Purchase Price, and, (ii) if the Notified Loan Payable Amount is greater than $0, Intragroup Loan Party or Parent, as applicable, shall sell, transfer and assign to Buyer, and Buyer shall purchase from Intragroup Loan Party or Parent, as applicable, its rights and interest in and to, the Remaining Intra Group Loan Agreement in exchange for the payment of the Notified Loan Payable Amount (if any) as purchase price for such sale and transfer, in each case, free and clear of all Liens (other than Liens on transfer imposed under applicable securities Laws); provided that the Shares and, if applicable, Intragroup Loan Party’s or Parent’s, as applicable, rights and interest in and to the Remaining Intra Group Loan Agreement shall only transfer to Buyer upon satisfaction of the conditions precedent that (i) the Estimated Purchase Price and (ii) the Notified Loan Payable Amount (if any) shall both have been paid to, and received in, the bank accounts designated by Seller and Intragroup Loan Party or Parent, as applicable, respectively as provided in this Agreement. (c) Deliveries by the Seller Parties. At or prior to the Closing, the Seller Parties shall deliver, or cause to be delivered, to Buyer the following items: (i) Release letters, each in customary (with a view to effecting the releases as referenced in the following) form and substance acceptable to a reasonable buyer under the same circumstances and in the same position as Buyer, duly executed by the person(s) authorized to act on behalf of the relevant lenders, each indicating that, upon Closing the Company (after giving effect to the Reorganization) shall be released and discharged from all liabilities and obligations under the Indebtedness identified in Section 2.1(c)(i) of the Disclosure Schedules, and all Liens encumbering assets or shares of the Company (after giving effect to the Reorganization, and other than assets exclusively forming part of the Carve-Out Items or Carve-Out Shares) related to the Indebtedness identified in Section 2.1(c)(i) of the Disclosure Schedules shall be released, discharged, terminated and/or retransferred, as applicable, at the latest upon the Closing and in each case subject to any statutory Law notarization, filing or (de-)registration requirements or waiting periods (such letters, collectively with all other release documentation provided thereunder evidencing the release of guarantees and Liens with respect to such Indebtedness, the “Release Letters”); (ii) a Stock Power and a certificate representing the Shares, each duly executed by Seller;

26 (iii) the Escrow Agreement, duly executed by Seller and the Escrow Agent; (iv) a true and complete copy of the Transition Services Agreement, duly executed by each party thereto; (v) a true and complete copy of the Tolling Agreement, duly executed by each party thereto; (vi) a true and complete copy of the Purchase and Sale Agreement, duly executed by each party thereto; (vii) a true and complete copy of the Patent License Agreement, duly executed by each party thereto; (viii) a true and complete copy of each Carve-Out Asset Agreement or Carve- Out SPA (including any amendments, addendums, schedules, exhibits or attachments thereto), and any other Contract entered into by or otherwise binding the Company to effect the Reorganization, in each case, duly executed by each party thereto; (ix) a reasonably current long form certificate of good standing for the Company issued by the Secretary of State of the State of Delaware; (x) written resignations of each director or officer of the Company, effective as of the Closing; (xi) an affidavit by an officer of the Company as required by Section 1.1445- 2(c)(3) of the Treasury Regulations certifying that the Company has not been a U.S. real property holding corporation (as the term is defined in the Code and the Treasury Regulations promulgated in connection therewith) at any time during the five-year period ending on the Closing Date, along with a notice prepared in accordance with Section 1.897-2(d) of the Treasury Regulations to be mailed by Buyer (together with copies of the affidavit described above) to the Internal Revenue Service in accordance with Section 1.897- 2(h) of the Treasury Regulations; (xii) if the Notified Loan Payable Amount is greater than €0, sale and assignment declaration to Buyer with respect to all interest of Intragroup Loan Party’s or Parent’s, as applicable, right and interest in the Remaining Intra Group Loan Agreement, in form and substance reasonably acceptable to Buyer; and (xiii) the certificate to be delivered by the Seller Parties pursuant to Section 7.2(d). (d) Deliveries by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered the following items: (i) to Seller, the Estimated Purchase Price paid in accordance with Section 2.2 minus the Escrow Amount; (ii) to the Escrow Agent, the Escrow Amount, which shall be deposited into an escrow account (the “Escrow Account”) established pursuant to the Escrow Agreement; (iii) the Escrow Agreement, duly executed by Buyer;

27 (iv) To Intragroup Loan Party or Parent, as applicable, the Notified Loan Payable Amount (if any) by wire transfer of immediately available funds to an account designated by the Intragroup Loan Party; and (v) the certificate to be delivered by Buyer pursuant to Section 7.3(c). Section 2.2 Purchase Price. (a) Estimated Purchase Price. No later than three (3) Business Days prior to the Closing, Seller shall deliver to Buyer a good-faith estimate of the amount of the Purchase Price (i.e., for such purpose Seller shall (x) use the Enterprise Value; and (y) in good faith estimate (A) the amount of Cash and Cash Equivalents, (B) the amount of Funded Indebtedness, (C) the Net Working Capital Adjustment, and (D) the Transaction Expenses (which each of the foregoing clauses (A) through (D) shall be estimated as of the Effective Time) (the amount so delivered by Seller is referred to as the “Estimated Purchase Price”). At the Closing, Buyer shall (i) pay an amount in cash, in USD, equal to the Estimated Purchase Price minus the Escrow Amount by wire transfer of immediately available funds into the account designated by Seller, (ii) pay an amount in cash, in USD, equal to the Escrow Amount to the Escrow Agent, and (iii) with respect to any Notified Loan Payable Amount greater than $0, Buyer shall pay an amount in cash, in USD, equal to the Notified Loan Payable Amount by wire transfer of immediately available funds to Intragroup Loan Party or Parent, as applicable. (b) Determination of Final Purchase Price. (i) As soon as practicable, but no later than ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Seller, Buyer’s good-faith proposed calculation of each of (A) the amount of Cash and Cash Equivalents, (B) the amount of Funded Indebtedness, (C) the Net Working Capital Adjustment, and (D) the amount of Transaction Expenses (which each of the foregoing clauses (A) through (D) shall be measured as of the Effective Time), and (E) the resulting Purchase Price, (which calculations shall collectively be referred to herein as the “Proposed Closing Date Calculations”), in each case, including reasonably detailed calculations of the components thereof and in a manner consistent with the definitions thereof and determined in accordance with the Accounting Principles. The calculations to be made pursuant to this Section 2.2(b) and the purchase price adjustment to be made pursuant to Section 2.2(c) are not intended to be used to adjust for errors or omissions that may be found with respect to the Financial Statements or any inconsistencies between the Financial Statements or the Accounting Principles, on the one hand, and IFRS, on the other, for which Buyer’s rights under the RWI Policy shall be the sole and exclusive remedy as provided in Section 9.8. (ii) Seller shall deliver written notice to Buyer (a “Dispute Notice”) of any disputes or objections thereto (collectively, the “Disputed Items”) with reasonable supporting detail as to such Disputed Items, within sixty (60) days following receipt of the Proposed Closing Date Calculations (such period, the “Review Period”). The amount of any undisputed adjustment to the Proposed Closing Date Calculations following the expiration of the Review Period or if Seller otherwise notifies Buyer in writing that Seller has no disputes or objections to the Proposed Closing Date Calculations shall be conclusive, final and binding on the Parties for purposes of determining the Actual Purchase Price Adjustment. If Seller delivers a Dispute Notice to Buyer within the Review Period, Buyer and Seller shall use commercially reasonable efforts to resolve the Disputed Items during the thirty (30) day period commencing on the date Seller delivers the Dispute Notice to Buyer. If Seller and Buyer resolve some or all of such Disputed Items within that time period (the Disputed Items so resolved during such period, the “Resolved Items”, they will document their resolution in writing signed by each of them, and such Resolved Items will be final, conclusive and binding on the Parties. If Seller and Buyer are unable to resolve all of the Disputed Items within the thirty (30) day period, Seller and Buyer will promptly refer any items that

28 remain in dispute with respect to the Dispute Notice (the “Unresolved Items”) to KPMG LLP, or, if such firm declines to be retained to resolve the dispute, another internationally-recognized, independent accounting firm reasonably acceptable to Buyer and Seller (in either case, the “Accounting Firm”). The Accounting Firm shall be requested to render a determination of each Unresolved Item within forty-five (45) days after referral of the matter to such Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor and must be based solely on (A) the definitions and other applicable provisions of this Agreement, (B) a single presentation (which presentations shall be limited to the Unresolved Items) submitted by each of Buyer and Seller to the Accounting Firm within fifteen (15) days after the engagement thereof (which the Accounting Firm shall forward to Buyer or Seller, as applicable) and (C) one written response submitted to the Accounting Firm within five (5) Business Days after receipt of each such presentation (which the Accounting Firm shall forward to Buyer or Seller, as applicable), and not on independent review, which such determination shall be conclusive, final and binding on each Party. The Accounting Firm shall resolve each Unresolved Item by choosing a value not in excess of, nor less than, the greatest or lowest value, respectively, set forth in the presentations (and, if applicable, the responses) delivered to the Accounting Firm pursuant to this Section 2.2(b)(ii). The Proposed Closing Date Calculations shall be revised as appropriate to reflect the resolution of any Disputed Item and, as so revised, such Proposed Closing Date Calculations shall be deemed to set forth the final Net Working Capital, Cash and Cash Equivalents, Funded Indebtedness, Transaction Expenses and Purchase Price, in each case, for all purposes hereunder (including the determination of the Actual Purchase Price Adjustment). The Accounting Firm will determine the allocation of its fees and expenses to the respective Parties based on the inverse of the percentage that the Accounting Firm’s resolution of the Unresolved Items (before such allocation) bears to the total amount of the Unresolved Items as originally submitted to the Accounting Firm. (For example, if the total amount of the disputed items as originally submitted to the Accounting Firm equal $1,000 and the Accounting Firm awards $600 in favor of Seller’s position, sixty percent (60%) of the fees and expenses of the Accounting Firm would be borne by Buyer and forty percent (40%) of the fees and expenses of the Accounting Firm would be borne by Seller. (iii) Buyer shall and shall cause the Company to, reasonably make the financial records (including Tax records) used in the preparation of the calculation of the Proposed Closing Date Calculation and the personnel involved in such calculation available to Seller and its Representatives as reasonably requested by Seller at reasonable times and upon reasonable prior notice during the review by Seller of, and the resolution of any objections with respect to, the Proposed Closing Date Calculations. (iv) The Parties agree that the procedures set forth in this Section 2.2(b) for resolving disputes with respect to the Proposed Closing Date Calculations shall be the sole and exclusive method for resolving any such disputes; provided, that this provision shall not prohibit Buyer or Seller from instituting arbitration to enforce any final determination of the Purchase Price by the Accounting Firm pursuant to Section 2.2(b)(ii) in accordance with Section 10.15. The substance of the Accounting Firm’s determination shall not be subject to review or appeal, absent a showing of fraud or manifest error. It is the intent of the Parties to have any final determination of the Purchase Price by the Accounting Firm proceed in an expeditious manner; provided, however, any deadline or time period contained herein may be extended or modified by the written agreement of Buyer and Seller and the Parties agree that the failure of the Accounting Firm to strictly conform to any deadline or time period contained herein shall not be a basis for seeking to overturn any determination rendered by the Accounting Firm which otherwise conforms to the terms of this Section 2.2(b). There shall be no ex parte communications between any Party (or its Representatives) and the Accounting Firm with respect to the Accounting Firm’s determination of a Disputed Item.

29 (c) Adjustment to Estimated Purchase Price. (i) If the Actual Purchase Price Adjustment is a positive amount, within three (3) Business Days after the date on which the Purchase Price is finally determined pursuant to this Section 2.2, Buyer shall pay an amount in cash, in USD, equal to the Actual Purchase Price Adjustment to Seller by wire transfer of immediately available funds into an account designated by Seller. (ii) If the Actual Purchase Price Adjustment is a negative amount, then within three (3) Business Days after the date on which the Purchase Price is finally determined pursuant to this Section 2.2, Seller shall pay an amount in cash, in USD, equal to the Actual Purchase Price Adjustment to Buyer by wire of immediately available funds into an account designated by Buyer. (iii) Any payments made pursuant to this Section 2.2(c) shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by Law. Section 2.3 Treatment of Intra Group Loan Agreements (a) No later than the Cut-off Date, Seller shall cause all payables and receivables in respect of principal and interest owed under any Intra Group Loan Agreements from time to time to be settled and discharged or otherwise extinguished or transferred, including by way of contribution of receivables, set-off, transfer/assumption, such that on the Cut-off Date either (i) these shall have been fully settled and amount to €0 or (ii) there shall remain in place a single EUR-denominated Intra Group Loan Agreement between the Company as borrower and the Intragroup Loan Party or Parent, as elected by Seller in its sole discretion, as lender (the “Remaining Intra Group Loan Agreement” ). (b) No later than the third (3rd) Business Day prior to the Closing Date, Seller shall deliver to Buyer a notice (the “Internal Financing Status Notice”) providing the aggregate amount, as applicable, of (i) any claim of the Intragroup Loan Party or Parent, respectively and as applicable, as lender against the Company as borrower for amounts (if any), owed by the Company under the Remaining Intra Group Loan Agreement to the extent unsettled as of such time (unless caused to be settled prior to Closing) (including the principal amount and all interest accrued and accruing as calculated through and including the prospective Closing Date) (provided that such amount shall in no event exceed the Purchase Price, such notified amount, the “Notified Loan Payable Amount”). (c) Except for the Notified Loan Payable Amount (i) no other payables or receivables existing on the Effective Time under any Intra Group Loan Agreement shall be taken into account as Cash and Cash Equivalents or Funded Indebtedness or as part of Net Working Capital and (ii) from the Closing (other than claims pursuant to Section 2.2) (A) the Seller Parties shall and shall cause their Affiliates to indemnify and hold harmless the Company against any claims of Seller or any of its Affiliates or any Carve-Out Entity related to any Intra Group Loan Agreements, and (B) Buyer shall indemnify and hold harmless Seller, its Affiliates and Carve-Out Entities (as third party beneficiaries) against any Claims of the Company related to any Intra Group Loan Agreements (other than with respect to such Claims that are indemnifiable under Section 9.2). Section 2.4 Special Purchase Price Adjustment (a) The amount of the Purchase Price will be based upon the pre-Effective Time settlement of the (in part preliminary) purchase price payments designated therein as “Purchase Price” as provided for in each Carve-Out SPA (as based upon the form as attached in Exhibit D) pursuant to its respective Section 1.02. The preliminary purchase prices payable pursuant to the Carve-Out SPAs are subject to a potential post- Closing adjustment as provided in Section 1.03 of each relevant Carve-Out SPA (as based upon the form as

30 attached in Exhibit D), provided that, subject to compliance by Buyer with its obligations under this Section 2.4, the Seller Parties shall cause any such post-Closing adjustment to be completed (and the payments contemplated by this Section 2.4 settled) with respect to an Affiliate of the Seller Parties before such time as such Affiliate is no longer an Affiliate of Parent. (b) If and to the extent that, pursuant to a Carve-Out SPA, the Company becomes entitled vis-à- vis the respective buyer under a Carve-Out SPA (the “Carve-Out Buyer”) to a “Post-Closing Adjustment PP Payment” as such term is defined in the form as attached in Exhibit D (each such claim of the Company, a “Company Post-Closing Adjustment PP Payment Claim”), then the following shall apply: (i) the amount of each such respective “Company Post-Closing Adjustment PP Payment Claim” shall dollar for dollar be considered as a corresponding upwards adjustment of the Purchase Price and Seller shall as a consequence thereof become automatically entitled pursuant to this Agreement to an additional purchase price payment claim against Buyer in the corresponding amount (each, a “Seller Carve-Out Adjustment Claim”); and (ii) the Seller Parties, on the one hand, and Buyer on the other hand, shall promptly (and in any event within 10 Business Days) procure the cash-neutral and contemporaneous settlement of the Company Post-Closing Adjustment PP Payment Claim and corresponding Seller Carve- Out Adjustment Claim (through assignments/assumptions of debt and corresponding contributions to their respective Affiliates, as the case may be, as in good faith agreed between the Seller Parties and Buyer and procured by them to be accepted and implemented by their respective Affiliates) with the result that no such claims continue to exist between Seller Parties and their Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand. (c) If and to the extent that, pursuant to a Carve-Out SPA, the respective Carve-Out Buyer becomes entitled vis-à-vis the Company to a “Post-Closing Adjustment PP Payment” as such term is defined in the form as attached in Exhibit D (each such claim of a Carve-Out Buyer, a “Carve-Out Buyer Post-Closing Adjustment PP Payment Claim”), then the following shall apply: (i) the amount of each such respective “Carve-Out Buyer Post-Closing Adjustment PP Payment Claim” shall dollar for dollar be considered as a corresponding downwards adjustment of the Purchase Price and Buyer shall as a consequence thereof pursuant to this Agreement become automatically entitled to a purchase price re-payment claim against Seller in the corresponding amount (each, a “Buyer Carve-Out Adjustment Claim”); and (ii) the Seller Parties, on the one hand, and Buyer on the other hand, shall promptly (and in any event within 10 Business Days) procure the cash-neutral and contemporaneous settlement of the Carve-Out Buyer Post-Closing Adjustment PP Payment Claim and corresponding Buyer Carve-Out Adjustment Claim (through assignments/assumptions of debt and corresponding contributions to their respective Affiliates, as the case may be, as in good faith agreed between the Seller Parties and Buyer and procured by them to be accepted and implemented by their respective Affiliates) with the result that no such claims continue to exist between Seller Parties and their Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand. (d) Promptly after implementation of any settlement as provided in this Section 2.4, Seller and Buyer shall confirm, and shall procure that their respective Affiliates involved in such settlement confirm, in each case in writing, the performance and consummation of the settlements as referenced in the preceding paragraphs of this Section 2.4.

31 (e) Any payments made pursuant to this Section 2.4 shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by Law and no payments made pursuant to this Section 2.4 shall be considered for purposes of the determining the Actual Purchase Price Adjustment (or the Purchase Price as finally determined pursuant to Section 2.2(b)). ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES Except as set forth in the Disclosure Schedules (it being understood that an item disclosed in one Section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement where the relevance of such item is reasonably apparent), each Seller Party hereby represents and warrants to Buyer in respect of itself as of the date of this Agreement (unless another date is expressly set forth below in respect of any statement set forth below, in which case each Seller Party hereby represents and warrants in respect of itself as of such other date expressly set forth below) as follows it being understood and agreed that none of the following representations and warranties contained in this Article 3 shall be deemed or interpreted to refer to any Carve-Out Item: Section 3.1 Organization. Each Seller Party is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the Laws of its jurisdiction of organization and has all requisite power and authority to carry on its businesses as now being conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the Transactions. Section 3.2 Authority. Each Seller Party has all necessary power and authority to execute and deliver this Agreement and the Ancillary Documents to which such Seller Party is a party and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Documents to which such Seller Party is a party and the consummation of the Transactions have been (and the Ancillary Documents to which such Seller Party is a party will be upon execution thereof) duly and validly authorized by all requisite company action by such Seller Party, and no other company proceedings on the part of any Seller Party is necessary to authorize the execution, delivery or performance of this Agreement and the Ancillary Documents to which such Seller Party is a party or to consummate the Transactions. This Agreement has been (and the Ancillary Documents to which such Seller Party is a party will be) duly and validly executed and delivered by each Seller Party and constitutes a valid, legal and binding agreement of such Seller Party (assuming this Agreement has been and the Ancillary Documents to which such Seller Party is a party will be duly authorized, executed and delivered by the other parties thereto), in each case enforceable against such Seller Party in accordance with their respective terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any Action thereof may be brought. Section 3.3 Ownership of Shares. Seller owns the Shares, has good and valid title to the Shares and will deliver to Buyer at Closing, and upon consummation of the Closing, Buyer will hold, valid title to the Shares, in each case, free and clear of all Liens, except for (a) Liens that will be released on or prior to the Closing including pursuant to the Release Letters, and on transfer imposed under applicable federal, state and other securities Laws and (b) Liens created by Buyer’s or its Affiliates’ acts. Section 3.4 Consents and Approvals; No Violations. Except as set forth on Section 3.4 of the Disclosure Schedules, assuming the truth and accuracy of the representations and warranties of Buyer set forth in Section 5.3, no notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by any Seller Party of this

32 Agreement or the Ancillary Documents (in accordance with their terms) or the consummation by any Seller Party of the Transactions (in accordance with their terms), except for (a) compliance with filing requirements under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (b) filings, authorizations, consents, approvals or the expiration or termination of any notice or waiting period in respect of any Required Approval; and (c) those the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prohibit, materially delay or materially impair the consummation of the Transactions by any Seller Party. Neither the execution, delivery or performance by any Seller Party of this Agreement or the Ancillary Documents nor the consummation of the Transactions by any Seller Party (i) conflict with or will result in any breach of any provision of any Seller Party’s Governing Documents, (ii) violate any order, writ, injunction, decree, Law of any Governmental Entity applicable to any Seller Party or any of its properties or assets or (iii) will result in the creation of any Lien upon the Shares except for Liens pursuant to applicable securities Laws, and except in the case of clauses (i) and (ii), as would not prohibit, materially delay or materially impair the consummation of the Transactions by any Seller Party. Section 3.5 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ANY OF ITS AFFILIATES OR ANY OF ITS OR THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EACH SELLER PARTY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH SELLER PARTY OR THE COMPANY, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3, ANY ANCILLARY DOCUMENT OR, WITH RESPECT TO SELLER, ARTICLE 4. NO SELLER PARTY IS, DIRECTLY OR INDIRECTLY, MAKING ANY REPRESENTATIONS OR WARRANTIES REGARDING FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS WITH RESPECT TO ITSELF OR THE COMPANY. BUYER SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AS WELL AS THE REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES SET FORTH IN ARTICLE 3 AND ARTICLE 4 OF THIS AGREEMENT. IN ADDITION, EXCEPT AS SET FORTH IN ARTICLE 3, ARTICLE 4 AND ANY ANCILLARY DOCUMENT, EACH SELLER PARTY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE BUSINESSES OR ASSETS OF ITSELF OR THE COMPANY, AND ANY AND ALL REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS, ANY PART THEREOF, THE WORKSMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, AND BUYER SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AS WELL AS THE REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES SET FORTH IN ARTICLE 3 AND ARTICLE 4 OF THIS AGREEMENT AND ANY ANCILLARY DOCUMENT. ARTICLE 4 REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY Except as set forth in the Disclosure Schedules (it being understood that an item disclosed in one Section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement where the relevance of such item is reasonably apparent), Seller hereby represents and warrants to Buyer as of the date of this Agreement (unless another date is expressly set forth below in respect of any statement set forth below, in which case Seller hereby represents and warrants as of such other date expressly set forth below) as follows (it being understood and agreed that none of the following

33 representations and warranties contained in this Article 4 (except with respect to Section 4.3, as relates to the Audited Financial Statements, Section 4.4 and Section 4.21(b)) shall be deemed or interpreted to refer to any Carve-Out Item (and the content of each Ancillary Document and the implementation thereof shall be an exception to each representation and warranty that otherwise would, or could be deemed to, relate to it (except with respect to Section 4.3, as relates to the Audited Financial Statements, Section 4.4 and Section 4.21(b)). Section 4.1 Organization and Qualification. The Company, each Remain Co and each party to a Carve-Out SPA is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the Laws of its jurisdiction of incorporation. The Company is duly qualified or licensed to transact business in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed would not reasonably be expected to be materially adverse to the Company or the Business. The Company has the requisite corporate or other applicable entity power and authority to own, lease and operate its assets and properties and to carry on its businesses as presently conducted, including the Business, except where the failure to have such power or authority would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has made available to Buyer copies of its Governing Documents in effect as of the date of this Agreement. Section 4.2 Equity Interests. The authorized and outstanding shares of the Company are as set forth on Section 4.2 of the Disclosure Schedules. The Shares owned by Seller constitute all the issued and outstanding equity interests of the Company. All the outstanding shares of the Company have been validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, rights to subscribe to, purchase rights, calls or commitments relating to the issuance, purchase, sale, repurchase or voting of the Shares or any other shares or other equity interests of the Company, or contracts, commitments, understandings or arrangements, by which it is bound to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares or other equity interests. The Company does not own any equity interest in any other Person other than the Carve-Out Entities and does not have any obligation to make any investment in, or loan money to, any Person. Section 4.3 Financial Statements. Attached hereto as Section 4.3 of the Disclosure Schedules are true, correct and complete copies of (a) the audited consolidated financial information, together with all notes and schedules thereto, of the Company and its subsidiary H.C. Starck North American Trading, LLC for the financial year ending on December 31, 2020 (comprising the consolidated statements of financial position as of December 31, 2020 and 2019, and the related consolidated statements of profit and loss and other comprehensive income, changes in equity and cash flows for the years then ended) (the “Audited Financial Statements”) and (b) the unaudited balance sheet of the Business as of July 31, 2021 (the “Business Balance Sheet Date”) and the unaudited income statement of the Business for the seven-month period then ended (the “Business Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Audited Financial Statements have been prepared on the basis of IFRS The Audited Financial Statements present fairly, in all material respects, the financial position of the Company and its subsidiary H.C. Starck North American Trading, LLC as of December 31, 2020 and the results of their operations and their cash flows for the year then ended in accordance with International Financial Reporting Standards as adopted by the European Union. The Business Financial Statements (i) have been prepared in good faith by the management of the Company on the basis of (A) IFRS as applied, in all material respects, for the Company’s monthly IFRS reporting and (B) the books and records of the Company, and (ii) on that basis are not misleading in any material respect, do not materially overstate the value of the assets nor materially understate the liabilities of the Business as of July 31, 2021 and do not

34 materially overstate the profits or materially understate the losses of the operations of the Business for the seven-month period then ended. Section 4.4 Consents and Approvals; No Violations. Except as set forth on Section 4.4 of the Disclosure Schedules, assuming the truth and accuracy of the representations and warranties of Buyer set forth in Section 5.3, no notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by (x) the Company of this Agreement or the Ancillary Documents (in accordance with their terms) to which the Company is a party or the consummation by the Company of the Transactions (in accordance with their terms) or (y) each Remain Co and each party to a Carve-Out SPA or any Ancillary Documents (in accordance with their terms) to which such Remain Co or party to a Carve-Out SPA is a party or the consummation by such Remain Co or party to a Carve-Out SPA of the transactions contemplated thereby, except for (a) compliance with filing requirements under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (b) filings, authorizations, consents, approvals or the expiration or termination of any notice or waiting period in respect of any Required Approval; and (c) those the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Section 4.4 of the Disclosure Schedules, neither the execution, delivery or performance of this Agreement or the Ancillary Documents nor the consummation of the Transactions (i) conflict with or will result in any breach of any provision of the Company’s Governing Documents, (ii) violate any order, writ, injunction, decree or Law of any Governmental Entity applicable to the Business, the Company or any of its properties or assets or (iii) will result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or require any consent or notice with respect to, any Material Contract or Material Permit except in the case of clauses (ii) and (iii), for violations or breaches which would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Ancillary Documents to which the Company, any Remain Co and each party to a Carve-Out SPA or any Seller Party are a party will be duly and validly executed and delivered by each such party and constitute a valid, legal and binding agreement of such party (assuming the Ancillary Documents to which such party is a party will be duly authorized, executed and delivered by the other parties thereto), in each case enforceable against such party in accordance with their respective terms, except (A) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (B) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any Action thereof may be brought. Section 4.5 Material Contracts. (a) Section 4.5(a) of the Disclosure Schedules sets forth a list of Contracts related to the Business to which the Company or the Business is a party or by which it is bound and which have one or more of the characteristics described below, excluding any Employee Benefit Plans (collectively, the “Material Contracts”); provided, however, that for purposes of Section 4.5(a)(i), Section 4.5(a)(iii), Section 4.5(a)(vi) and Section 4.5(a)(xv) the term “Contract” shall not include purchase orders executed in the ordinary course of business: (i) any Contract which involves payments of commissions or fees to the Company or by the Company of more than $100,000 during the year ending December 31, 2020 or in any subsequent calendar year; (ii) any Contract relating to the license or assignment of Intellectual Property Rights to the Company from a third party involving future payments in excess of $250,000 annually or license or assignment of Intellectual Property Rights from the Company to a third party, other than (a)

35 inbound “shrink-wrap” licenses, licenses for generally available commercial off-the-shelf software or end- user licenses and (b) non-exclusive licenses to customers and non-disclosure agreements, in each case, entered into in the ordinary course of business of the Company; (iii) any Contract for the purchase of materials, supplies, equipment, other personal property or services involving future payments in excess of $250,000 annually; (iv) any Contract (other than employment and service contracts of management) involving future payments by the Company in excess of $250,000 that expires or may be renewed at the option of any Person other than the Company so as to expire more than one (1) year after the date of this Agreement; (v) any Contract for Financial Indebtedness (other than any Intra Group Loan Agreement) or for mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any portion of the Business; (vi) any Contract for capital expenditures involving future payments in excess of $250,000; (vii) any Contract pursuant to which the Company is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal properties involving future payments in excess of $250,000 individually; (viii) any Contract with a Key Customer or Key Supplier, excluding open purchase orders executed in the ordinary course of business; (ix) any Leases; (x) any Contract that (A) prohibits in any material respect the right of the Company or the Business to compete in any line of the business anywhere in the world, (B) grants any “most favored nation” pricing terms or any right of first offer or right of first refusal to any Person other than the Company, (C) contains “take or pay” or “requirements” terms or (D) grants any material exclusivity rights. (xi) any Contract relating to any partnership, strategic alliance, joint venture, revenue-sharing or other similar agreements; (xii) any Affiliate Contract that will not be terminated as of the Closing other than (the following, a “Continuing Ancillary Contract”) (i) any Ancillary Document, (ii) Contract entered into pursuant thereto or (as referenced in such Ancillary Document) in connection therewith, or (iii) purchase order made or received at arm’s length terms in the ordinary course of business; (xiii) any employment, consulting, severance, change in control, retention or similar plan, arrangement, policy or Contract, in each case, of any Business Employee that provides or is reasonably expected to provide for base compensation in excess of $225,000 or severance or change in control compensation in excess of $75,000; (xiv) any Contract for the acquisition, sale, assignment, transfer or other acquisition or disposition of any business or any material assets of the Company or the Business (in a single transaction or a series of related transactions, whether by merger, sale of stock, sale of assets or otherwise) and under which the Company has any material continuing liability, other than Contracts entered into in

36 the ordinary course of business and other than Contracts entered into in connection with the sale, assignment, transfer or disposition of obsolete equipment of the Company; and (xv) any Government Contract. (b) True, correct and complete copies of each Material Contract have been made available to Buyer, except for redactions of pricing and other information as required to comply with applicable Law or contractual restrictions. Except as set forth on Section 4.5(b) of the Disclosure Schedules, each Material Contract is valid and binding on the Company party thereto, and enforceable in accordance with its terms against the Company and, to the knowledge of Seller, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). Except as set forth on Section 4.5(b) of the Disclosure Schedules, (i) the Company, and to the knowledge of Seller, each other party thereto, is not in breach of any material obligations under any Material Contract and (ii) during the past twelve months, the Company has not received written, or to the knowledge of Seller, oral notice of any payment default, termination, modification or material dispute under any Material Contract that has not been cured or waived, except in case of (i) and (ii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 4.6 Absence of Changes. (a) Except as set forth on Section 4.6(a) of the Disclosure Schedules, during the period beginning on January 1, 2021 and ending on the date of this Agreement there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably expected to have a Material Adverse Effect. (b) Except in connection with the Transactions, and except as set forth on Section 4.6(b) of the Disclosure Schedules, during the period beginning on January 1, 2021 through the date of this Agreement, (i) the Company has conducted the Business in the ordinary course of business and (ii) there has not occurred any action or event, that, had it occurred after the date of this Agreement and prior to the Closing, would have required the consent of Buyer under Section 6.2(b), except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 4.7 Litigation. Except as set forth on Section 4.7 of the Disclosure Schedules, through the date hereof, (a) there is no Action pending or, to Seller’s knowledge, threatened in writing against the Company, the Business or any of their respective assets or properties or their current or former directors, officers or employees (in their capacities as such) or Seller or any Affiliate relating to the Company, the Business or any of their respective assets or properties which, if decided adversely against the Company, the Business, Seller or such Affiliate, as applicable, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there has been no such Action during the two-year period ending on the date hereof; (b) neither the Company, the Business nor any of their respective assets or properties is subject to any material outstanding judgment, order, writ, injunction or decree of any Governmental Entity; and (c) there are no settlements to which the Company is a party, or by which any of its assets or properties are bound, under which there are outstanding material obligations to be performed by the Company. Section 4.8 Permits; Compliance with Applicable Law. The Company has obtained and, holds, and for the past two (2) years has held, all permits, licenses, approvals, certificates and other authorizations of and from all Governmental Entities necessary for the lawful conduct of the Business as presently conducted in all material respects (each, a “Material Permit”) except those the failure of which to

37 obtain and hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as set forth on Section 4.8 of the Disclosure Schedules, (a) each Material Permit is, and has been for the past two (2) years, valid and in full force and effect, (b) the Company is, and has been for the past two (2) years, in compliance with the terms of all Material Permits held by the Company, and (c) as of the date hereof, no Governmental Entity has given written notice to the Company that such Governmental Entity intends to commence, or to Seller’s knowledge has otherwise commenced, a proceeding to revoke or suspend any Material Permit, or given written notice that it intends not to renew any Material Permit. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Business is, and has been at all times for the past two (2) years, in compliance with all applicable Laws, orders and judgments, in each jurisdiction in which the Company or the Business conducts business. Section 4.9 Employee Plans. (a) Section 4.9(a) of the Disclosure Schedules sets forth a true and complete list of all Employee Benefit Plans. (b) Except as set forth on Section 4.9(b) of the Disclosure Schedules, no Employee Benefit Plan is a plan that is subject to Title IV of ERISA. The Company has no liability (contingent or non-contingent) with respect to a plan subject to Title IV of ERISA or Section 412 of the Code nor reasonably expects to have any such liability, in each case that could result in any material liability to Buyer or the Company. The Company does not contribute to nor within the past 6 years has had an obligation to contribute to, and has no liability with respect to, any Multiemployer Plan. (c) Except as set forth on Section 4.9(c) of the Disclosure Schedules, each Employee Benefit Plan (other than a Multiemployer Plan) complies in all material respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”) and any other applicable laws. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is the subject of a favorable opinion letter from the Internal Revenue Service on the form of such Employee Benefit Plan, and nothing has occurred since the date of any such determination that could reasonably be expected to give the Internal Revenue Service grounds to revoke such determination. (d) With respect to each Employee Benefit Plan, the Company has made available to Buyer copies of the following, as applicable: the plan document and summary plan description currently in effect or, in the case of an unwritten Employee Benefit Plan, a written description thereof, the most recent determination letter received from the Internal Revenue Service, the most recent summary plan descriptions and summaries of material modifications, the trust agreements, insurance contracts, and other documents relating to the funding or payment of benefits under any Employee Benefit Plan, the most recent annual report (Form 5500, with all applicable attachments), financial statement or actuarial valuation report, and material written correspondence relating to any such Employee Benefit Plan between the Company or its Representatives and any Governmental Entity within the three years prior to the date hereof. (e) No Action with respect to any Employee Benefit Plan (other than routine claims for benefits) is pending or, to Seller’s knowledge, threatened in writing. (f) Except as set forth on Section 4.9(f) of the Disclosure Schedules and the Transaction Bonuses, neither the execution or delivery of this Agreement nor the consummation of the Transactions, either alone or in combination with another event, will entitle any current or former employee, director, officer or consultant of the Company to payment, or accelerate the time of payment, funding or vesting

38 under any Employee Benefit Plan, or increase the amount of compensation or benefits due to any current or former employee, director, officer or consultant of the Company. (g) Each Employee Benefit Plan has been maintained, operated, and administered in compliance with its terms and any related documents or agreements. There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Benefit Plans that could result in any liability or excise tax under ERISA or the Code being imposed on the Company. (h) The Company has not agreed or committed to institute any plan, program, arrangement or agreement for the benefit of Business Employees or former employees of the Company other than the Employee Benefit Plans, or to make any amendments to any of the Employee Benefit Plans. (i) No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any Business Employee, officer or director of the Company who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Benefit Plan currently in effect would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). (j) No individual has a right to any gross up or indemnification from the Company with respect to Section 409A of the Code under any Employee Benefit Plan or other payment or arrangement subject to Section 409A of the Code. Section 4.10 Environmental Matters. Except as set forth on Section 4.10 of the Disclosure Schedules: (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor the Business is subject to any judgment, order, writ, injunction or decree with respect to any Environmental Condition or any Environmental Law or received any written request for information, notice, demand letter, administrative inquiry or complaint or claim with respect to any Environmental Condition or any actual or alleged violation of or liability under Environmental Law. (b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company (i) is, and for the past five years has been, in compliance with Environmental Law and (ii) has obtained all Material Permits required under any Environmental Law that are necessary for the activities and operations of the Company and the Business, and the Company is, and for the past five years has been, in compliance with all terms and conditions of such Material Permits. (c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company, nor the Business, has assumed, undertaken, agreed to indemnify or otherwise become subject to any liability of any other Person relating to or arising from any Environmental Law. (d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no Environmental Conditions that require reporting, investigation, assessment, cleanup, remediation or any other type of response or corrective action under any Environmental Law or that could be the basis for any liability of the Company or the Business pursuant to any Environmental Law or Contract.

39 Section 4.11 Intellectual Property Rights . (a) For the purposes of this Agreement, the following terms have the meanings set forth below: (i) “Intellectual Property Rights” means any and all intellectual property and industrial property rights, whether protected, created or arising under the laws (whether common law or statutory) of the United States or any other jurisdiction or under any international convention, including all rights to: (1) all patents, applications for patent and all reissues, divisions, re-examinations, renewals, extensions, provisionals, substitutions, continuations, continuations-in-part thereof and all pre-grant and post- grant forms of any of the foregoing (collectively, “Patents”); (2) all trade secrets, know- how, unpublished inventions, specifications, formulations, processes and other proprietary information (collectively, “Trade Secrets”); (3) all works of authorship and other copyrightable subject matter, copyrights registrations and applications therefor (collectively, “Copyrights”); (4) all social media identifiers, uniform resource locators, e-mail and other internet addresses and domain names and applications and registrations therefor (collectively, “URLs”); and (5) all trade names, corporate names, logos, trademarks, service marks, and trademark and service mark registrations, renewals and applications therefor and all other indicia of source or origin and all goodwill associated with any of the foregoing (collectively, “Trademarks”). (ii) “Company Intellectual Property Rights” means all rights (including, but not limited to, rights of ownership and rights under license from other Persons) of the Company that relate to the Business with respect to any Intellectual Property Rights, including Registered Intellectual Property Rights. (iii) “Registered Intellectual Property Rights” means all active or pending United States and foreign: (1) Patents; (2) registered Trademarks, applications to register Trademarks, including intent-to-use applications; (3) Copyright registrations and applications to register Copyrights; and (4) URL registrations and applications to register URLs. (b) Section 4.11(b) of the Disclosure Schedules lists all Registered Intellectual Property Rights owned (or co-owned) by the Company as of the date hereof (the “Company Registered Intellectual Property Rights”), including the record owner or co-owners of such Company Registered Intellectual Property Rights and the jurisdictions in which each item of the Company Registered Intellectual Property Rights has been issued or registered or in which any such application for issuance or registration has been filed. Except as set forth on Section 4.11(b) of the Disclosure Schedules, the Company solely owns the Company Registered Intellectual Property Rights free and clear of all Liens except for Permitted Liens. (c) Except any Intellectual Property Rights licensed, or associated with any of the services made available, to the Company in the Transition Services Agreement and licensed to the Company pursuant to other Ancillary Documents, the Company solely owns, or has the right to use, and will as of the Closing Date solely own (except with respect to co-owned Company Registered Intellectual Property Rights as set forth on Section 4.11(b) of the Disclosure Schedules) or have the right to use, all Intellectual Property Rights that are, or have been, necessary for the conduct of the Business as conducted in the one year period prior to the date of this Agreement; provided, that the representations and warranties in this Section 4.11(c) are not and shall not be construed as a representation and warranty of non-infringement by the Company of the Intellectual Property Rights of any Person.

40 (d) Except as set forth in Section 4.11(d) of the Disclosure Schedules, the Company has not received, at any time during the two (2) year period preceding the date hereof, written notice nor been involved in any Action (excluding ordinary course examination or prosecution of any Company Registered Intellectual Property Rights before any national intellectual property office) (i) claiming that the operation of the Business (including the use, sale, offering for sale, import or other exploitation of any of the products or services of the Business) infringes, misappropriates or otherwise violates any Intellectual Property Right of any Person or (ii) challenging the title, validity, scope or enforceability of any of the Company Intellectual Property Rights. The operation of the Business (including the use, sale, offering for sale, import or other exploitation of any of the products or services of the Business) does not infringe any copyright or misappropriate any trade secret of any Person and, to the knowledge of Seller, does not infringe, misappropriate or otherwise violate any other Intellectual Property Rights of any Person in any respect that is material to the Business as a whole. (e) To the knowledge of Seller, no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property Rights owned by the Company in any material respect. (f) The IT Systems operate and perform in all material respects as required to operate the Business as currently conducted. To the knowledge of the Seller, (i) the IT Systems have not materially malfunctioned or failed within the past three (3) years, which malfunction or failure has not been fully resolved, and (ii) do not contain any viruses, worms, trojan horses, bugs, faults or other devices, errors, contaminants or effects that enable or assist any Person to access any IT Systems without authorization. The Company and the Business have implemented reasonable backup, security and disaster recovery technology consistent with industry practices in respect of the IT Systems, and, to Seller’s knowledge, no Person has gained unauthorized access to any IT Systems. Section 4.12 Labor Matters. Except as set forth on Section 4.12 of the Disclosure Schedules, (a) the Company is not party to any collective bargaining or works council agreement in respect of the Business Employees (b) there is no strike, walk out, work stoppage, lockout or other material labor dispute pending or, to Seller’s knowledge, threatened in writing against the Company, (c) in the past two (2) years, to Seller’s knowledge, no petition has been filed or proceedings instituted by any Business Employee seeking recognition of a collective bargaining representative. The Company has not implemented any plant closing or mass layoffs during the two (2)-year period prior to the date hereof in violation of the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar, applicable state, local or foreign plant closing or mass layoff statute, rule or regulation. Section 4.13 Insurance. Section 4.13 of the Disclosure Schedules contains a list of all material insurance policies owned or held by the Company as of the date of this Agreement (excluding car insurance policies). To Seller’s knowledge, all insurance policies maintained by Company that are required to be maintained under any applicable Law or are otherwise material for the conduct of the Business as conducted on the date hereof, including those listed on Section 4.13 of the Disclosure Schedules (the “Insurance Policies”), are in full force and effect. All premiums due in relation to the Insurance Policies have been paid in accordance with the respective terms of the Insurance Policies. To Seller’s Knowledge, both the respective policy holder and, the insured Company, have in all material respects complied with the terms of the Insurance Policies, the non-compliance with which would reasonably be expected to entail a loss or reduction of coverage under, or termination of, the respective Insurance Policy. Section 4.14 Tax Matters. Except as set forth on Section 4.14 of the Disclosure Schedules: (a) the Company has prepared and timely filed (or has had so prepared and filed on its behalf) with the appropriate Governmental Entity (taking into account applicable extensions of time to file) all income and other material Tax Returns required to be filed by the Company, and has timely paid (or has

41 had paid on its behalf) to the appropriate Governmental Entity all material Taxes of the Company that are due and payable (whether or not shown on any Tax Return); (b) all income and other material Tax Returns filed by the Company are true and correct in all material respects; (c) the Company is not currently the subject of a Tax audit, examination or Action and no such Tax audit, examination or Action is pending or has been threatened in writing; (d) the Company has not consented, or had consented on its behalf, in writing to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any Governmental Entity (other than any extension which is no longer in effect or any automatic extension obtained pursuant to automatic extensions of time to file Tax Returns obtained in the ordinary course of business); (e) the Company has not received (within the last three (3) years) from any Governmental Entity any written notice of proposed adjustment, deficiency, or underpayment of any amount of Taxes which has not since been satisfied by payment or been withdrawn or settled; (f) during the past three (3) years, no written claim has been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction; (g) the Company is not a party to or bound by any Tax allocation, indemnification or sharing agreement, arrangement or similar Contract (other than any such customary commercial agreement, arrangement or Contract entered into in the ordinary course of business no principal subject matter of which relates to Taxes); (h) the Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date: (i) as a result of any adjustment under Section 481(a) of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) attributable to any change in method of Tax accounting elected prior to the Closing Date for a taxable period ending on or prior to the Closing Date; (ii) as a result of any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) executed prior to the Closing; (iii) as a result of any prepaid amount received prior to the Closing (other than in the ordinary course of business); (iv) as a result of any installment method of accounting, the completed contract method of accounting or the cash method of accounting with respect to a transaction that occurred prior to the Closing Date; (v) as a result of any election under Section 108(i) of the Code (or any corresponding or similar provision of state, local, or non U.S. income Tax Law); (vi) as a result of any intercompany transactions that occurred prior to the Closing or any excess loss account described in Treasury Regulation Section 1.1502-19 existing prior to the Closing (or any corresponding or similar provision of state, local, or non U.S. income Tax Law); (vii) as a result of any use of any impermissible method of accounting on or before the Closing Date; (viii) as a result of any deferral method provided for under Internal Revenue Service Rev. Proc. 2004-34 or making an election under Section 451(c) of the Code, as applicable, in respect of any transaction occurring or payment received prior to the Closing Date; (ix) pursuant to Section 965 of the Code (or any corresponding or similar provision of state, local, or non U.S. income Tax Law) or (x) pursuant to Section 59A of the Code (or any corresponding or similar provision of state, local or non U.S. income Tax Law);

42 (i) the Company is not a party to or has engaged in any “reportable transaction” as defined in Section 6707A of the Code or Section 1.6011-4 of the Treasury Regulations (other than any “loss transaction” as defined in Section 1.6011-4 of the Treasury Regulations); (j) the unpaid Taxes of the Company (x) did not, as of July 31, 2021, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as set forth on the Financial Statements (and not in the notes thereto), and (y) as of the Closing Date, approximately equal the reserves and accruals for Taxes on the books and records of the Company; (k) the Company is not currently a beneficiary of any extension of time within which to file any Tax Return; (l) the Company has no liability for the Taxes of any Person (other than the Company and H.C. Starck North American Trading, LLC) under Section 1.1502-6 of the Treasury Regulations (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) or as a transferee or successor; (m) the Company will not be required to include any item of income in its taxable income under Section 951(a) or Section 951A of the Code (or any similar provision of state, local or non-U.S. Law) attributable to (i) “subpart F income,” within the meaning of Section 952 of the Code (or any similar provision of state, local or non-U.S. Law) that is related or attributable to the Company, or the income, assets or operations of the Company or the Business, (ii) direct or indirect holding of “United States property” within the meaning of Section 956 of the Code (or any similar provision of state, local or non- U.S. Law) that is related or attributable to the Company or the Business, or the income, assets or operations of the Company or the Business, or (iii) “global intangible low-taxed income” as defined in Section 951A of the Code, in each case, with respect to any Pre-Closing Tax Period that has ended prior to the date hereof, and, based on past practice, the Company does not expect to include any item of income in its taxable income under Section 951(a) or Section 951A of the Code (or any similar provision of state or local Law) attributable to the items described in clauses (i) through (iii) above in any other Pre-Closing Taxable Period or Pre-Closing Straddle Period; (n) the Company is not the beneficiary of any Tax incentive, Tax rebate, Tax holiday or similar arrangement or agreement with any Governmental Entity; and (o) the Company computes its taxable income using the accrual method of accounting. Section 4.15 Brokers. Except as set forth on Section 4.15 of the Disclosure Schedules, no broker, finder, financial advisor, investment banker or other such intermediary, is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the Transactions by the Company. Section 4.16 Real Property. (a) Leased Real Property. Section 4.16(a) of the Disclosure Schedules sets forth a true, complete and correct list of (i) all locations of the Leased Real Property and (ii) all Leases and the applicable counterparties that are parties to such Leases. Except as disclosed on Section 4.16(a) of the Disclosure Schedules, there are no subleases or similar written agreements by the Company granting to any Person other than the Company the right to use or occupy any Leased Real Property. The Company has a valid and subsisting leasehold estate in the Leased Real Property free and clear of all Liens other than Permitted Liens.

43 (b) Owned Real Property. (i) Section 4.16(b)(i) of the Disclosure Schedules sets forth a true, complete and correct list of all Owned Real Property as of the date hereof. (ii) Except as disclosed on Section 4.16(b)(ii) of the Disclosure Schedules, there are no subleases or similar written agreements pursuant to which the Company has granted to any Person other than the Company the right to use or occupy any Owned Real Property. The Company has marketable fee simple title to the Owned Real Property free and clear of all Liens other than Permitted Liens. Section 4.17 Transactions with Affiliates. Except as disclosed in Section 4.17 of the Disclosure Schedules and except for arrangements that will be terminated as of Closing, there are no Contracts with continuing obligations thereunder between the Company, on the one hand, and Seller or any Affiliate of Seller (other than the Company), on the other hand (each, an “Affiliate Contract”). Section 4.18 Material Customers and Suppliers. (a) Section 4.18(a) of the Disclosure Schedules lists the five (5) largest direct customers for each of the respective business segments of the Business consisting of (i) Semiconductor, (ii) Aerospace, Defense & Government and (iii) Industrial, in each case on the basis of revenues for the most recent complete fiscal year (such customers, the “Key Customers”). (b) Section 4.18(b) of the Disclosure Schedules lists the five (5) largest direct suppliers of the Business on the basis of expenditures for the most recent complete fiscal year (such suppliers, the “Key Suppliers”). (c) Except as disclosed on Section 4.18(c) of the Disclosure Schedules and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, from and after January 1, 2021, (i) no Key Customer or Key Supplier has notified the Company in writing that it intends to discontinue doing business with the Company or otherwise materially reduce its business relationship with the Company or the Business, and (ii) the Company has not been involved in any written material claim, dispute or controversy with any Key Customer or Key Supplier. Section 4.19 Compliance with Anti-Corruption Laws and Sanctions. In the past three (3) years, the Company has not received from any Governmental Entity any written notice relating to any material violation of applicable Anti-Corruption Laws or Sanctions. The Company has maintained and implemented policies, procedures and controls that are reasonably designed to promote compliance with all Anti-Corruption Laws and Sanctions applicable to the Company and the Business. Section 4.20 No Undisclosed Liabilities. The Company does not have any liabilities of the kind that would be required to be included on a balance sheet of the Company prepared in accordance with IFRS except (i) liabilities that are accrued, reserved against or reflected in the Financial Statements, (ii) liabilities which have arisen since the Business Balance Sheet Date that were incurred in the ordinary course of business (none of which is a liability for breach of Contract, breach of warranty, tort, infringement or violation of applicable Laws, orders or judgments), (iii) liabilities otherwise disclosed in Section 4.20 of the Disclosure Schedules, (iv) liabilities included in Funded Indebtedness, Net Working Capital or Transaction Expenses that will be reflected in the Purchase Price, (v) executory liabilities disclosed in or arising pursuant to the terms of any Contract to which the Company is a party or is otherwise bound, but excluding such liabilities to the extent that they are caused by the Company’s breach of such Contract, or (vi) liabilities which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Section 4.21 Title to Assets; Condition and Sufficiency of Assets.

44 (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all material tangible assets and properties held or leased by the Company in the operation of the Business, including the Leased Real Property and the Owned Real Property, are in good operating condition and repair (subject to ordinary wear and tear and routine maintenance in the ordinary course of business), and are usable in a manner consistent with their current use and comply with applicable Laws. (b) Except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the assets of the Business, together with the services to be provided pursuant to the Transition Services Agreement and/or pursuant to any other Ancillary Document and/or agreement entered into in connection therewith and together with the rights granted to the Company under the Carve- Out Asset Agreements are sufficient for the conduct of the Business immediately after the Closing in substantially the same manner as conducted immediately prior to completing the transactions contemplated by the Carve-Out Asset Agreements and immediately prior to the Closing. Section 4.22 Inventory. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the inventory of the Business is of a quality and quantity usable and saleable in the ordinary course of business and fit for the purpose for which such inventory was procured or manufactured and such inventory is saleable at gross margins consistent with historical practice. Section 4.23 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ANY OF ITS AFFILIATES OR ANY OF ITS OR THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED WITH RESPECT TO THE COMPANY, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3, ARTICLE 4 AND ANY ANCILLARY DOCUMENT. SELLER IS NOT, DIRECTLY OR INDIRECTLY, MAKING ANY REPRESENTATIONS OR WARRANTIES REGARDING FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS OF THE COMPANY. BUYER SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AS WELL AS THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE 3 AND ARTICLE 4 OF THIS AGREEMENT. IN ADDITION, EXCEPT AS SET FORTH IN ARTICLE 3, ARTICLE 4 AND ANY ANCILLARY DOCUMENT, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE BUSINESSES OR ASSETS OF ANY OF THE COMPANY, AND ANY AND ALL REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THEIR ASSETS, ANY PART THEREOF, THE WORKSMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, AND BUYER SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AS WELL AS THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN ARTICLE 3 AND ARTICLE 4 OF THIS AGREEMENT AND ANY ANCILLARY DOCUMENT. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth in the Disclosure Schedules (it being understood that an item disclosed in one Section of the Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement where the relevance of such item is reasonably apparent), Buyer hereby represents and warrants

45 to Seller as of the date of this Agreement (unless another date is expressly set forth below in respect of any statement set forth below, in which case Buyer hereby represents and warrants to Seller as of such other date expressly set forth below) as follows: Section 5.1 Organization. Buyer is an Ohio corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its businesses as now being conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the Transactions. Section 5.2 Authority. (a) Buyer has all necessary power and authority to execute and deliver this Agreement and the Ancillary Documents to which Buyer is a party and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Documents to which Buyer is a party and the consummation of the Transactions have been (and the Ancillary Documents to which Buyer is a party will be upon execution thereof) duly and validly authorized by all requisite company action on the part of Buyer and no other proceeding (including by its respective equityholders) on the part of Buyer is necessary to authorize the execution, delivery or performance of this Agreement and the Ancillary Documents to which Buyer is a party or to consummate the Transactions. No vote of Buyer’s equityholders is required to approve this Agreement or for Buyer to consummate the Transactions. (b) This Agreement has been (and the Ancillary Documents to which Buyer is a party will be) duly and validly executed and delivered by Buyer and constitutes a valid, legal and binding agreement of Buyer (assuming this Agreement has been and the Ancillary Documents to which Buyer is a party will be duly authorized, executed and delivered by the other parties thereto), in each case enforceable against Buyer in accordance with their respective terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any Action thereof may be brought. Section 5.3 Consents and Approvals; No Violations. Assuming the truth and accuracy of Seller’s representations and warranties contained in Section 3.4 and in Section 4.4, no notices to, filings with, or authorization, consent or approval of any Person or Governmental Entity are necessary for the execution, delivery or performance of this Agreement by Buyer or the Ancillary Documents (in accordance with their terms) to which Buyer is a party or the consummation by Buyer of the Transactions (in accordance with their terms), except for (a) compliance with filing requirements under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (b) filings, authorizations, consents, approvals or the expiration or termination of any notice or waiting period in respect of any Required Approval; and (c) as listed on Section 5.3(c) of the Disclosure Schedules (the “Buyer Statutory Approvals”). Neither the execution, delivery or performance by Buyer of this Agreement or the Ancillary Documents to which Buyer is a party nor the consummation by Buyer of the Transactions will (i) conflict with or result in any breach of any provision of Buyer’s Governing Documents, (ii) except as set forth on Section 5.3(c) of the Disclosure Schedules, result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration under, or require any consent or notice with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree or Law of any Governmental Entity applicable to Buyer or any of its properties or assets, except in the case of clauses (ii) and (iii) above, for violations or breaches which would not reasonably be expected to prohibit, materially delay or materially impair the consummation of the Transactions by Buyer.

46 Section 5.4 Brokers. No broker, finder, financial advisor, investment banker or other such intermediary is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the Transactions based upon arrangements made by and on behalf of Buyer or any of its Affiliates, in each case for which any Seller Party, any of their respective Affiliates or the Company may become liable. Section 5.5 Financing. (a) Buyer has delivered to Seller a true, complete and correct copy of the executed Debt Commitment Letter and any related fee letters (redacted in a customary fashion as to economic terms and other commercially sensitive numbers and provisions specified in any such fee letter (including any provisions relating to “flex” terms or similar concepts), none of which could reasonably be expected to adversely affect the availability, conditionality, enforceability or amount of the Financing contemplated thereby) as in effect on the date hereof. The Debt Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement. Neither Buyer nor any of its Affiliates has entered into any agreement, side letter or other arrangement of any kind relating to the Financing contemplated by the Debt Commitment Letter, other than the fee letters related thereto, that would reasonably be expected to affect the availability, conditionality, enforceability or amount of the Financing contemplated by the Debt Commitment Letter. As of the date hereof, the commitments contained in the Debt Commitment Letter have not been terminated, reduced, withdrawn or rescinded in any respect, and, to the knowledge of Buyer, no such termination, reduction, withdrawal or rescission is contemplated except as set forth in the Debt Commitment Letter. As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of Buyer and, to the knowledge of Buyer, each other party thereto, in each case, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium Laws or other similar Laws relating to or limiting creditors’ rights generally and general principles of equity (whether considered in an action of equity or law). Buyer has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date hereof in connection with the Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a breach or default on the part of Buyer or, to the knowledge of Buyer, any other party thereto under the Debt Commitment Letter. Assuming (i) the truth and accuracy of each Seller Party’s representations and warranties hereunder (including, for the avoidance of doubt, Seller’s representations and warranties as to the Company), (ii) compliance by each Seller Party with its obligations hereunder, and (iii) the satisfaction of the conditions set forth in Article 7 at the Closing, as of the date hereof, Buyer has no reason to believe that (A) it will be unable to satisfy on a timely basis any term of the Debt Commitment Letter or (B) the Financing contemplated by the Debt Commitment Letter will not be available to Buyer at the Closing to the extent required to pay the Required Amounts. There are no conditions precedent or contingencies related to the funding of the Financing contemplated by the Debt Commitment Letter, other than the Financing Conditions. For the avoidance of doubt, Buyer acknowledges that the transactions contemplated by this Agreement are not conditioned upon or subject to the completion of the Financing or any other financing transaction. (b) Buyer will have when due, sufficient funds to enable Buyer to consummate the Transactions as required pursuant to the terms of this Agreement, including payment of (i) the Purchase Price (and all adjustments thereto) and the Notified Loan Payable Amount when due, (ii) all other amounts required to be paid by (or on behalf of) Buyer pursuant to this Agreement and the Ancillary Documents when due, and (iii) the fees and expenses of Buyer relating to the Transactions (collectively, the “Required Amounts”). Section 5.6 Solvency. Assuming the satisfaction (and not the waiver) of the conditions to Buyer’s obligation to consummate the Transactions, immediately after giving effect to the Transactions, (a) the Company will not have incurred debts beyond its ability to pay such debts as they mature or become due, (b) the then-present fair salable value of the assets of the Company will not exceed the amount that

47 will be required to pay its probable liabilities (including the probable amount of all contingent liabilities) and its debts as they become absolute and matured, (c) the assets of the Company, at a fair valuation, will exceed its debts (including the probable amount of all contingent liabilities) and (d) the Company will have adequate capital to carry on their business as presently conducted or as currently proposed to be conducted. Section 5.7 Sanctions. (a) Buyer is not, and is not owned or controlled by, any Person that is the subject or target of any Sanctions; and (b) no part of the funds used in connection with any of the transactions contemplated by this Agreement are or were derived from any dealings or transactions with or involving any Person that is the subject or target of any Sanctions. Section 5.8 Acknowledgment and Representations by Buyer. Buyer acknowledges and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Company. In entering into this Agreement and the Ancillary Documents, Buyer has relied solely upon its own investigation and analysis and the representations and warranties of the Seller Parties expressly contained in Article 3 and Article 4, as applicable (in each case, as qualified by the Disclosure Schedules), or any Ancillary Document to which Buyer is a party, and Buyer, on its own behalf and on behalf of its Affiliates and each of its and their respective Representatives, acknowledges, represents, warrants and agrees that, other than as set forth in Article 3 and Article 4 or any Ancillary Document to which Buyer is a party, neither the Seller Parties nor any of their Representatives or any other Person makes or has made any representation or warranty, either express or implied, (i) as to the accuracy or completeness of any of the information provided or made available to Buyer or any of its Affiliates or its or their respective Representatives prior to the execution of this Agreement or (ii) with respect to any projections, forecasts, estimates, plans, pro forma financial information or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or its respective business heretofore or hereafter delivered to or made available to Buyer or any of its Affiliates or its or their respective Representatives. Without limiting the generality of the foregoing, Buyer, on its own behalf and on behalf of its Affiliates and each of its and their respective Representatives, acknowledges, represents, warrants and agrees that neither the Seller Parties nor any of their Representatives or any other Person (A) makes or has made, and shall not be deemed to have made, other than as set forth in Article 3 and Article 4 or any Ancillary Document to which Buyer is a Party, any representations or warranties in the materials relating to the business, assets or liabilities of the Company made available to Buyer, including due diligence materials, memoranda or similar materials, or in any presentation of the business of the Company by management or other Representatives of any of the foregoing, any of their respective Affiliates in connection with the Transactions, and no statement contained in any such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Buyer in executing, delivering and performing this Agreement, the Ancillary Documents to which Buyer is a party and the Transactions; or (B) will have or be subject to any liability to Buyer or any of its Representatives or any other Person resulting from the distribution to or use by Buyer or any of its Representatives of such due diligence materials, memoranda, projections, forecasts and other materials (including materials made available in “data rooms”), or of any information in any presentation of the business of the Company by management or other Representatives of any of the foregoing, any of their respective Affiliates in connection with the Transactions, or of any discussion with respect to any of the foregoing, other than based on Fraud. Other than as set forth in Article 3 and Article 4 or any Ancillary Document to which Buyer is a party, it is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to, any offering memorandum or similar materials made available to Buyer and its Representatives and advisors are not and shall not be deemed to be or to include representations or warranties of Seller, the Company or any of their respective Representatives or any other Person, and are

48 not and shall not be deemed to be relied upon by Buyer in executing, delivering and performing this Agreement, the Ancillary Documents to which Buyer is a party and the Transactions. ARTICLE 6 COVENANTS Section 6.1 Pre-Closing Reorganization (a) Execution of Carve-Out SPAs. Prior to the Closing Date, Seller shall cause (i) the execution of (one combined or several separate) share sale and transfer agreements providing for the sale and transfer of the Carve-Out Shares from the Company to one or more Affiliates of Seller in the form as attached in Exhibit D; provided, however, that Seller shall be entitled to make any amendments, modifications, supplements or changes to the Carve-Out SPAs to the extent such amendments, modifications, supplements or changes (x) do not have the effect of altering the conditions or terms (including with respect to the transfer of assets or liabilities) as set forth in the form attached at Exhibit D in any respect that would be adverse to Buyer or its Affiliates (where “Affiliates” of the Buyer shall be deemed to include the Company) or (y) are permitted pursuant to obtaining Buyer’s consent (whether actual or deemed) as provided in this Section 6.1(a) (as so amended, the “Carve-Out SPAs”) and (ii) with effect prior to the Closing Date, the performance of the actions to be performed thereunder on the “Carve-Out Effective Date” as such term is defined in the form as attached in Exhibit D ((i) and (ii), the “Carve-Out SPA Closing”). No amendment, modification, supplement or change may be made to any Carve-Out SPA (including any attachments, exhibit, schedule or annex thereto) from the form attached at Exhibit D (including with respect to any ancillary agreement contemplated thereby), including with respect to populating any open or bracketed item therein (including with respect to updating each Carve-Out SPA to comply with applicable Law with respect to the Carve-Out Shares), without Buyer’s prior consent (not to be unreasonably withheld, conditioned or delayed) if such amendment, modification, supplement or change has the effect of altering the conditions or terms (including with respect to the transfer of assets or liabilities) as set forth in the form attached at Exhibit D in any respect that would be adverse to Buyer or its Affiliates (where “Affiliates” of the Buyer shall be deemed to include the Company); provided, however, that if Buyer does not respond within 5 Business Days of Seller’s request for consent, Buyer will be deemed to have consented to such request. Seller shall provide a copy of any Carve-Out SPA to Buyer promptly after its execution. (b) Execution of Carve-Out Asset Agreements. Prior to the Closing Date, Seller shall cause (i) the execution of (one combined or several separate) contribution and transfer agreements from the Company to the newly formed Subsidiaries of the Company as indicated in Exhibit E (each such newly formed Subsidiary, a “Remain Co”) in the form as attached in Exhibit E provided, however, that Seller shall be entitled to make any amendments, modifications, supplements or changes to the Carve-Out Asset Agreements to the extent such amendments, modifications, supplements or changes (x) do not have the effect of altering the conditions or terms (including with respect to the transfer of assets or liabilities) as set forth in the form attached at Exhibit E in any respect that would be adverse to Buyer or its Affiliates (where “Affiliates” of the Buyer shall be deemed to include the Company) or (y) are permitted pursuant to obtaining Buyer’s consent (whether actual or deemed) as provided in this Section 6.1(b) (as so amended, the “Carve- Out Asset Agreements”) and (ii), with effect prior to the Closing Date, the performance of the actions to be performed thereunder on the “Carve-Out Effective Date” as such term is defined in the form as attached in Exhibit E ((i) and (ii), the “Carve-Out Asset Closing”). No amendment, modification, supplement or change may be made to any Carve-Out Asset Agreement (including any attachments, exhibit, schedule or annex thereto) from the form attached at Exhibit E (including with respect to any ancillary agreement contemplated thereby), including with respect to populating any open or bracketed item therein, without Buyer’s prior consent (not to be unreasonably withheld, conditioned or delayed) if such amendment, modification, supplement or change has the effect of altering the conditions or terms (including with respect to the transfer of assets or liabilities) as set forth in the form attached at Exhibit E in any respect that would

49 be adverse to Buyer or its Affiliates (where “Affiliates” of the Buyer shall be deemed to include the Company); provided, however, that if Buyer does not respond within 5 Business Days of Seller’s request for consent, Buyer will be deemed to have consented to such request. Seller shall provide a copy of any Carve-Out Asset Agreement promptly after its execution. (c) Remaining Obligations. (i) After the Closing, and for as long as the respective party remains an Affiliate of such Seller Party or Buyer, respectively, the Seller Parties and Buyer, respectively, shall cause each of their respective Affiliates that is a party to the Carve-Out SPAs and Carve-Out Asset Agreements, to perform timely their respective obligations thereunder. (ii) In the event that a respective party to a Carve-Out SPA or Carve-Out Asset Agreement ceases to be an Affiliate of a respective Seller Party or Buyer, respectively, or transfers or conveys all or substantially all of its properties and assets (including in any case, the Euclid Facility or the Coldwater Facility) to any Person that is not an Affiliate of a respective Seller the respective Seller Party or Buyer, as the case may be, shall request a respective successor of it, acquiring, directly or indirectly, any Seller Party’s or Buyer’s respective shareholding in such party and thereby becoming an Affiliate of it, to assume the respective obligations of such Seller Party or Buyer, respectively, as set forth in Section 6.1(c)(i), and in any event, promptly notify the respective other Party/Parties of such event (a “Relevant CoC Event”). Without limiting the preceding sentence, in the event that the Coldwater Facility and/or the Euclid Facility is sold by any Seller Party or an Affiliate thereof to a third-party, whether by means of a stock sale, asset sale or otherwise, Seller shall request a release from the buyer of such facility for the benefit of the Company and its Affiliates, including Buyer, as relates to any Environmental Condition related to such facility that may have arisen during the Company’s ownership thereof, including a waiver of any related claims that may arise under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. and other Environmental Laws. For the avoidance of doubt, in no event shall Seller in connection with complying with its obligations pursuant to this paragraph be obligated to incur any material additional costs or to accept any economic detriment (e.g., a lower purchase price or increased liabilities). (iii) In the event that a Relevant CoC Event occurs with respect to any Carve- Out Entity prior to the 24-month anniversary of the Closing Date, Seller shall (subject to the other applicable terms of this Agreement), in each case, as applicable, continue to be liable for the failure of such Carve- Out Entity to perform timely its respective obligations under the applicable Carve-Out SPA or Carve-Out Asset Agreement if and to the extent such failure is notified to Seller in writing prior to the third anniversary of the Closing Date and if and to the extent, in addition, the respective claims have unsuccessfully been asserted and pursued against the applicable Carve-Out Entity with such care as would reasonably be applied in the absence of any claims against the Seller under this paragraph. (iv) No Person shall have any recourse against Seller or any of its Affiliates for any breach of this Section 6.1(c), except to the extent such Person is entitled to indemnification pursuant to Section 9.2(c) (subject to the term and conditions of Article 9). (d) Miscellaneous. For the avoidance of doubt, the completion of the Reorganization in accordance with Section 6.1 shall not act to modify or waive any other rights or obligations of the Parties under this Agreement (including the representations and warranties in Article 3 or Article 4) but shall, for the avoidance of doubt, also in no event be considered to constitute a breach of any obligations of the Seller Parties under this Agreement or a breach of any representations and warranties in Article 3 or Article 4).

50 (e) Purchase Price Allocation for Carve-Out Sales. Within ninety (90) days following the Closing, with respect to any Carve-Out Entity that is treated as a disregarded entity for U.S. federal income Tax purposes when the Carve-Out Shares are transferred in connection with the Reorganization, Seller shall deliver to Buyer a schedule (the “Proposed Allocation Schedule”) allocating the purchase price under the applicable Carve-Out SPA (including any liabilities of such Carve-Out Entity and other items properly taken into account as part of the purchase price for U.S. federal income Tax purposes) among the assets of such Carve-Out Entity. The Proposed Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. If Buyer does not notify Seller in writing within twenty (20) days following Buyer’s receipt of the Proposed Allocation Schedule that Buyer objects to the Proposed Allocation Schedule, the Proposed Allocation Schedule shall be final and binding upon the parties to this Agreement. If within such twenty (20)-day period Buyer so notifies Seller, Buyer and Seller shall negotiate in good faith to resolve the disputed matters. If Buyer and Seller are able to resolve the disputed matters within thirty (30) days following Seller’s receipt of Buyer’s notice of objection, Seller and Buyer shall revise the Proposed Allocation Schedule to reflect such resolution, and the revised Proposed Allocation Schedule shall be final and binding upon Seller and Buyer. If Seller and Buyer are unable to resolve the disputed matters within such thirty (30)-day period, the disputed matters shall be resolved by the Accounting Firm, the costs of which shall be borne 50% by Seller and 50% by Buyer. Seller and Buyer agree to (a) be bound by the final and binding Allocation Schedule established in accordance with this Section 6.1(g) (the “Final Allocation Schedule”), (b) act in accordance with the Final Allocation Schedule in the filing of all Tax Returns and in the course of any Tax audit, Tax examination or Tax litigation relating thereto, and (c) take no position and cause their respective Affiliates to take no position inconsistent with the Final Allocation Schedule for Tax purposes, unless otherwise required by a change in Law or pursuant to the good faith resolution of a Tax contest. Section 6.2 Conduct of Business of the Company. (a) Except (i) as contemplated by this Agreement (including, for the avoidance of doubt, with respect to, or as contemplated by the Reorganization, or in respect of Intra Group Loan Agreements), (ii) to the extent required by any applicable Law, (iii) as set forth in Section 6.2(a) of the Disclosure Schedules, (iv) pursuant to reasonable actions (or omissions to take) taken in response to COVID-19 Measures or (v) as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that such consent shall be deemed granted if no written objection is received by Seller within five (5) Business Days of Seller’s written request), from and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller shall exercise its rights as shareholder of the Company to cause the Company to use commercially reasonable efforts to (i) conduct the Business in the ordinary course of business in all material respects, and (ii) keep available the services of the Business’s present key employees and maintain their existing relations and goodwill with material customers, suppliers and other third parties with whom the Business has material relations; provided, that the failure of the Company to take any action prohibited by Section 6.2(b) or to take any action that is not reasonably within any Seller Party’s control shall not be a breach by Seller of this Section 6.2(a). (b) From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, except (i) as contemplated by this Agreement (including, for the avoidance of doubt, with respect to, or as contemplated by the Reorganization, or in respect of Intra Group Loan Agreements or Carve-Out Items), (ii) to the extent required by any applicable Law, (iii) as set forth in Section 6.2(b) of the Disclosure Schedule, (iv) pursuant to reasonable actions (or omissions to take) taken in response to COVID-19 Measures or (v) as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that such consent shall be deemed granted if no written objection is received by Seller within five (5) Business Days of Seller’s written request), Seller shall cause the Company not to:

51 (i) modify or amend any material provision of its Governing Documents; (ii) issue, sell, pledge, encumber or grant any (i) equity securities of the Company, (ii) securities convertible into or exchangeable for any equity securities, or any options, warrants or rights to acquire any such equity securities or (iii) “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based performance units or other securities the value of which is derived from the price or value of the equity securities of the Company; (iii) adopt a plan or agreement of complete or partial liquidation or dissolution; (iv) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, any Person, corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof; (v) amend or modify in any material respect, renew, terminate or grant, except in each case the ordinary course of business consistent with past practice, any release or waive compliance with the material terms of any Material Contract in a manner that adversely affects the Company or the Business or, enter into any new contract that would have been a Material Contract if entered into prior to the date hereof, in each case, except for contracts entered into, renewed or extended in the ordinary course of business or renewed automatically pursuant to and in accordance with the terms of the applicable agreement; (vi) except to the extent required to comply with applicable Law or as contemplated by the terms of any Employee Benefit Plan in effect on the date hereof, works agreement or collective bargaining agreement that are in place at the Company or to the extent relating to Carve-Out Employees, (i) grant or announce any equity awards or any increase in the salaries, wages, bonuses or other compensation and benefits payable to any current or former officers, employees, directors, consultants or other service providers of the Company, including modifying any existing compensation, severance or equity arrangements with any such individuals or declaring or making a payment, commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or any other benefit or compensation whatsoever other than any increases in salaries, wages or bonus awards to employees in the ordinary course of business consistent with past practice; (ii) hire any new employees with an annual base salary in excess of $125,000, or terminate other than for cause the employment or services of any employees with an annual base salary in excess of $125,000 or officer; (iii) adopt, materially amend, increase benefits under, or terminate any Employee Benefit Plan (including any agreement or plan which would constitute an Employee Benefit Plan if entered into as of the date hereof) or otherwise take any action to amend or waive any performance or vesting criteria or accelerate the vesting, exercisability or funding under any Employee Benefit Plan; or (v) enter into any new employment, severance, retention, post-employment compensation, change in control or similar Contract with, or grant any new incentive award to, any employee, officer, director or consultant of the Company; (vii) other than sales of inventory or obsolete equipment in the ordinary course of business, sell, lease, assign, transfer or otherwise dispose of any of its material properties or assets of the Business, except with respect to properties or assets having a value no greater than $250,000 in the aggregate through the first three months following the date hereof, provided that such limit shall increase by $100,000 at the end of each month following such first three months; (viii) change its fiscal year; (ix) settle or compromise any pending or threatened action, suit, or proceeding or any disputed claim or claims, in each case, related to the Business, for an amount payable by the

52 Company or involving a waiver of a claim of the Company, that could, individually (or combined with similar actions, suits, proceedings or claims) reasonably be expected to be greater than $250,000 (net of any insurance proceeds and only taking into account disputed portions of any claim); (x) assume, guarantee or endorse any material obligations of any other Person or make any material loans, advances or capital contributions to or investments in, any other Person; (xi) make, rescind or change any material Tax election (other than making elections in the ordinary course of business or consistent with past practice), consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Tax (other than pursuant to automatic extensions of time to file Tax Returns obtained in the ordinary course of business), surrender any claim for any Tax refund, file any Tax Return that was not prepared in accordance with past practices, amend any Tax Return or settle or compromise any Tax liability (other than the payment of Taxes or collection of refunds in the ordinary course of business), in each case except as related to Taxes paid on an affiliated, consolidated, combined, unitary, aggregate or similar basis other than with respect to any affiliated, consolidated, combined, unitary or similar group or aggregate comprised solely of the Company; (xii) make any capital expenditure, or commit to do so, other than capital expenditures not exceeding $250,000 in the aggregate; (xiii) cancel, terminate or fail to renew any material Insurance Policies, except for ordinary course terminations, cancellations and non-renewals of such Insurance Policies that are being replaced with policies providing for substantially equivalent coverage; (xiv) cancel, surrender, allow to expire or fail to take commercially reasonable efforts to renew and maintain, any Material Permits; (xv) sell, assign, license (except in the ordinary course of business), transfer, abandon or allow to lapse (except for Company Registered Intellectual Property Rights in the ordinary course of business), or dedicate to the public any of the Company Intellectual Property Rights owned by the Company; or (xvi) authorize, agree, resolve or consent to any of the foregoing. (c) The Parties will reasonably cooperate from and after the date hereof and until October 15, 2021 to negotiate with ALD Vacuum Technologies North America, Inc. for the purpose of executing an amendment to the E-Beam Contract that (i) extends the deadline to place an initial down payment on the purchase of the electron beam melting furnace thereunder from October 15, 2021 to a point in time that is later than the date that the Parties, acting in good faith, collectively anticipate that the Closing will take place, and (ii) to provide the Company with the ability to choose between the Coldwater Facility and the Company’s facility at Newton, Massachusetts for the delivery of the electron beam melting furnace. Neither Party nor the Company will be required to make any payments, or agree to make any concessions in respect of, or adverse modifications to, the E-Beam Contract in connection with such efforts. From the date hereof through the Closing Date, Seller shall cause the Company to refrain from incurring any liabilities or obligations in respect of its application for funds under Title III of the Defense Production Act other than liabilities and obligations that will have been satisfied as of the Closing. Without limiting the foregoing, Seller may cause the Company to assign such application to a Carve-Out Entity pursuant to the applicable Carve-Out Asset Agreement.

53 Section 6.3 Tax Matters. (a) Transfer Taxes. Any transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes (including all applicable real estate transfer Taxes and stock transfer Taxes, but excluding any gains Taxes or income Taxes) that are imposed on any of the Parties by any Governmental Entity in connection with the Transactions other than the Reorganization shall be borne by Buyer. (b) Reorganization Taxes. For purposes of determining the amount of any Taxes arising from the consummation of the Reorganization for which the Company is liable (the “Reorganization Taxes”) for purposes of this Agreement, the amount of any Reorganization Taxes that are income Taxes payable by the Company shall be computed in accordance with the purchase price under the applicable Carve-Out SPAs and the Final Allocation Schedule, on a with-and-without basis by determining the excess, if any, of the amount of Taxes actually payable by the Company for the taxable period in which the Reorganization occurs (taking into account the Reorganization) assuming such taxable period ended at the end of the Closing Date, over the amount of hypothetical Taxes payable by the Company for such taxable period assuming such taxable period ended at the end of the Closing Date (without taking into account the Reorganization). (c) Tax Returns. Following the Closing, Buyer shall prepare or cause to be prepared all Tax Returns required to be filed by the Company. Tax Returns to be prepared following the Closing that may affect the amount of Reorganization Taxes or any other Taxes for which the Seller Parties may be liable pursuant to Section 9.2(b), shall be prepared in a manner consistent with the past practices of the Company except as otherwise required by applicable Law. Buyer shall provide such Tax Returns, together with a statement setting forth the amount and calculation of any Reorganization Taxes, to Seller at least forty-five (45) days before the due date (including applicable extensions) for the filing of any such Tax Return for Seller’s review and comment. Seller shall provide any written comments to Buyer not later than fifteen (15) days after receiving any such Tax Return and, if Seller does not provide any written comments within such fifteen (15)-day period, Seller shall be deemed to have accepted such Tax Return. Seller and Buyer shall attempt in good faith to resolve any dispute with respect to any such Tax Return. If Seller and Buyer are unable to resolve any such dispute at least fifteen (15) days before the due date (including applicable extensions) for the filing of any such Tax Return, the dispute shall be referred to the Accounting Firm for resolution and the fees shall be shared one-half by Seller and one-half by Buyer. If the Accounting Firm is unable to resolve any such dispute before the due date (including applicable extensions) for the filing of any such Tax Return, such Tax Return shall be filed as prepared by Buyer, subject to amendment, if necessary, to reflect the resolution of the dispute by the Accounting Firm. (d) Apportionment. For purposes of this Agreement, the portion of Tax with respect to the income, property or operations of the Company that is attributable to any Straddle Period shall be apportioned between the portion of the Straddle Period that begins on or before the Closing Date and ends on and includes the Closing Date (the “Pre-Closing Straddle Period”) and the portion of the Straddle Period that begins on the day after the Closing Date and ends at the end of the Straddle Period in accordance with this Section 6.3(d). The portion of such Tax attributable to the Pre-Closing Straddle Period will (i) in the case of any Taxes other than sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and denominator of which is the number of days in the Straddle Period, and (ii) in the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed equal to the amount that would be payable if the Straddle Period ended on and included the Closing Date.

54 (e) Tax Controversies. Following the Closing, this Section 6.3(e) and not Section 9.6 shall apply to any claim for Taxes or Tax audit, examination, assessment or Action that relates to the Company for Taxes for which a Seller Party would be expected to be liable pursuant to this Agreement (each, a “Tax Matter”). Buyer shall notify Seller in writing within ten days of receipt by Buyer or any of its Affiliates (including the Company) of notice of any Tax Matter, and Seller shall notify Buyer in writing within ten days of receipt by Seller or any of its Affiliates of notice of a Tax Matter. Seller shall have the right to control, at its sole expense, the defense and settlement of any Tax Matter that relates solely to Taxes for which solely a Seller Party would be expected to be totally liable pursuant to this Agreement; provided that (i) Seller shall keep Buyer reasonably informed as to the status of any such Tax Matter, (ii) Buyer shall be entitled to participate in any such Tax Matter at its own expense, and (iii) Seller shall not settle or otherwise compromise any such Tax Matter without Buyer’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. With respect to any Tax Matter that does not relate solely to Taxes for which solely a Seller Party would be expected to be totally liable pursuant to this Agreement or any Tax Matter that Seller does not elect to control pursuant to the preceding sentence, Buyer shall control the defense and settlement of the Tax Matter; provided that (A) Buyer shall keep Seller reasonably informed as to the status of any such Tax Matter, (B) if the resolution of such Tax Matter would reasonably be expected to result in any liability to a Seller Party, then Seller shall be entitled to participate in any such Tax Matter at its own expense, and (C) Buyer shall not settle or otherwise compromise any such Tax Matter without Seller’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. (f) Tax Refunds. Except to the extent (i) attributable to any Tax attribute generated after the Closing Date, (ii) included in the computation of Transaction Expenses or (iii) the receipt of such Tax refund or credit gives rise to an obligation to pay an amount to a third Person under any Contract that is in existence prior to the Closing, any refunds of Taxes or credits in lieu thereof of the Company with respect to any Reorganization Taxes (to the extent previously paid by a Seller Party or to the extent such amount was taken into account in the calculation of the Purchase Price) or any other Taxes borne by a Seller Party in accordance with Section 9.2(b), plus any interest received from any Governmental Entity with respect thereto, shall be for the account of Seller, and Buyer shall pay to Seller, within ten days after Buyer or the Company receives any such Tax refund or after the relevant Tax Return is filed on which a Tax credit is applied against Buyer’s or the Company’s liability for Taxes, an amount of cash equal to the amount of such Tax refund or credit, in each case, net of any out-of-pocket costs and Taxes incurred to obtain such Tax refund or credit. Without duplication of the foregoing, if, as a result of any filed Tax Return or amended Tax Return or the resolution of any Tax Matter, there is an adjustment that results in a decrease in the amount of the Reorganization Taxes (calculated in the manner described in Section 6.3(b)), Buyer shall promptly pay over to Seller an amount equal to such decrease to the extent such amount was previously paid as a Tax by a Seller Party or to the extent such amount was taken into account in the calculation of the Purchase Price. (g) Post-Closing Actions and Cooperation. Unless otherwise required by applicable Law, without obtaining the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed, Buyer shall not, and shall not cause or permit the Company to (i) amend any Tax Return that relates to Reorganization Taxes or any other Taxes for which the Seller Parties may be liable pursuant to Section 9.2(b) or (ii) take any other action on the Closing Date or after the Closing that is not contemplated by this Agreement that could reasonably be expected to give rise to any Tax liability of Seller or any of its Affiliates, including pursuant to Section 9.2(b). After the Closing Date, Buyer and Seller shall (and shall cause their respective Affiliates to) (i) assist each other in preparing any Tax Returns of the Company for any Pre-Closing Tax Period or Straddle Period, (ii) reasonably cooperate in responding to any inquiries from or preparing for any audits of, or disputes with Governmental Entities regarding, any Taxes or Tax Returns of or relating to the Company, and (iii) make available to each other as reasonably requested, all information in its possession reasonably relating to the Company that may be relevant to any Tax Return,

55 audit or examination, proceeding or determination and to any Governmental Entity as reasonably requested all information, records and documents relating to Taxes of the Company. Section 6.4 Access to Information. (a) From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable notice, and subject to restrictions under applicable Law and the restrictions contained in the confidentiality agreements to which the Company is subject, Seller shall cause the Company to provide to Buyer and its authorized Representatives during normal business hours reasonable access to the management, properties, assets, Contracts, books and records of the Business (in a manner so as to not interfere with the normal business operations of the Company). All such information shall be treated as confidential information pursuant to the terms of the Confidentiality Agreement, the provisions of which are by this reference hereby incorporated herein. Notwithstanding anything to the contrary set forth in this Agreement, during the period from the date hereof until the Closing, the Company shall not be required to disclose to Buyer or any of its Representatives (i) any information (A) if doing so would violate any contract or Law to which the Company or any of their respective Affiliates is a party or is subject or which it reasonably determined upon the advice of counsel could result in the loss of the ability to successfully assert attorney-client and work product privileges, (B) if the Company or any of its Affiliates, on the one hand, and any of Buyer or any of its Affiliates, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto, or (C) if the Company or any of its Affiliates reasonably determines that such information should not be so disclosed due to its commercially sensitive nature, (ii) any information relating to Taxes or Tax Returns other than information relating solely to the Business, (iii) any information contained in, or relating to or addressing matters contained in, any personnel file, human resources file or other employment-related file or information or (iv) any information in relation to the sale of the Company, except as may be otherwise required pursuant to this Agreement, or any other sale process involving the Company. Nothing in this Section 6.4 shall be construed to permit Buyer or any of its advisors to have access to any files, records, agreements, communications or documents of Seller to the extent related to Seller or any of its Affiliates (other than the Company), including (i) any bids or offers received by Seller or any of its Affiliates for the sale of any of the Shares, it being agreed that all such bids or offers shall be the sole property of Seller and (ii) any affiliated, consolidated, combined, unitary, aggregate or similar group income Tax Returns on which any Person other than the Company is included. (b) The information provided pursuant to Section 6.4(a) shall be requested and used solely in connection with preparing for Closing and the obligations set forth in Section 6.5, it being understood that Seller, in fulfillment of this obligation, shall not be required to provide Buyer with any confidential information or business secrets and that such information shall be provided to Buyer’s external counsel on a counsel-to-counsel basis only. Buyer shall, and shall cause its advisors to, abide by the terms of the Confidentiality Agreement with respect to such access and any information furnished to Buyer or any of its advisors. Seller makes no representation or warranty as to the accuracy of any information, if any, provided pursuant to Section 6.4(a), and Buyer may not rely on the accuracy of any such information, in each case, other than express representations, and the providing of any such information shall not expand the remedies available to Buyer or its Affiliates under or with respect to this Agreement in any manner. (c) From and after the Closing for a period of seven (7) years following the Closing Date and without prejudice to obligations of the Company under the Carve-Out SPAs and Carve-Out Asset Agreements, Buyer shall, and shall cause the Company to, to the extent necessary in connection with any Tax filing, audit or dispute of Seller or its Affiliates relating to the Company or the Business provide each Seller Party and its advisors with reasonable access, during normal business hours, and upon reasonable advance notice, to the books and records (whether in written or electronic form), including work papers, schedules, memoranda, Tax Returns, Tax schedules, Tax rulings, and other documents (for the purpose of examining and copying) of the Company with respect to periods or occurrences prior to the Closing Date and

56 reasonable access, during normal business hours, and upon reasonable advance notice, to employees, officers, advisors, accountants, offices and properties (including for the purpose of better understanding the books and records) of Buyer and the Company. Following the Closing, each Seller Party shall be entitled to retain copies (at such Seller Party’s sole cost and expense) of all books and records relating to its ownership and/or operation of the Company and its businesses prior to the Closing. Unless otherwise consented to in writing by Seller, Buyer shall not, and shall not permit any of its Affiliates (including the Company from and after the Closing) to, for a period of seven (7) years following the Closing Date (or for such longer time as any Seller Party shall advise Buyer is necessary to have such books, records and other documents available with respect to Tax matters or any pending claim or dispute), destroy, alter or otherwise dispose of any of the books and records of the Company for any period prior to the Closing Date. Following such seven-year period (or such longer period with respect to Tax matters as advised by any Seller Party in accordance with the foregoing), Buyer and its Affiliates may retain or destroy such books and records in accordance with their respective record retention policies in effect from time to time. (d) Buyer shall not contact the Company or any Person that it knows or should reasonably know to be an officer, manager, director, employee, customer, supplier, lessee, lessor, lender, noteholder or other material business relation of the Company prior to the Closing Date with respect to the Company, their businesses or the transactions contemplated by this Agreement without the prior written consent of Seller for each such contact. Section 6.5 Efforts to Consummate; Regulatory Filings. (a) Subject to the terms and conditions herein provided, each of Buyer and Seller shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective as promptly as practicable the Transactions (including the satisfaction, but not waiver, of the closing conditions set forth in Article 7) including (i) obtaining all consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the Transactions, (ii) making all necessary registrations and filings with, and taking all steps as may be necessary to avoid an action or proceeding by, any Governmental Entity, (iii) defending any proceedings challenging this Agreement or the consummation of the Transactions (including seeking to avoid the entry of, or to have reversed, terminated or vacated, any order entered by any Governmental Entity), and (iv) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement; provided, that Seller shall not be required to compensate any third party or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consents. Without limiting the generality of the foregoing, Seller will reasonably cooperate with Buyer’s reasonable requests in connection with the preparation of any requisite competition filing in South Korea (it being understood that the due date for filing will not be until thirty (30) days after the Closing). To the extent not prohibited by applicable Law, upon the terms and subject to the conditions set forth in this Agreement, each of Buyer and Seller shall keep the other reasonably apprised of the status of matters relating to the completion of the Transactions and shall work cooperatively with the other in connection with obtaining all required consents of any Governmental Entity, including (A) promptly notifying the other of, and, if in writing, furnishing the other with copies of (or, in the case of material oral communications, advising the other orally of) any substantive communications from or with any Governmental Entity with respect to the Transactions, (B) permitting the other to review and discuss in advance, and considering in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity, (C) not participating in any meeting with any such Governmental Entity unless it notifies the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate thereat, (D) furnishing the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the

57 Transactions, and (E) cooperating with the other to furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with the Parties’ mutual cooperation in preparing any necessary filings or submissions of information to any such Governmental Entity. Notwithstanding anything to the contrary in this Agreement, Buyer will have the right to determine and direct strategy and process by which the Parties will seek, and to make the final decision on which steps to take in obtaining consents or approvals under the HSR Act and any Foreign Antitrust Laws and other Relevant Laws with respect to the Transactions. (b) Without limiting the generality of the provisions of Section 6.5(a), each of Seller and Buyer shall make all filings and submissions required of such Party by the HSR Act promptly (and in any event, within five (5) Business Days) after the date of this Agreement and shall supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to the HSR Act. All filing fees incurred in connection with the filing and compliance under the HSR Act and any Foreign Antitrust Laws and other Relevant Laws shall be borne equally by Buyer and Seller. Buyer and its Affiliates shall not extend any waiting period or comparable period under the HSR Act or any Foreign Antitrust Laws and other Relevant Laws or enter into any agreement with any Governmental Entity not to consummate or to delay the consummation of the Transactions, except with the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed), provided that Buyer shall be entitled to “pull and refile” any HSR application once without the consent of Seller. (c) Buyer agrees to take (and Buyer’s “reasonable best efforts” shall expressly include the taking of) all actions that are required by any Governmental Entity to avoid each and every impediment under the HSR Act and any Foreign Antitrust Law and other Relevant Laws to consummate the Transactions by no later than the Termination Date, including (i) selling, licensing or otherwise disposing of, or holding separate and agreeing to sell, license or otherwise dispose of, (A) any entities, operations, divisions or assets of the Company after the Closing or (B) any entity, operation, division or assets of Buyer before or after the Closing, (ii) terminating, amending or assigning existing relationships and contractual rights and obligations (other than terminations that would result in a breach of a contractual obligation to a third party), (iii) amending, assigning or terminating existing licenses or other agreements (other than terminations that would result in a breach of a license or such other agreement with a third party) and entering into such new licenses or other agreements and (iv) entering into any orders, settlements, undertakings, consent decrees, stipulations or other agreements to effectuate any of the foregoing (each of clauses (i) through (iv), a “Remedial Action”). (d) In furtherance and not in limitation of the foregoing, but subject to the other terms and conditions of this Section 6.5, in the event that any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced or threatened that questions or challenges the validity or legality of the Transactions or otherwise seeks to prohibit, prevent, delay, interfere with or restrict consummation of the Transactions in accordance with the terms of this Agreement, or would reasonably be expected to do so, Buyer shall oppose fully and vigorously any such action or proceeding, including by defending through litigation any action asserted by any Person in any court or before any Governmental Entity, and vigorously pursuing all available avenues of administrative and judicial appeal in order to vacate, lift, reverse, overturn, settle or otherwise resolve any such claim, action, suit, investigation or other proceeding as promptly as practicable. Without limiting the generality of the foregoing, Buyer shall promptly take and use best efforts to diligently pursue all actions necessary to eliminate any concerns on the part of, or to satisfy any conditions imposed by, any Governmental Entity with jurisdiction over the enforcement of U.S. Antitrust Laws, the HSR Act and any Foreign Antitrust Laws and other Relevant Laws, regarding the legality of Buyer’s acquisition of all of the direct and indirect beneficial ownership interests of the Company. Buyer shall not, and shall cause its Affiliates not to, directly or indirectly take any action, including directly or indirectly acquiring or investing in any Person or acquiring, leasing or licensing any assets, or agreeing to do

58 any of the foregoing, if doing so would reasonably be expected to prevent or delay the satisfaction of any of the conditions set forth in Section 7.1(a) or Section 7.1(b) to be satisfied or the consummation of the Transactions contemplated hereby. Section 6.6 Indemnification; Directors’ and Officers’ Insurance. (a) Buyer agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees or agents of the Company or any other natural person indemnified by the Company as of the date of this Agreement (collectively, “Indemnified Persons”), as provided in the Company’s Governing Documents or otherwise in effect as of the date hereof with respect to any matters occurring prior to the Closing Date, shall survive the Closing and shall continue in full force and effect and that Buyer shall, and shall cause the Company to, perform and discharge the Company’s obligations to provide such indemnity and exculpation after the Closing. To the maximum extent permitted by applicable Law, such indemnification shall be mandatory rather than permissive, and the Company shall advance expenses in connection with such indemnification as provided in the Company’s Governing Documents or other applicable agreements. The indemnification and liability limitation or exculpation provisions of the Company’s Governing Documents shall not be amended, repealed or otherwise modified after the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, as of the Closing Date or at any time prior to the Closing Date, were Indemnified Persons, unless such modification is required by applicable Law. (b) Buyer shall cause the Company to, and the Company shall, purchase and maintain in effect beginning on the Closing and for a period of six (6) years thereafter without any lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are covered by the Company’s directors’ and officers’ liability insurance policies as of the date hereof or at the Closing with respect to matters occurring prior to the Closing. Such policy shall provide coverage that is at least equal to the coverage in effect on the date of this Agreement under the Company’s directors’ and officers’ liability insurance policies; provided that the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring prior to the Closing Date; provided that in no event shall the Company be required to pay a premium for such “tail” policy in excess of 300% of the Company’s current annual premium for liability insurance for the directors and officers of the Company. (c) The Indemnified Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 6.6 are intended to be third-party beneficiaries of this Section 6.6. (d) In the event that Buyer, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer and the Company shall assume all of the obligations thereof set forth in this Section 6.6. Section 6.7 Insurance. From and after the Closing, Buyer shall be solely responsible for maintaining and procuring insurance at its own expense for the Company or any employee or asset of the Company, regardless of when the event or occurrence relating to any claim or Loss arose, and neither Buyer nor any of its Affiliates (including the Company from and after the Closing) shall have access to any insurance policy of Seller or its Affiliates. Section 6.8 Employee Benefits Matters.

59 (a) Buyer and Seller will work together in good faith to update Section 1.1(a) of the Disclosure Schedules two (2) Business Days prior to the Closing Date to reflect changes due to departures and replacement hiring. To the extent that prior to the Closing Seller identifies any employee or independent contractor of the Company who spends at least 50% of their time in support of the Business prior to Closing and who (i) is not a Carve-Out Employee and (ii) is not listed on Section 1.1(a) of the Disclosure Schedule, Seller will promptly provide notice of such discovery to Buyer and the Parties will discuss in good faith designating such Person as a Business Employee; provided, that Buyer may, in its reasonable discretion, refuse to designate such Person as a Business Employee, in which case such Person will be terminated at or prior to Closing, or at Seller’s election, in each case deemed a Carve-Out Employee and designated as a “Transferred Employee” pursuant to Section 2.04 of the applicable Carve-Out Asset Agreement. Prior to the Closing Date, Buyer will, or will cause one of its Affiliates to, deliver an offer of employment to each Business Employee identified as a “Non-US Employee” on Section 1.1(a) of the Disclosure Schedules (the “Non-US Employees”) who remains employed with such Affiliate of Seller as indicated in Section 1.1(a) of the Disclosure Schedules immediately prior to the Closing, with such employment to commence immediately following the Closing and at terms and conditions (including regarding compensation and employee benefits) that are at least as favorable as the terms and conditions (including compensation and employee benefits) applying to such Non-US Employee prior to Closing (“Equivalent Terms”). During the thirty (30) day period following the Closing, to the extent Buyer identifies a person who was an employee or independent contractor of the Company as of the Closing and was not listed on Section 1.1(a) of the Disclosure Schedules, Buyer will provide notice of such discovery to Seller. In such circumstance, the Parties will cooperate in good faith to either transfer such individual’s employment or independent contractor relationship to an Affiliate of Parent or to otherwise terminate such individual’s employment with the Company, as Seller may elect in its sole discretion. Seller will be responsible for all costs and expenses reasonably incurred by the Company in connection with the termination of such individual’s employment with the Company, and shall promptly reimburse the Company for any such costs and expenses upon being provided with reasonable documentation thereof. (b) For at least one (1) year following the Closing Date, (1) Buyer shall provide Business Employees of the Company who continue to be employed by the Company with compensation and employee benefits (excluding pension plans, any other defined benefit plans, equity arrangements and transaction incentives) that are at least as favorable as the compensation and Employee Benefit Plans (excluding pension plans, any other defined benefit plans, equity arrangements, and transaction incentives) provided to or maintained by Seller for the benefit of the Company’s employees as of the date of this Agreement, and (2) Buyer, or its Affiliate, shall, unless otherwise required by law (and without prejudice to the obligation to apply the Equivalent Terms), provide the Non-US Employees who continue to be employed by the Buyer or its Affiliate with compensation and employee benefits (excluding pension plans, any other defined benefit plans, equity arrangements and transaction incentives) that are at least as favorable as the compensation and employee benefits (excluding pension plans, any other defined benefit plans, equity arrangements, and transaction incentives) provided to or maintained by Buyer or its Affiliates for the benefit of the employees of Buyer or its Affiliates who are most similarly situated to the Non-US Employees in the geographic region of such Non-US Employee’s assigned work location. Buyer agrees that, from and after the Closing Date, Buyer shall and shall cause the Company to grant the Business Employees who continue to be employed by the Company with credit for any service with the Company earned prior to the Closing Date (i) for eligibility and vesting purposes and (ii) for purposes of vacation accrual and severance benefit determinations under any benefit or compensation plan, program, agreement or arrangement that may be established or maintained by Buyer or the Company on or after the Closing Date for the benefit of the Business Employees (the “New Plans”). In addition, for the Business Employees who continue employment with the Company after Closing, Buyer shall, for the plan year in which the Closing occurs, (1) cause to be waived all pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any New Plans that are welfare benefit plans to the extent waived or

60 satisfied by a Business Employee under any applicable corresponding Employee Benefit Plan as of the Closing Date and (2) cause any deductible, co-insurance and covered out-of-pocket expenses paid on or before the Closing Date under an Employee Benefit Plan that is a welfare benefit plan for the plan year in which the Closing occurs by such Business Employee (or covered dependent thereof) to be taken into account for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date under any applicable corresponding New Plan that is a welfare benefit plan for the plan year in which the Closing Date occurs. Nothing contained herein, express or implied, (x) is intended to confer upon any employee of the Company any right to continued employment for any period or continued receipt of any specific employee benefit, (y) shall constitute an amendment to or any other modification of any New Plan or Employee Benefit Plan, or (z) shall give any Business Employee, Carve-Out Employee or any other Person (other than the Parties to this Agreement) any third party beneficiary rights or any other right to enforce the provisions of this Section 6.8. Section 6.9 RWI Policy. Following Closing, Buyer shall deliver to Seller evidence of the purchase by Buyer of the RWI Policy naming Buyer as the insured party thereunder, together with evidence of the payment of the premium for such RWI Policy. In all events, the RWI Policy shall provide that (a) the RWI Insurer shall have no, and shall waive and not pursue any and all, subrogation rights against Seller Parties, except in respect of Fraud and (b) Seller Parties are third-party beneficiaries of such waiver. From and after the Closing, Buyer shall not (and shall cause its Subsidiaries and Affiliates not to) amend the RWI Policy in any manner adverse to Seller and/or any of their Affiliates (including with respect to the subrogation provisions or the exclusion provisions of the RWI Policy) and the Seller Parties shall cooperate in good faith, at Buyer’s expense, with Buyer to the extent necessary in connection with any claim made under the RWI Policy. Section 6.10 Termination of Certain Contracts. Effective upon or prior to the Closing, the Seller Parties shall cause those Affiliate Contracts set forth on Section 6.10 of the Disclosure Schedules to be terminated in writing or otherwise amended or modified to exclude the Company so that the Company will not have any further liability or obligation thereunder, effective without further action as of the Closing. Except as set forth on Section 6.10 of the Disclosure Schedules, no such Contract (including any provision thereof which purports to survive termination) will be of any further force or effect after the Closing with respect to the Company, and the Company will be released from all liabilities thereunder. On or prior to the third (3rd) Business Day following the date hereof, the Seller Parties shall cause the Company to give notice of termination pursuant to the Factoring Agreement. Seller will be entitled to receive any payments made after the Effective Time, including in particular in respect of accounts receivable of the Company that, as of the Effective Time, are “Purchased Accounts” under the Factoring Agreement (“Pre-Closing Factored A/R”), and if such payments are received by the Company after the Effective Time, Buyer shall, or shall cause the Company to, promptly remit such payments to the Seller. Without limiting the foregoing, following the Closing the Company shall, and Buyer shall cause the Company to, (a) use commercially reasonable efforts to perform any obligations under the Factoring Agreement including related to the Pre- Closing Factored A/R, (b) notify Seller of any developments, and promptly provide Seller with copies of all correspondence, including regarding the Pre-Closing Factored A/R and (c) comply with Seller's reasonable instructions with respect to collection of such payments, in each case, at Seller’s sole cost and expense. From the date hereof until the earlier of Closing and the date the Factoring Agreement is terminated, the Seller Parties will cause the Company to factor no more than $3,000,000 of the Company’s accounts receivable during the calendar week beginning September 20, 2021, and no more than $1,000,000.00 of the Company’s accounts receivable in any calendar week thereafter. The Seller Parties will, and will cause their Affiliates to, take all action reasonably necessary so that as of the Closing there are no Affiliate Contracts (other than any Continuing Ancillary Contracts) in effect. Each Party will, at the reasonable request of any other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

61 Section 6.11 Exclusivity. From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Seller Parties and their respective Representatives will not, without Buyer’s prior written consent, directly or indirectly, (a) initiate, encourage or continue discussions in respect of, solicit, encourage or negotiate alternative proposals or offers from any Person in relation to the sale of all or part of the Company or the Business to any Person except as contemplated hereby, whether by merger, equity purchase or sale, sale of all or substantially all assets or otherwise (an “Acquisition Proposal”), or (b) except as required by applicable Law, disclose this Agreement or furnish confidential information about the Company or the Business to any Person other than Buyer in connection with an Acquisition Proposal. Seller will notify Buyer promptly after receipt by any Seller Party, directly or indirectly, of any proposal or offer from any Person other than Buyer to effect an Acquisition Proposal. Nothing herein shall restrict in any way Seller’s or the Company’s activities with respect to a potential sale of the Excluded Business. Section 6.12 Confidentiality. (a) From and after the Closing Date until the seventh (7th) anniversary thereof, each Party will keep, and cause its Representatives to keep, in strict confidence the existence and content of this Agreement, the Ancillary Documents and the Transactions (the “Transaction Information”), and all non-public information and documents relating to the Company, the Business and the Excluded Business; except to the extent that (i) disclosure is made in connection with Buyer’s filing of this Agreement on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (in a form consistent in all material respects with a copy provided to Seller in advance of such filing), (ii) disclosure is required by applicable Law (provided, that such disclosing Party notifies the other Party in advance of such disclosure and uses its reasonable best efforts to maintain confidential treatment of the information), (iii) disclosure is made in an Action in pursuit of rights or defense against claims, or (iv) such information becomes known to the public without any fault of, or breach of any confidentiality undertaking by, the disclosing Party. This confidentiality obligation shall survive the termination of this Agreement. (b) Notwithstanding the foregoing, each Party may disclose (i) any information that would otherwise constitute confidential information to its Affiliates and direct or indirect equityholders as well as to its and their Representatives who need to know such confidential information, (ii) any Transaction Information to any acquirer or prospective acquirer of any equity securities of such Party or its relevant Affiliate (including the Carve-Out Entities), as applicable, and (iii) any information that would otherwise constitute confidential information to any acquirer or prospective acquirer of a Carve-Out Entity or all or substantially all of the assets of a Carve-Out Entity, to the extent such Carve-Out Entity’s possession of such information does not violate this Agreement or any Ancillary Agreement; provided, with respect to this Section 6.12(b)(iii), that such information is disclosed incidentally as part of the disclosure of information regarding such Carve Out Entity for the purpose of facilitating such transaction; and provided further, with respect to this Section 6.12(b), that such Party disclosing the confidential information (A) informs such Person receiving such confidential information that such information is confidential and (B) directs such Person to maintain the confidentiality of such information. To the extent that according to the foregoing any confidential information may be disclosed to a Person, it may also be disclosed (pursuant to the same restrictions as applying to such first mentioned Person) to such Person’s financing sources and insurance providers and brokers who need to know such confidential information, and to Representatives of such permitted recipients who need to know such confidential information. (c) For the avoidance of any doubt and without prejudice to any obligations under statutory Law or pursuant to any separate contract regarding the protection of intellectual property rights of a Party , none of the foregoing prohibits (i) any Seller Party or its Affiliates to disclose any trade secret or confidential information relating to the Excluded Business or, in case of a termination of this Agreement, relating to the Business or Excluded Business or (ii), after the Closing, Buyer or its Affiliates to disclose any trade secret

62 or confidential information relating to the Business to any other Party. Notwithstanding any provision of the Confidentiality Agreement, the Confidentiality Agreement shall automatically terminate and be superseded by this Agreement with effect from the Closing Date. Section 6.13 Non-Competition and Non-Solicitation. During the three-year period commencing on the Closing Date, the Seller Parties shall not, and shall ensure that their Subsidiaries (i.e., for as long as they remain Subsidiaries) shall not: (a) conduct or engage, to any extent, in the Restricted Business, provided that, if any Person acquires Seller or any of its Subsidiaries and such Person is engaged in the Restricted Business at the time of such acquisition, the restrictions in this Section 6.13(a) will not apply to such Person or its then existing Affiliates with respect to such Restricted Business and any services provided by the Seller Parties or their Affiliates under the Tolling Agreement shall not breach or be deemed a breach of this Section 6.13(a); (b) acquire in whole or in part any business that conducts or engages in any Restricted Business, provided that, nothing in this Section 6.13 shall prevent Seller or any of its Affiliates from (in each case, in good faith), (i) acquiring, or owning an investment of less than 10% of the issued and outstanding securities or interests convertible into securities in a business that is engaged in Restricted Business, (ii) acquiring or owning an investment in a business that is engaged in Restricted Business, provided that the revenues of such Restricted Business do not exceed 10% of the net revenues of such acquired or owned business, or (iii) conducting any business as conducted by the Seller or its Affiliates (other than the Company), other than the Restricted Business, on or prior to the Closing Date; or (c) solicit, hire or otherwise engage any Business Employees or other employees of the Company (collectively, the “Restricted Employees”); provided that the restrictions in this Section 6.13(c) shall not apply to the hiring or engagement of any Restricted Employee if such Restricted Employee (x) responds to a bona fide general recruitment advertisement that was not specifically targeting any Restricted Employee, or (y) is under notice of termination of its employment as of the date of this Agreement, or (z) has been given notice of termination by his or her employer. If any court determines that any of the provisions of this Section 6.13 is excessive in duration or scope or is unreasonable or unenforceable under applicable Law, it is the intention of the Parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the Laws of that jurisdiction. Section 6.14 Use of Names. Following Closing, Buyer and its Affiliates may continue to use the designations or logos containing the Retained Names or any derivatives or components thereof, and any Copyright rights, in e-mail addresses, domain names, business cards, letterheads, invoices, purchase orders, service level agreements, payroll checks or other business documents, existing marketing materials and brochures and existing inventory, products and raw materials already labelled, irrespective of whether used online or offline, for a transitional period of up to twelve (12) months following the Closing Date. Upon expiration of such period, Buyer shall cease and desist using the designations, names and logos containing the Retained Names or any derivatives or components thereof or any confusingly similar designations, names or logos for any of the foregoing purposes. Notwithstanding the foregoing, the Seller Parties agree that Buyer and its Affiliates have the right, at all times after the Closing Date, to use the Retained Names (a) to the extent required by applicable Law, (b) in a neutral, non-trademark manner to describe the history of the business of the Company and the Business, and (c) on historical legal and business agreements and documents. The foregoing shall be without prejudice to the content of the Ancillary Documents. Buyer shall indemnify and hold harmless the Seller Parties and their respective Subsidiaries and Representatives from and against any and all Losses suffered or incurred in connection with Buyer’s or its Affiliates’ use of Retained Names.

63 Section 6.15 The Seller Parties’ Financing Cooperation. (a) Prior to the Closing, the Company shall, and shall use its commercially reasonable efforts to cause each of its Subsidiaries and Representatives to, use commercially reasonable efforts to provide, in each case, at Buyer’s sole expense, such assistance and cooperation in good faith in connection with the Financing as is reasonably requested by Buyer, including using commercially reasonable efforts with respect to: (i) providing customary information relating to the Company (whether before or after giving effect to the Reorganization) and the Business as reasonably requested by Buyer to assist Buyer and the Financing Sources in the preparation of any (i) Required Financial Report and (ii) customary unaudited pro forma financial statements reflecting the Transactions and the Financing, it being understood that notwithstanding anything to the contrary herein, the Seller Parties will permit Buyer to engage, at Buyer’s sole expense, promptly after the date of this Agreement, PricewaterhouseCoopers LLP to prepare the Required Financial Reports or such unaudited pro forma financial statements; (ii) reasonably cooperating with Buyer in connection with the establishment of the Required Financial Reports, such unaudited pro forma financial statements and such other financial information relating to the Company (whether before or after giving effect to the Reorganization) and/or the Business as is reasonably requested for the arrangement, syndication and completion of the Financing (and on or prior to such date required pursuant to the Financing Conditions); (iii) assisting with the preparation of materials for lender presentations, confidential information memoranda (public and non-public) and similar documents reasonably requested in connection with the Financing; (iv) causing the Company’s management team, with appropriate seniority and expertise, at reasonable times and upon reasonable notice, to participate in a reasonable number of meetings, conference calls, due diligence sessions and similar presentations to and with the Financing Sources; (v) assisting in the preparation of definitive financing documentation and the schedules and exhibits thereto as may reasonably be requested; (vi) if requested in writing by Buyer prior to the Closing Date, furnish to Buyer and the Financing Sources all information regarding the Company (whether before or after giving effect to the Reorganization) and/or the Business that is reasonably requested by Buyer in connection with the Financing by regulatory authorities under applicable “beneficial ownership,” “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; (vii) cooperating with the marketing efforts of Buyer and any of its Financing Sources, including providing customary authorization letters authorizing the distribution of information relating to the Company (whether before or after giving effect to the Reorganization) and/or the Business to prospective lenders and requesting customary auditor consents for use of the Financial Statements and other financial data in the syndication documentation and otherwise requesting the independent accountants of the Seller Parties and/or the Company to provide appropriate and customary assistance to Buyer; (viii) taking all other actions, subject to the occurrence of the Closing Date, reasonably requested by Buyer to permit the consummation of the Financing; and (ix) delivering to Buyer at least three (3) Business Days prior to the Closing Date, draft Release Letters. Each Seller Party, on behalf of itself and the Company, hereby consents to the use of all of its and its Subsidiaries’ logos and Trademarks in connection with the Financing, provided that such logos and Trademarks are used solely in a manner that is reasonable and customary for such purposes and that is not intended to or reasonably likely to harm or disparage any Seller Party or its Subsidiaries or the reputation or goodwill of any Seller Party or its Subsidiaries. (b) Notwithstanding anything to the contrary in this Agreement, the Seller Parties, the Company or their respective Subsidiaries or Representatives shall not be required by this Section 6.15(b): (i) to take any action or provide any assistance that would unreasonably interfere with the ongoing operations of any Seller Party, the Company or their respective Subsidiaries in such Seller Party’s reasonable judgment; (ii) to pass resolutions or consents to approve or authorize the execution of the Financing or the Debt Financing Documents; (iii) to require any Seller Party or, prior to the Closing, the Company or its Subsidiaries, to pay any commitment or other similar fee, make any other payment, reimburse any expenses or otherwise incur any liabilities or give any indemnities, in each case, in connection with the Financing; (iv) to take any action

64 or provide any information that will conflict with or violate its Governing Documents, any Material Contract by which such Person is bound or any applicable Laws or (in the case of the disclosure of information) would result in the waiver of any attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide an alternative means of providing such information to the maximum extent permitted by Law or to the maximum extent that does not result in a loss of such attorney-client, attorney work product or other legal privilege, as applicable, and in the event that the Company or any of its Subsidiaries do not provide access or information in reliance on this clause (iv), the Company shall provide written notice to Buyer that information is being withheld); or (v) to take any action or provide any assistance that would reasonably be expected to result in personal liability to a director or officer or cause any representation or warranty of any Seller Party in this Agreement to be breached or to become inaccurate. Buyer shall (A) promptly upon request by Seller, reimburse the applicable Seller Party for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Seller Parties, the Company or their respective Subsidiaries or Representatives in connection with providing the assistance contemplated by Section 6.15(a) and (B) indemnify and hold harmless the Seller Parties, the Company and their respective Subsidiaries and Representatives from and against any and all Losses suffered or incurred in connection with providing the assistance contemplated by Section 6.15(a) and any information used in connection therewith, except to the extent arising out of Fraud by any Seller Party or the Company or a material breach of this Section 6.15 by any Seller Party. Section 6.16 Buyer’s Financing Cooperation. (a) Buyer shall use its reasonable best efforts to obtain the Financing contemplated by the Debt Commitment Letter (including the “flex” terms or similar concepts contemplated by the related fee letters) or, in the event any portion of such Financing becomes unavailable, alternative financing on terms and conditions not materially less favorable to Buyer (or its Affiliates), taken as a whole, than as contemplated by the Debt Commitment Letter (including the “flex” terms or similar concepts contemplated by the related fee letters), in an amount sufficient, when added to the available cash of Buyer and any portion of the remaining Financing contemplated by the Debt Commitment Letter, if any, and any other sources available to Buyer, to fund the payment of the Required Amounts as and to the extent (but only to the extent) required to fund the Required Amounts and consummate the Transactions contemplated by this Agreement. Buyer shall have delivered to Seller a true and complete copy of each executed Debt Commitment Letter (including, in the case of any alternative financing, using reasonable best efforts to obtain new financing commitment letters that provide for such alternative financing) and any related fee letters (redacted as to economic terms and other commercially sensitive numbers and provisions specified in any such fee letter (including any provisions relating to “flex” terms or similar concepts), none of which would reasonably be expected to adversely affect the availability, conditionality, enforceability or amount of the Financing contemplated thereby). As the context requires for purposes of this Agreement, the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative financing arranged in compliance herewith (and any Debt Commitment Letter remaining in effect at the time in question), all references to “Financing” shall be deemed to include any alternative financing, all references to “Financing Sources” shall include the Persons providing or arranging, underwriting or placing any alternative financing, and all references to “Financing Conditions” shall, with respect to such alternative financing, be deemed to refer to the conditions precedent to obtaining such alternative financing. Notwithstanding the foregoing, nothing in this Section 6.16(a) shall relieve Buyer of its obligations to consummate the Transactions contemplated by this Agreement whether or not the Financing is available. (b) Buyer shall keep Seller reasonably informed, upon written request by Seller, of the status of Buyer’s efforts to arrange the Financing and shall provide to Seller, upon its written request, complete, correct and executed copies of the material definitive agreements for the Financing to the extent effective prior to

65 the funding of the Financing. Buyer shall give Seller prompt notice of (i) any default, termination, cancellation or breach by any party to the Debt Commitment Letter or the Debt Financing Documents (to the extent effective prior to the funding of the Financing) of which Buyer becomes aware and (ii) the receipt of any written notice or other written communication from any Financing Source with respect to any default, termination, cancellation or breach by any party to the Debt Commitment Letter or Debt Financing Documents (to the extent effective prior to the funding of the Financing). (c) Buyer shall not, without Seller’s prior written consent (not to be unreasonably withheld, conditioned or delayed), agree to any amendment or modification to, or any waiver of any provision or remedy under, the Debt Commitment Letter or any Debt Financing Document (to the extent effective prior to the funding of the Financing) (i) that would reasonably be expected to (A) adversely affect the ability of Buyer to timely consummate the Transactions contemplated by this Agreement or (B) prevent, materially impede or materially delay the timely funding of the Financing or the satisfaction of the conditions to obtaining the Financing, (ii) that reduces the amount of the Financing to an amount that would be less than an amount that would be required, when added to the available cash of Buyer and any portion of the remaining Financing contemplated by the Debt Commitment Letter, if any, and any other sources available to Buyer, to fund the payment of the Required Amounts, or (iii) that adversely affects the ability of Buyer or its Affiliates to enforce their rights against the other parties to the Debt Commitment Letter or such Debt Financing Documents (to the extent effective prior to the funding of the Financing); provided, that for the avoidance of doubt, Buyer may modify, supplement or amend the Debt Commitment Letter (x) to add lenders, lead arrangers, bookrunners, syndication agents, other agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof (and, in connection therewith, amend the economic and other arrangements with respect to the appointment of such existing and additional lenders, lead arrangers, bookrunners, syndication agents, other agents or similar entities), so long as any such addition would not reasonably be expected to prevent, materially delay or materially impede the timely funding of the Financing or the satisfaction of the Financing Conditions, or (y) to increase the amount of funds available thereunder. As the context requires for the purposes of this Agreement, the terms “Debt Commitment Letter” and “Debt Financing Document” include the Debt Commitment Letter and any Debt Financing Document as the same may be amended, waived, modified or replaced pursuant to this Section 6.16(c). Section 6.17 Pending Payments. To the extent the Company or Buyer or its Affiliates (including the Company) receive any payment in respect of any Pending Payment after the Effective Time, Buyer will promptly remit such funds by wire transfer of immediately available funds to an account designated by Seller. Without limiting the foregoing, following the Closing the Company shall, and Buyer shall cause the Company to, (a) use commercially reasonable efforts to collect any Pending Payments that remain uncollected as of the Effective Time, (b) notify Seller of any developments, and promptly provide Seller with copies of all correspondence, regarding such Pending Payments and (c) comply with Seller's reasonable instructions with respect to collection of such Pending Payments, in each case, with respect to such Pending Payments and at Seller’s sole cost and expense. Section 6.18 Company Registered IP. During the period from the Closing Date until the date that is 6 months thereafter, if Buyer identifies any chain of title issues, or unreleased Liens remaining on the title record of any item of Company Registered Intellectual Property as recorded with the applicable Governmental Entity (e.g., the United States Patent and Trademark Office for Patents and Trademarks in the United States), upon Buyer’s written request and notice of such chain of title issue or unreleased Lien, each Seller Entity, as applicable, shall reasonably cooperate with Buyer to correct any such chain of title issues or release such Liens, including by (i) providing such documents and information readily available to or under the control of the Seller Entities, (ii) cooperating with Buyer to attempt to secure the action or signature of current or former Affiliates, employees or contractors of each Seller Entity and (iii) executing such documents such as name changes, assignments, affidavits, and such other instruments as may be

66 required by law or custom, in each case, as Buyer may reasonably request, at the sole cost and expense of such Seller Entity, and as necessary to correct any such chain of title issues, or evidence release of such recorded Liens. ARTICLE 7 CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS Section 7.1 Conditions to the Obligations of Buyer and the Seller Parties. The respective obligation of each Party to consummate the Transactions is subject to the satisfaction or waiver by Buyer and the Seller Parties (which waivers may be given in writing) on or prior to the Closing of the following conditions: (a) The waiting period (and any extensions thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired (the “Required Approval”). (b) No Law, order, ruling or injunction issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect. Section 7.2 Other Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by Buyer of the following further conditions: (a) (i) Each of the Fundamental Representations of the Seller Parties set forth in Article 3 and Article 4 shall be true and correct except for de minimis inaccuracies as of the Closing Date and (ii) each of the other representations and warranties of the Seller Parties set forth in Article 3 and Article 4 shall be true and correct (without regard to any “materiality”, “Material Adverse Effect” or similar materiality qualifiers) as of the date of this Agreement (except for any such representations or warranties that are made as a specific date, which representations and warranties shall have been true and correct as of such specific date), except, in the case of clause (ii), where the failures of such representations and warranties to be true and correct (without regard to any “materiality”, “Material Adverse Effect” or similar materiality qualifiers) have not had a Material Adverse Effect. (b) Each Seller Party shall have performed and complied in all material respects with all covenants required to be performed or complied with by them under this Agreement on or prior to the Closing Date. (c) The Carve-Out SPA Closing and the Carve-Out Asset Closing shall have occurred or occur automatically upon Closing. (d) The Seller Parties shall have delivered a certificate to Buyer signed by each Seller Party stating that the conditions set forth in Section 7.2(a), Section 7.2(b), and Section 7.2(c) have been satisfied. Section 7.3 Other Conditions to the Obligations of the Seller Parties. The obligations of the Seller Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by Seller of the following further conditions: (a) (i) Each of the Fundamental Representations of Buyer set forth in Article 5 shall be true and correct except for de minimis inaccuracies as of the Closing Date and (ii) each of the other representations and warranties of Buyer set forth in Article 5 shall be true and correct shall be true and correct (without regard to any “materiality” or similar materiality qualifiers) as though made on and as of the Closing Date, except

67 to the extent such representations and warranties are made on and as of a specified date, in which case the same shall be true and correct as of the specified date, except where the failure of such representations and warranties to be true and correct (without regard to any “materiality” or similar materiality qualifiers) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, upon the ability of Buyer to timely consummate the Closing on the terms set forth herein or to perform its agreements or covenants hereunder. (b) Buyer shall have performed and complied in all material respects with all covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date. (c) Buyer shall have delivered a certificate to the Seller Parties signed by Buyer stating that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied. ARTICLE 8 TERMINATION Section 8.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing: (a) by mutual written consent of Seller and Buyer; (b) by Buyer, if the Seller Parties shall have breached or failed to perform any of their representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) as applicable, and (ii) cannot be cured by Seller by the Termination Date or, if capable of being cured, shall not have been cured (A) within thirty (30) calendar days following receipt of written notice from Buyer stating Buyer’s intention to terminate this Agreement pursuant to this Section 8.1(b) and the basis for such termination, or (B) if earlier, by the Termination Date; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 8.1(b) if it is then in material breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b); (c) by Seller, if Buyer shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b), as applicable, and (ii) cannot be cured by Buyer by the Termination Date or, if capable of being cured, shall not have been cured (A) within thirty (30) calendar days following receipt of written notice from Seller stating Seller’s intention to terminate this Agreement pursuant to this Section 8.1(c) and the basis for such termination or (B) if earlier, by the Termination Date; provided that Seller shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if any Seller Party is then in material breach of any of their representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b); (d) by Buyer, if the Closing shall not have occurred on or prior to the six (6) month anniversary of the date hereof (the “Termination Date”), provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if Buyer is then in material breach of any of its representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) or is otherwise the cause for the non-occurrence of Closing; (e) by Seller, if the Closing shall not have occurred on or prior to the Termination Date, provided that Seller shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if any Seller

68 Party is then in material breach of any of their representations, warranties, covenants or other agreements hereunder such that it would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) or is otherwise the cause for the non-occurrence of Closing; or (f) by Buyer or Seller, if any Governmental Entity shall have issued any Law, order, or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such order, decree or ruling or other action shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(f) shall not be available to a Party if the issuance of such final and non-appealable order, decree or ruling was primarily due to the failure of such Party (and, in the case of a termination by Buyer, the failure by Buyer) to have complied with its obligations under this Agreement, including under Section 6.5. Notwithstanding anything to the contrary in Section 8.1(d) and Section 8.1(e), if on the initial Termination Date the conditions set forth in Section 7.1(a) and Section 7.1(b) (solely with respect to a governmental order arising under the HSR Act), are not satisfied but all other conditions to Closing set forth in Section 7.2 and Section 7.3 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to those conditions being capable of being satisfied), then Buyer or Seller may, by providing written notice to the other Party prior to 5:00 p.m. New York City time on such initial Termination Date, extend the Termination Date to the date falling nine (9) months after the date of this Agreement in which case the Termination Date shall be deemed for all purposes to be such later date. Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, written notice thereof shall be given by the terminating Party to the respective other Party (i.e., to Seller if Buyer is the terminating Party or Buyer if Seller is the terminating Party, as the case may be) specifying the provision hereof pursuant to which such termination is made and the circumstances on which such termination is based, and this Agreement shall upon receipt of such notice become null and void and have no further force or effect (and there shall be no liability or obligation on the part of Buyer, Seller or their respective officers, directors or equityholders) with the exception of (i) the provisions of this Section 8.2, Section 8.3, Section 8.4 and Article 10, each of which provisions shall survive such termination and remain valid and binding obligations of the Parties, (ii) any liability of any Party for Fraud or any willful and material breach of this Agreement prior to such termination, and (iii) any liability of Buyer in respect of the Break Fee and the Special Reimbursement Payment. The Confidentiality Agreement shall survive in accordance with its terms following termination of this Agreement. Section 8.3 Break Fee. If Buyer terminates this Agreement pursuant to Section 8.1(d) or Section 8.1(f) (in either case solely with respect to a governmental order arising under the HSR Act), or if Seller terminates this Agreement pursuant to Section 8.1(e) or Section 8.1(f) (solely with respect to a governmental order arising under the HSR Act) (in either case, a “Regulatory Termination Event”) and, at the time of such termination, all of the other applicable conditions set forth in Section 7.2 have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time)) and no material breach by Seller of this Agreement has been the principal cause of the failure of any conditions to be satisfied, within two (2) Business Days after such termination, Buyer shall pay to Seller a non-refundable termination fee, without offset or reduction of any kind, in cash in USD by wire transfer of immediately available funds, in an amount equal to $15,200,000 (the “Break Fee”). Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated pursuant to a Regulatory Termination Event and Buyer complies with its obligation to pay the Break Fee in accordance with this Section 8.3 and the Special Reimbursement Payment in accordance with Section 8.4, (i) Seller’s right to receive the Break Fee and the Special Reimbursement Payment shall be the sole and exclusive remedy of the Seller Indemnified Parties in connection with any and all Losses suffered or incurred by the Seller Indemnified Parties or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the

69 abandonment thereof), any breach or failure to perform hereunder or any matter forming the basis for termination, and none of the Seller Indemnified Parties or any other Person shall be entitled to bring or maintain any Action against Buyer or any of its Affiliates and none of Buyer or any of its Affiliates shall have any further liability or obligation relating to or arising out of, any of the foregoing. Section 8.4 Special Reimbursement Payment for Lease Extension. If (a) Seller terminates this Agreement pursuant to any provision of this Agreement or if Buyer terminates this Agreement pursuant to any provision of this Agreement except, in case of a Buyer termination, on the basis of a material breach by Seller of this Agreement giving rise to such termination right of Buyer, and (b) the Company vacates the Leased Real Property known as “Buildings 2, 3 and 4,” Buyer shall reimburse Seller for Seller’s costs resulting from (i) any termination of the underlying lease agreement (including as contractually agreed with the landlord), including any settlement payments and/or (ii) the continued existence of the Lease Extension beyond such date of vacation, in each case, up to an aggregate amount equal to $3,138,795 (the “Special Reimbursement Payment”), promptly upon being provided with reasonable documentation of such costs. The foregoing is without prejudice to any other surviving claims Seller might have pursuant to this Agreement as a result of or in connection with its termination as referenced in Section 8.2. ARTICLE 9 SURVIVAL; INDEMNIFICATION Section 9.1 Survival of Representations and Warranties and Certain Covenants and Indemnities. The representations and warranties set forth in this Agreement, other than the Fundamental Representations, shall not survive the Closing and shall terminate on the Closing Date, and neither the Seller Parties nor Buyer shall have any liability whatsoever with respect to any such representations or warranties following the Closing. The Fundamental Representations and the indemnification obligations pursuant to Section 9.2(b) shall survive the Closing until the third anniversary thereof. Each and every covenant contained in this Agreement (other than the covenants (or portions thereof) which by their terms are to be performed by the Parties following the Closing (collectively, the “Surviving Covenants”) and the covenants (or portions thereof) set forth in Section 6.2) shall expire upon the Closing, and neither the Seller Parties nor Buyer shall have any liability whatsoever with respect to any such covenant thereafter. The Surviving Covenants shall survive the Closing Date until, and shall expire in accordance with their terms (or, to the extent no term is stated with respect to a Surviving Covenant, until such Surviving Covenant is fully performed) and the covenants set forth in Section 6.2 shall expire on the date that is 6 months after the Closing Date, and, subject to this Section 9.1, neither any Seller Party nor Buyer shall have any liability whatsoever with respect to any such Surviving Covenant or covenant set forth in Section 6.2, as applicable, thereafter. Any claim for a breach of a Fundamental Representation, a Surviving Covenant, a covenant set forth in Section 6.2 or indemnification pursuant to Sections 9.2(b) must be delivered prior to the expiration of the applicable survival term set forth in this Section 9.1. In the event that notice of any claim for indemnification under this Article 9 has been given pursuant to Section 9.6 within the applicable survival period, the Fundamental Representations, Surviving Covenants and/or indemnification obligation pursuant to Section 9.2(b) that are the subject of such indemnification claim (and the right to pursue such claim) shall survive with respect to such claim until such time as such claim is finally resolved and (if applicable) satisfied. It is the intention of the Parties that the survival periods set forth in this Section 9.1 supersede a statute of limitation applicable to such Fundamental Representations and/or covenants or claim with respect thereto, other than in the case of Fraud. Notwithstanding anything to the contrary in this Agreement, the survival periods set forth in this Section 9.1 shall not affect or otherwise limit any claim made or available under the RWI Policy. Section 9.2 Indemnification by Seller. From and after the Closing, subject to the provisions of this Article 9, each Seller Party agrees, without duplication, to indemnify, defend and hold harmless the

70 Buyer Indemnified Parties from and against any and all any losses, Taxes, damages, costs, penalties, fines, judgments, awards or expenses (including reasonable attorneys’ fees) (“Losses”) incurred by any Buyer Indemnified Party by reason or arising out of (a) any breach of a Fundamental Representation by such Seller Party, (b) any Taxes imposed on the Company in connection with the items disclosed on Section 9.2(b) of the Disclosure Schedule, (c) any breach, nonfulfillment of or failure to perform any covenant on the part of such Seller Party in this Agreement, and (d) the Factoring Agreement on or after the Closing with respect to receivables factored prior to the Closing and/or fees, costs, or expenses associated with the termination of the Factoring Agreement. Section 9.3 Indemnification by Buyer. From and after the Closing, subject to the provisions of this Article 9, Buyer agrees to indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all Losses incurred by any Seller Indemnified Party by reason or arising out of (a) any breach of a Fundamental Representation by Buyer or (b) any breach, nonfulfillment of or failure to perform any covenant on the part of Buyer in this Agreement. Section 9.4 Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Agreement or any Ancillary Document, in no event shall the aggregate amount of Losses for which Seller and/or any Seller Party is obligated to indemnify the Buyer Indemnified Parties pursuant to (a) Section 9.2(b) or any breach of a Title Representation (other than Fraud) exceed the Purchase Price and (b) Section 9.2 (other than Section 9.2(b), any breach of a Title Representation and Fraud) exceed the then-remaining Escrow Funds. Section 9.5 Calculation of Losses; Mitigation and Insurance. (a) In calculating amounts payable to an Indemnified Party, the amount of the indemnified Losses shall not be duplicative of any other Loss for which an indemnification claim has been made and shall be computed net of (i) payments actually recovered by the Indemnified Party or any of its Affiliates under any insurance policy with respect to such Losses (in excess of any reasonable and documented third party costs associated with recovering the insurance proceeds), (ii) any prior or subsequent recovery by the Indemnified Party from any Person with respect to such Losses, and (iii) any Tax benefit with respect to such Losses actually realized through a reduction in Taxes otherwise currently payable or an increase in a Tax refund or credit in lieu thereof receivable or usable by the Indemnified Party or any of its Affiliates as determined on a with and without basis. (b) Notwithstanding anything to the contrary contained herein, a Seller Party shall not be liable under this Article 9 for any losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of such Seller Party contained in this Agreement if Buyer had knowledge of such inaccuracy or breach prior to the date of this Agreement. (c) Notwithstanding anything to the contrary contained herein, each of the Parties shall use commercially reasonable efforts to mitigate all Losses relating to a claim under this Article 9 (including incurring costs necessary to remedy the breach that gives rise to such Losses and taking any actions reasonably requested by the Indemnifying Party), and no Indemnified Party shall be entitled to indemnification for any Loss to the extent that it is attributable to the Indemnified Party’s failure to mitigate in violation of this Section 9.5(c). Buyer shall, prior to seeking recovery from a Seller Party of any Loss pursuant to this Article 9, exercise its commercially reasonable efforts to seek recovery from third parties (including insurance recoveries). (d) No Indemnified Party shall be entitled to indemnification under this Article 9 with respect to a Loss to the extent that the Loss arose from or was exacerbated by any action taken directly or indirectly by any Indemnified Party on or after the Closing Date in violation of Section 9.5(c). No Party shall be entitled

71 to indemnification for any Loss that would not have arisen but for any alteration or repeal or enactment of any Law after the Closing Date. (e) Buyer agrees (on behalf of itself and each of its Affiliates and Representatives) that (i) none of Seller or any of its Affiliates or Representatives shall have any liability whatsoever for or under the RWI Policy (including for any premiums or other amounts payable in respect thereof) other than the RWI Insurer’s subrogation rights against Seller Parties solely with respect to Fraud, (ii) the RWI Policy shall at all times provide that the RWI Insurer (A) waives and agrees not to pursue, directly or indirectly, any subrogation rights against Seller Parties or any of its Affiliates or Representatives other than solely for Fraud and (B) agrees that neither Buyer nor any of its Affiliates shall have any obligation to pursue any claim against Seller Parties or any of its Affiliates or Representatives other than for Fraud and (iii) the absence of coverage under the RWI Policy or the failure of the RWI Policy to be in full force and effect for any reason shall not expand, alter, amend, change or otherwise affect the liability of Seller or any of its Affiliates or Representatives under this Agreement. Notwithstanding anything to the contrary in this Agreement, (x) Buyer will purchase the RWI Policy on its own behalf at its own expense, (y) none of Seller or any of its Affiliates shall be entitled to any proceeds from the RWI Policy and (z) any limits on indemnification in this Article 9 shall not limit Buyer’s rights under the RWI Policy. (f) No Buyer Indemnified Party shall be entitled to indemnification under this Article 9 with respect to a Loss (i) to the extent such Loss is included in the determination of the Purchase Price or (ii) for which an indemnification claim has been made under any Carve-Out Asset Agreement or Carve-Out SPA. Section 9.6 Indemnification Procedures. All claims for indemnification by any Indemnified Party under this Article 9 shall be asserted and resolved as follows: (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnification under this Article 9 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller, Company, Buyer or any Affiliate of Seller or Buyer (a “Third Party Claim”), the Indemnified Party shall promptly (and in no event more than thirty (30) days after the Indemnified Party receives notice of the Third Party Claim) deliver a Claim Notice to the Indemnifying Party; provided, that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the Indemnifying Party is actually prejudiced by such delay. The Indemnifying Party shall notify the Indemnified Party within 30 days from its receipt of such Claim Notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article 9 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. In no event shall the Indemnified Party admit any liability with respect to such Third Party Claim or settle, compromise, pay or discharge such Third Party Claim without the prior written consent of the Indemnifying Party. (i) If, following its receipt of a Claim Notice, the Indemnifying Party notifies the Indemnified Party within the time frame required in Section 9.6(a) that it desires to defend the Indemnified Party with respect to the applicable Third Party Claim, the Indemnifying Party shall have the right, at the sole expense of the Indemnifying Party, to assume the defense of such Third Party Claim and take such action as it deems necessary to avoid, dispute, defend, investigate, appeal or make counter-claims pertaining to any such Third Party Claim through counsel chosen by the Indemnifying Party; provided, that any such counsel shall be reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate (but not control) in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. After written notice by the Indemnifying Party to the Indemnified Party of the election by the Indemnifying Party to assume control of the defense of any such Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any costs or fees

72 subsequently incurred by such Indemnified Party in connection with the defense thereof unless the Indemnified Party, on the advice of counsel, shall reasonably determine that there is a conflict of interest between the Indemnified Party and the Indemnifying Party with respect to such claim, in which case the fees and expenses of such additional counsel shall be borne by the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party may not settle, compromise, or offer to settle or compromise, or otherwise dispose of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement includes only the payment of monetary damages (which have been paid or will be promptly paid in full by the Indemnifying Party), does not impose any equitable relief upon the Indemnified Party, does not require any admission or acknowledgment of liability or fault of the Indemnified Party and contains an unconditional release of the Indemnified Party in respect of such Third Party Claim. (ii) If, following its receipt of a Claim Notice, the Indemnifying Party fails to notify the Indemnified Party within the time frame required in Section 9.6(a) that it desires to defend the Indemnified Party with respect to the applicable Third Party Claim or fails to reasonably defend the Third Party Claim after assuming the defense thereof, then the Indemnified Party shall have the right, at the reasonable cost and expense of the Indemnifying Party, to defend the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in good faith and may be settled in good faith at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, not to be unreasonably withheld, conditioned or delayed). The Indemnified Party shall have full control of such defense and proceedings, including any settlement thereof (except as provided in the immediately preceding sentence); provided, that the Indemnifying Party shall have the right to participate in such defense (including with counsel of its choice), at its own expense. The Indemnifying Party shall have no liability with respect to any compromise or settlement of any Third Party Claim effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). (iii) The Party controlling the defense of any Third Party Claim shall in any event defend any such matters diligently. The Indemnified Party and the Indemnifying Party shall render to the other Party such assistance as may reasonably be requested in connection with, and shall reasonably cooperate in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any such Third Party Claim, which assistance shall include keeping the other Party fully informed with respect to the status of such Third Party Claim, including by promptly furnishing any relevant third-party communications received by such Party and providing reasonable access to such Party’s records and employees on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Indemnified Party and the Indemnifying Party shall use commercially reasonable efforts to cause all communications among employees, counsel, and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work product privileges. Section 9.7 Payment. Upon a determination of liability under this Article 9, to the extent, if any, that the Indemnifying Party is liable for an amount, the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within 10 Business Days after the date of such determination; provided that, subject to Section 9.11, (a) any Losses payable to a Buyer Indemnified Party shall be satisfied first from the Escrow Funds and (b) other than the RWI Policy the sole source of recovery for all claims by Buyer Indemnified Parties pursuant to this Article 9 (other than with respect to Fraud or breaches of Title Representations) shall be from the Escrow Funds. Section 9.8 Exclusive Remedy. From and after the Closing, the Parties’ sole and exclusive remedy (other than claims for Fraud, Section 2.3(c), indemnification claims under any Carve-Out Asset

73 Agreement, Carve-Out SPA or Ancillary Document, and, except with respect to claims for breach of Section 6.1(c), equitable remedies in accordance with Section 10.16) relating (directly or indirectly) to the subject matter of this Agreement or the Transactions contemplated hereby shall be pursuant to the indemnification provisions of this Article 9 (subject to the terms, conditions, limitations and restrictions herein), and each Party hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action that it may have against any other Party with respect to such matters or otherwise. Section 9.9 Characterization of Indemnification Payments. The Parties agree to treat any payment under this Article 9 as an adjustment to the Purchase Price except as otherwise required by applicable Law. Section 9.10 Amount of Losses. Notwithstanding anything to the contrary contained herein, neither Party nor any of their respective Affiliates shall be liable to or otherwise responsible to any Indemnified Party for exemplary or punitive damages that arise out of or relate to this Agreement or the performance or breach hereof or any liability assumed hereunder, whether or not arising from a Party’s sole, joint or concurrent negligence, strict liability or other fault (other than Fraud), except to the extent any such damages are awarded to a third party pursuant to a Third Party Claim. Section 9.11 Release of Escrow Funds. (a) The Escrow Funds shall be managed and released by the Escrow Agent in accordance with the terms of the Escrow Agreement and the terms of this Agreement. If pursuant to Section 10.15 it is determined, or Buyer and the Seller Parties otherwise agree, that an amount is due and payable pursuant to Section 9.2, Buyer and Seller shall promptly deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to pay to Buyer, from the Escrow Account, such amount that is due and payable (or, in the event such amount is greater than the Escrow Funds, all of the Escrow Funds). (b) If on the eighteen (18) month anniversary of the Closing Date, the total amount of the Escrow Funds as of such date minus any amounts that are the subject of a then-pending claim for indemnification pursuant to Section 9.2 that has not then been fully and finally resolved and paid, is greater than 50% of the Escrow Amount, Buyer and Seller shall jointly instruct the Escrow Agent to disburse by wire transfer of immediately available funds to an account designated by Seller an amount equal to such excess over 50% of the Escrow Amount from the Escrow Funds (such that, after such distribution, only 50% of the Escrow Amount remains in the Escrow Funds). (c) On the third anniversary of the Closing Date, Buyer and Seller shall jointly instruct the Escrow Agent to disburse by wire transfer of immediately available funds to an account designated by Seller the remainder of the Escrow Funds then held by the Escrow Agent in the Escrow Account minus any amounts that are the subject of a then-pending claim for indemnification pursuant to Section 9.2 that has not then been fully and finally resolved and paid. Upon final resolution of all such unresolved pending claims and any payments required to be made in connection therewith, any remaining Escrow Funds shall be promptly disbursed to Seller in accordance with the procedures set forth herein and the Escrow Agreement. ARTICLE 10 MISCELLANEOUS Section 10.1 Entire Agreement; Assignment. This Agreement, together with all Exhibits and Disclosure Schedules hereto, as the same may from time to time be amended, modified, supplemented, or restated in accordance with the terms hereof, and together with the Confidentiality Agreement and subject to Section 6.1(a), the Ancillary Documents (provided, that, to the extent there is any inconsistency between

74 the statements in this Agreement and any Ancillary Document, as between the Parties, this Agreement will control), (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) except as provided herein, shall not be assigned by any Party (whether by operation of law or otherwise), other than for collateral purposes (including, for the avoidance of doubt, to the Financing Sources in connection with the Financing), without the prior written consent of Buyer and Seller. Notwithstanding anything to the contrary contained herein, (i) any Seller Party may, without the consent of Buyer, assign any or all of its rights and liabilities under this Agreement to one or more direct or indirect 100% equityholders of such Seller Party (excluding, for the avoidance of doubt, direct or indirect equityholders of Opus Investment S.á r.l ) so long as the obligations of the assignee hereunder are guaranteed or assumed by any of the direct or indirect 100% shareholders of Seller and (ii) Buyer may, without the consent of any Seller Party, assign any or all of its rights to purchase the Shares from Seller or its right to purchase the Intragroup Loan Party’s or Parent’s, as applicable, rights and interest in the Remaining Intra Group Loan Agreement to one or more Affiliates of Buyer, including to Materion Advanced Materials Technologies and Services Inc.; provided, that no such assignment shall relieve any Party of any liabilities or obligations hereunder (except that the foregoing shall not prohibit the merger of a Party with and into a permitted assignee). Any attempted assignment of this Agreement not in accordance with the terms of this Section 10.1 shall be void. Section 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or by email, upon confirmation of receipt or (b) on the date of receipt of such notice if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice. To Buyer: Materion Corporation 6070 Parkland Blvd. Mayfield Heights, Ohio 44124 Attention: Gregory R. Chemnitz Phone: +1 (216) 486-4200 E-mail: Gregory.Chemnitz@materion.com

75 with a copy (which shall not constitute notice to Buyer) to: Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 Attention: Peter E. Izanec Phone: +1 (216) 586-1042 E-mail: peizanec@jonesday.com To Seller: HCST Hungary Holding Vagyonkezelő Korlátolt Felelősségű Társaság Bölöni György utca 22 1021 Budapest Hungary Attention: Edit DÁVID Phone: +36 1 391 4220 E-mail: david.edit@pkf.hu with a copy (which shall not constitute notice to Seller) to: Advent International Ltd 160 Victoria Street London, SW1E 5LB, UK Attention: Helena Drury Phone: +44 (0)20 7333 5564 E-mail: hdrury@adventinternational.co.uk Milbank LLP 55 Hudson Yards New York, NY 10001 Attention: Bob Kennedy and Rolf Fueger Phone: +1 (212) 530-5087 / + 49 89 25559 3610 E-mail: rkennedy@milbank.com; rfueger@milbank.com To Intragroup Loan Party: H. C. Starck Group GmbH Nymphenburger Straße 84 80636 Munich Germany Attention: Klaus Sabel Phone: + 49 89 1250 371 73 E-mail: Klaus.Sabel@hcstarck-group.com

76 with a copy (which shall not constitute notice to Intragroup Loan Party) to: Milbank LLP 55 Hudson Yards New York, NY 10001 Attention: Bob Kennedy and Rolf Fueger Phone: +1 (212) 530-5087 / + 49 89 25559 3610 E-mail: rkennedy@milbank.com; rfueger@milbank.com To Parent: Opus HoldCo S.à r.l. 2 Avenue Charles de Gaulle 1653 Luxembourg Luxembourg Attention: Michael Schuster Phone: +352 621 376 803 E-mail: Michael.Schuster@carlyle.com with a copy (which shall not constitute notice to Parent) to: Milbank LLP 55 Hudson Yards New York, NY 10001 Attention: Bob Kennedy and Rolf Fueger Phone: +1 (212) 530-5087 / + 49 89 25559 3610 E-mail: rkennedy@milbank.com; rfueger@milbank.com Section 10.3 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of New York without regard to any choice or conflict of law principle, provision or rule that would require the application of any other law (whether of the State of New York or any other jurisdiction). In addition, Seller (on behalf of itself and the Company) and each of the other Parties agrees that any claim, controversy or dispute of any kind or nature (whether based upon contract, tort or otherwise) against a Financing Source that is in any way related to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Financing shall also be governed by, and interpreted and construed in accordance with, the internal laws of the State of New York without regard to any choice or conflict of law principle, provision or rule that would require the application of any other law (whether of the State of New York or any other jurisdiction). Section 10.4 Fees and Expenses. Except as otherwise set forth in this Agreement (including, for avoidance of doubt, the fees and expenses to be borne equally by Buyer and Seller in accordance with Section 6.5, whether or not the Transactions are consummated, and without prejudice to any claims of Seller in case of a termination of this Agreement which survive such termination, all fees and expenses, incurred in connection with this Agreement and the Transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, notwithstanding the foregoing, with respect to any fees payable to the Escrow Agent, the first $15,000 of fees will be borne by Buyer, and any remaining fees will be split equally as between Buyer on the one hand and Seller on the other hand.

77 Section 10.5 Press Releases and Announcements. Subject to Section 6.12, each Party will, and will cause its Affiliates and Representatives (including in the case of Buyer following Closing, the Company) to, maintain the confidentiality of the material terms of this Agreement and will not, and will cause its Affiliates and Representatives not to, issue or cause the publication of any press release or other public announcement with respect to the economic terms of the transactions contemplated by this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned; provided, however, that Buyer may issue any press release or make any filing (including by including a copy of this Agreement therewith) if, in the reasonable judgment of Buyer it is required under applicable Law or the applicable rules of the New York Stock Exchange and a Party may, without the prior consent of any other Party, issue or cause publication of any such press release or public announcement to the extent that such Party reasonably determines, after consultation with legal counsel, such action to be required by applicable Law or by any Governmental Entity, in which event such Party will use commercially reasonable efforts to allow the other Parties reasonable time to comment on such press release or public announcement in advance of its issuance. Nothing in this Section 10.5 will prevent any Party or any of its Affiliates that is a private equity or other investment fund from making customary non-public disclosures regarding the material terms of this Agreement to its investors or prospective investors. Notwithstanding the foregoing, Buyer and Seller acknowledge that they have prepared a mutually acceptable press release and agreed upon content of certain communications in connection with the transactions contemplated hereby to be issued on or as promptly as practicable after the date hereof, including with respect to the Current Report on Form 8-K to be filed by Buyer. Section 10.6 Construction; Interpretation. The term “this Agreement” means this Agreement together with all Disclosure Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing or enforcing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of its authorship of any provision of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Disclosure Schedules and Exhibits, and not to any particular section, subsection paragraph, subparagraph or clause contained in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) references to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (i) references to any Person include the successors and permitted assigns of that Person; (j) the word “day” means calendar day unless Business Day is expressly specified; (k) references to “$” or USD are to U.S. dollars; and (l) references to “€” or EUR are to Euros. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter, which, for the avoidance of doubt, shall be based on the date and time in New York, New York. References to any document or information being made available to Buyer in Article 3 or Article 4 shall have been such document or information as posted to the “Project Omega” virtual dataroom hosted by Datasite, accessible to Buyer and its Representatives one day prior to the date hereof.

78 Section 10.7 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or other inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning given to such term in this Agreement. Section 10.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 2.3, Section 6.6, Article 9, Section 10.18 and Section 10.19 nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided that the Financing Sources shall be express third party beneficiaries of this Section 10.8, Section 10.3, Section 10.10, Section 10.11, Section 10.14, Section 10.15(e) and Section 10.21, and each of such Sections (together with the defined terms used therein) shall expressly inure to the benefit of the Financing Sources and the Financing Sources shall be entitled to rely on and enforce the provisions of such Sections. Section 10.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible. Section 10.10 Amendment. Subject to applicable Law and Section 10.11, this Agreement may be amended or modified by a written agreement executed and delivered by duly authorized officers of Buyer and Seller. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party effected in a manner which does not comply with this Section 10.10 shall be void. Notwithstanding anything to the contrary contained herein, this Section 10.10, Section 10.3, Section 10.8, Section 10.11, Section 10.14, Section 10.15(e) and Section 10.21 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of any of the foregoing provisions) may not be amended, supplemented, waived or otherwise modified without the prior written consent of the Financing Sources. Section 10.11 Extension; Waiver. At any time prior to the Closing, Seller may (a) extend the time for the performance of any of the obligations or other acts of Buyer contained herein, (b) waive any inaccuracies in the representations and warranties of Buyer contained herein or in any document, certificate or writing delivered by Buyer pursuant hereto or (c) waive compliance by Buyer with any of the agreements or conditions contained herein. At any time prior to the Closing, Buyer may (i) extend the time for the performance of any of the obligations or other acts of any Seller Party contained herein, (ii) waive any inaccuracies in the representations and warranties of any Seller Party contained herein or in any document, certificate or writing delivered by any Seller Party pursuant hereto or (iii) waive compliance by any Seller Party with any of the agreements or conditions contained herein. Any agreement on the part of any Party

79 to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights. Notwithstanding anything to the contrary contained herein, this Section 10.11, Section 10.3, Section 10.8, Section 10.10, Section 10.14, Section 10.15(e) and Section 10.21 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of any of the foregoing provisions) may not be amended, supplemented, waived or otherwise modified without the prior written consent of the Financing Sources. Section 10.12 Counterparts. This Agreement may be executed in one or more counterparts (including by electronic means), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email or .pdf shall be as effective as delivery of a manually executed and delivered counterpart to this Agreement. Section 10.13 Knowledge of Seller. For all purposes of this Agreement, the phrase “to Seller’s knowledge”, “known by Seller”, or “to the knowledge of Seller” and any derivations thereof shall mean as of the applicable date, the actual knowledge of Mr. Jake Homiller, Jens Knöll, Mr. Paul LeBlanc, Mr. Mark Sawitsky, Ms. Kristin Gasser (provided, however, that with respect to Ms. Gasser, limited only to matters involving human resources, employees, employee compensation and benefits and labor matters) and Mr. Marius Pilz with respect to such matter, after reasonable inquiry of Mr. Uli Blankenstein. Section 10.14 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, THE FINANCING OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO (INCLUDING ANY ACTION AGAINST ANY FINANCING SOURCE), IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. Section 10.15 Arbitration; Jurisdiction for Financing Sources. (a) All Disputes shall be submitted to and resolved by final and binding arbitration administered by the International Chamber of Commerce (“ICC”) under its Rules of Arbitration of the International Chamber of Commerce then in effect (which rules are incorporated in and made a part of this Agreement and to which the parties hereto hereby agree to submit), except as modified herein, through arbitration with its legal seat in the City of New York, State of New York. Without prejudice to the legal seat of the arbitration, the arbitrators, after consulting with the parties to the arbitration, may hold hearings or meetings at any other location as convenient. The arbitration shall be conducted in the English language by three (3) arbitrators, of whom Buyer shall nominate one, and Seller shall nominate another, in each case within twenty (20) days after the date of the request for arbitration. The third arbitrator, who shall serve as chair of the tribunal, shall be nominated by the two party-nominated arbitrators within twenty (20) days after the

80 date of the confirmation of the appointment of the second arbitrator. Any arbitrator not timely appointed as provided herein shall be appointed by the Court of Arbitration of the ICC. (b) The arbitrators shall have the power to grant any legal or equitable remedy or relief available under law, including injunctive relief (whether interim and/or final) and specific performance, and any measures ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each party hereto further retains the right to seek interim or provisional measures, including injunctive relief and including pre-arbitral attachments or injunctions, exclusively from the courts of the State of New York or federal courts of the United States, in each case located in the Borough of Manhattan, State of New York, United States of America, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. In any such action, each party irrevocably and unconditionally (A) waives any objection which it may have at any time to the laying of venue of any proceedings in such courts; (B) waives any claim that such proceedings brought in such court have been brought in an inconvenient forum; (C) waives, to the fullest extent permitted by Law, the right to object that any such court does not have jurisdiction over it or the subject matter of the Dispute; (D) consents to the personal jurisdiction of such courts over it; and (E) consents to service of process in the manner provided for notices in Section 10.2, or in any other manner permitted by applicable Law. (c) Any award of the arbitrators shall include a statement of the reasons for such decision and shall be final and binding and enforceable in accordance with the rules of the New York Convention of 1958 on the Recognition and Enforcement of Foreign Arbitral Awards, or any other applicable arbitration Law or treatise. Any award rendered shall be final and binding on the parties hereto, and judgment thereon may be entered into by any court having jurisdiction thereof. (d) To the extent that any Party or its Affiliates may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before the making of a judgment or otherwise) or other legal process, and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to such Party or its Affiliates or their respective assets or revenues, each party hereto agrees not to claim and irrevocably waives such immunity, on its behalf, and shall cause its Affiliates to waive immunity on their behalf. (e) Notwithstanding anything herein to the contrary, each Seller Party (on behalf of itself and, prior to Closing, the Company) and each of the other Parties (on behalf of themselves) (i) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or the Transactions contemplated hereby, including any dispute arising out of or relating in any way to the Financing or the performance thereof or the transactions contemplated thereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 10.2 shall be effective service of process against it for any such action brought in any such court, (iv) waives and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (v) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Section 10.16 Remedies. Except as set forth in Section 6.1(c), Section 8.3 and Section 9.8, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will

81 not preclude the exercise of any other remedy. Buyer and Seller agree that, except as set forth in Section 6.1(c), Section 8.3 and Section 9.8, irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 8.1, and following the Closing, if the Closing occurs, the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (in each case, other than Section 6.1(c)), in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. Each of Buyer and each Seller Party agrees that they will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Section 10.17 No Offset. No Party shall have any right to offset against any amount payable hereunder or other agreement to the other Party or any of such Party’s Affiliates, or otherwise reduce any amount payable hereunder as a result of, any amount owing by the other Party or any of its Affiliates to such Party or any of its Affiliates. Section 10.18 Non-Recourse. Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges and agrees that no Person who or that is not a Party, including any past, present or future director, officer, agent, employee or other Representative of Seller, any past, present or future member of Seller or any Affiliate, successor or assignee thereof (collectively, the “Non-Recourse Parties”), in each case solely in such Person’s capacity as such, shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or such other Ancillary Document (as the case may be) or for any claim based on, in respect of, or by reason of this Agreement or such other Ancillary Document (as the case may be) or the negotiation or execution hereof or thereof, and Buyer hereby waives and releases all such liabilities, claims and obligations against all such Non-Recourse Parties, in each case solely in such Person’s capacity as such. In addition, nothing in this Agreement (including this Section 10.18) shall limit the liability of any Person in the event of Fraud with respect to the making of any of the representations and warranties in Article 3 or Article 4 (in each case, for the avoidance of doubt, as qualified by the Disclosure Schedules), but in each such case if and only to the extent such Person had actual (as opposed to imputed or constructive) knowledge of such Fraud prior to the execution of this Agreement. Non-Recourse Parties are expressly intended as third-party beneficiaries of this Section 10.18. Section 10.19 Legal Representation. (a) It is acknowledged by each of the Parties that Seller has retained Milbank LLP (“Seller’s Counsel”) to act as their counsel in connection with the transactions contemplated hereby and that Seller’s Counsel has not acted as counsel for any other Party in connection with the transactions contemplated hereby and that none of the other Parties has the status of a client of any of Seller’s Counsel for conflict of interest or any other purposes as a result thereof. The Parties hereby agree that, in the event that any dispute, or any other matter in which the interests of Seller and its Affiliates, on the one hand, and Buyer and its Affiliates (including the Company), on the other hand, are adverse, arises after the Closing between Buyer or the Company, on the one hand, and Seller and their Affiliates, on the other hand, Seller’s Counsel may represent any or all of Seller and its Affiliates in such dispute even though the interests of Seller and its Affiliates may

82 be directly adverse to Buyer, and even though Seller’s Counsel formerly may have represented the Company in any matter substantially related to such dispute. (b) The Parties and their respective Affiliates, including following the Closing with respect to the Company, acknowledge and agree that, in connection with any future disputes, lawsuits, actions, proceedings, investigations or other matters, including any dispute between Buyer, the Company or any of its or their respective Affiliates, on the one hand, and Seller or any of its Affiliates, on the other hand, or with or between any other Persons, with respect to the transactions contemplated by this Agreement or otherwise, (i) as to all communications among Seller’s Counsel, the Company, Seller or any of their Affiliates, subject to the attorney-client privilege and attorney work product protection such privilege and protection belongs solely to Seller or its Affiliates (other than the Company), and may be controlled by Seller or its Affiliates (other than the Company), and shall not pass to or be claimed by Buyer, the Company, or any of their respective Affiliates and (ii) Seller’s Counsel may disclose to Seller or its Affiliates any information learned by Seller’s Counsel in the course of its representation of Seller, the Company or their respective Affiliates, whether or not such information is subject to attorney-client privilege, attorney work product protection, of Seller’s Counsel’s duty of confidentiality. Accordingly, Buyer and its Affiliates shall not have access to any such communications, or to the files of Seller’s Counsel, whether or not the Closing occurs. Without limiting the generality of the foregoing, upon and after the Closing, (A) to the extent that files of Seller’s Counsel constitute property of the client, only Seller and its Affiliates shall hold such property rights and (B) Seller’s Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or the Company by reason of any attorney-client relationship between Seller’s Counsel and the Company or otherwise. Section 10.20 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. Section 10.21 Liability of Financing Sources. Notwithstanding anything to the contrary contained herein, each Seller Party, the Company and any of their Affiliates shall not have any rights or claims against any Financing Source in connection with this Agreement, the Financing or the transactions contemplated hereby or thereby, and no Financing Source shall have any liability or obligation to, or be subject to any action, suit, proceeding or claim from, Seller, the Company or any of their Affiliates in connection with this Agreement, the Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that nothing in this Section 10.21 shall in any way limit any Financing Source’s obligations to Buyer under the Debt Commitment Letter; provided, further, that following the Closing, the foregoing will not limit the rights of the parties to the Financing under the Debt Financing Documents. No Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature. Section 10.22 Currency Adjustments. Any amount required to be paid by any Party to any other Party by this Agreement or any Ancillary Document will be paid in USD. Any amounts not denominated in USD representing amounts required to be paid by any Party to any other Party by this Agreement or any Ancillary Document, including with respect to the Remaining Intra Group Loan Agreement, will be converted to the USD equivalent of such non-USD amount based on the applicable currency conversion rate reported by the Bloomberg Historical Price Table for the last Business Day prior to the date such payment is required to be made. Section 10.23 Further Assurances. From and after the Closing, at the request of Buyer, the Seller Parties shall execute and deliver or cause to be executed and delivered to Buyer such other agreements or instruments, in addition to those required by this Agreement and any Ancillary Document, as Buyer may reasonably request, in order to implement the Transactions. Each Party shall cooperate

83 affirmatively with the other Parties, to the extent reasonably requested by such other Parties, to enforce rights and obligations herein provided. * * * * *

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written. HCST HUNGARY HOLDING VAGYONKEZELŐ KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG By: /s/ Jens Knöll Name: Jens Knöll Title: Managing Director H.C. STARCK GROUP GMBH By: /s/ Jens Knöll Name: Jens Knöll Title: Managing Director OPUS HOLDCO S.À R.L. By: /s/ Myriam Deltenre Name: Myriam Deltenre Title: Director (gérant) By: /s/ Andrew Howlett-Bolton Name: Andrew Howlett-Bolton Title: Director (gérant) MATERION CORPORATION By: /s/ Shelly M. Chadwick Name: Shelly M. Chadwick Title: Vice President, Finance and Chief Finance Officer